EXHIBIT 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:		)	Chapter 11
)
OAKWOOD HOMES CORPORATION,		)	Case No. 02-13396 (PJW)
et al.,[1]		)
	Debtors.	)	Jointly Administered
)
)
)

DISCLOSURE STATEMENT FOR REVISED FIRST AMENDED JOINT
CONSOLIDATED PLAN OF REORGANIZATION OF OAKWOOD HOMES
CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

Dated: September 9, 2003

MORRIS, NICHOLS, ARSHT & TUNNELL Robert J. Dehney (No. 3578) Derek C. Abbott (No. 3376) Daniel B. Butz (No. 4227) 1201 North Market Street P.O. Box 1347 Wilmington, Delaware 19899-1347 (302) 658-9200

- and -

RAYBURN COOPER & DURHAM, P.A.
C. Richard Rayburn, Jr.
Albert F. Durham
Patricia B. Edmondson
1200 Carillon, 227 West Trade Street
Charlotte, North Carolina 28202-1675
(704) 334-0891

Co-Counsel for Oakwood Homes Corporation,
et al., Debtors and Debtors In Possession

[1]	The Debtors are the following entities: Oakwood Homes Corporation, New Dimension Homes, Inc., Dream Street Company, LLC, Oakwood Shared Services, LLC, HBOS Manufacturing, LP, Oakwood MHD4, LLC, Oakwood Acceptance Corporation, LLC, Oakwood Mobile Homes, Inc., Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., Golden West Leasing, LLC, Crest Capital, LLC and Preferred Housing Services, LP.

I.	INTRODUCTION AND SUMMARY INFORMATION.	1
	A. Purpose Of This Document.	1
	B. Summary Information.	3
	C. The Confirmation Hearing, Voting Procedures, Bar Dates, And Other Important Deadlines.	11
	D. Important Notice And Cautionary Statement.	16
II.	DESCRIPTION OF THE DEBTORS, THEIR BUSINESS OPERATIONS, AND THEIR FINANCIAL CONDITION.	17
	A. General.	17
	B. Manufactured Homes.	18
	C. Retail Home Sales.	19
	D. Retail Financing And Servicing.	19
	E. Independent Dealer Retail Sales Financing.	20
	F. Independent Retailer Repurchase Obligations.	20
	G. Insurance.	21
	H. Competition.	21
	I. Regulation.	21
III.	PREPETITION DEBT AND EQUITY STRUCTURE OF THE DEBTORS.	22
	A. Description Of Prepetition Debt Structure Of Debtors.	22
	B. Description Of Prepetition Equity Structure Of The Debtors.	25
IV.	THE CHAPTER 11 CASES AND SIGNIFICANT POSTPETITION EVENTS.	26
	A. Significant Events Leading To The Commencement Of The Chapter 11 Cases.	26
	B. The Chapter 11 Filings.	27

i

	C.	“First Day” Motions.	27
	D.	Appointment Of The Official Committee Of Unsecured Creditors.	28
	E.	Employment Of Professionals.	28
	F.	Postpetition Debtor-In-Possession Financing And Use Of Cash Collateral.	29
	G.	Restructuring The Debtors’ Servicing Fees On RICs.	29
	H.	Creation Of Alternate Warehouse Trust.	30
	I.	Filing Of Schedule Of Assets And Liabilities And Statement Of Affairs.	31
	J.	Actions Implemented To Restructure The Debtors’ Business Operations.	31
	K.	Senior Management Retention Plan.	32
	L.	Claims Bar Date And Analysis.	32
	M.	Filing Of The First Plan And Disclosure Statement.	32
	N.	Extension Of The DIP Financing.	33
	O.	The WARN Act Litigation.	33
	P.	The Objection Of David L. Babson & Company, Inc. As Investment Advisor To Proposed Disclosure Statement For Revised First Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession (D.I. 1990).	34
	Q.	Alternatives and Exit Financing.	34
V.	SUBSTANTIVE CONSOLIDATION.		35
	A.	Substantive Consolidation For Purposes Of The Plan.	35
	B.	The Substantive Consolidation Of The Debtors’ Estates.	35
	C.	Order Granting Substantive Consolidation.	36
VI.	THE PLAN OF REORGANIZATION.		36
	A.	Funding Of Distributions Under The Plan.	36

	B.	Considerations Concerning Causes Of Action Under The Plan.	37
	C.	Considerations Concerning The Board Of Directors Of The Reorganized Debtors.	37
	D.	Considerations Concerning The Management Of The Reorganized Debtors.	38
	E.	Considerations Concerning The Issuance Of The New Common Stock.	38
	F.	Considerations Concerning The Issuance Of The New Warrants.	38
	G.	Considerations Concerning The REMIC Guarantee Claims.	39
	H.	Considerations Concerning Holders Of Claims In Class 4D.	39
	I.	Considerations Concerning The Claims Objection Deadline.	39
	J.	Considerations Concerning The Releases, Waivers, Injunctions And Exculpation Under The Plan.	40
VII.	FINANCIAL PROJECTIONS.		43
VIII.	ADDITIONAL CONSIDERATIONS REGARDING RISK.		44
IX.	CERTAIN TAX CONSEQUENCES OF THE PLAN.		47
	A.	General.	47
	B.	Federal Income Tax Consequences To The Debtors.	48
	C.	Federal Income Tax Consequences To Holders Of Claims.	51
	D.	Federal Income Tax Consequences To Holders Of Non-Debtor-Held Interests [Class 6A].	53
	E.	Information Reporting And Backup Withholding.	53
X.	CONFIRMATION PROCEDURES.		54
	A.	Voting And Right To Be Heard At Confirmation.	54
	B.	Hypothetical Liquidation Analysis.	56
	C.	Feasibility.	58

	D. Alternatives To The Plan.	58
XI.	RECOMMENDATION AND CONCLUSION.	59
EX. A	REVISED FIRST AMENDED JOINT CONSOLIDATED PLAN OF REORGANIZATION OF OAKWOOD HOMES CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION	A1
EX. B	FINANCIAL ANALYSIS
EX. B	Introduction	B3
	Basis Of Presentation	B4
	Sales Volume And Pricing – Retail And Manufacturing	B5
	Finance Revenue – Oakwood Acceptance Corporation	B6
	Insurance Commissions	B7
	Cost Of Goods Sold And Gross Margin	B7
	Selling And General Administrative Expenses	B7
	Whole Loan Sales / Securitizations	B8
	Federal Income Taxes	B8
	Working Capital	B8
	Capital Expenditures	B9
	Financial Analysis	B10
	Schedule 1 – Income Statement	B11
	Schedule 2 – Pro Forma Fresh Start Balance Sheet	B12
	Schedule 3 – Balance Sheet	B13
	Schedule 4 – Debt Balance Summary	B14
	Schedule 5 – Statements Of Cash Flows	B15
	Schedule 6 – Consolidated Recovery	B16
EX. C.	LIQUIDATION ANALYSIS

Introduction	C3
Basis Of Presentation	C4
Principal Assumptions – Asset Recoveries	C5
Recoveries And Distributions	C6

v

                  I.           INTRODUCTION AND SUMMARY INFORMATION.

                  Oakwood Homes Corporation (“Oakwood”), a North Carolina corporation, and fourteen of its direct and indirect subsidiaries and affiliated partnerships (the “Affiliated Debtors” and collectively with Oakwood, the “Debtors”) are debtors and debtors-in-possession in jointly-administered Chapter 11 cases that currently are pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors commenced their respective Chapter 11 Cases2 by filing voluntary petitions in the Bankruptcy Court on November 15, 2002.

                  The Debtors are joint proponents of the Revised First Amended Joint Consolidated Plan of Reorganization of Oakwood Homes Corporation and Its Affiliated Debtors and Debtors-in-Possession (the “Plan”), dated September 9, 2003, a copy of which is attached to this Disclosure Statement as Exhibit A. The purpose of the Plan is to, among other things, (a) restructure, compromise and discharge creditors’ Claims against, and stockholders’ Interests in, the Debtors, (b) reorganize the Debtors’ financial affairs and (c) permit the Reorganized Debtors to emerge from the Chapter 11 Cases as ongoing businesses.

                  A.           Purpose Of This Document.

                  The purpose of this Disclosure Statement is to enable the Debtors’ creditors and stockholders to make an informed judgment about whether to vote to accept or reject the Plan. This Disclosure Statement summarizes the provisions of the Plan and provides certain information relating to the Debtors, their Chapter 11 Cases, the Plan and the process the Bankruptcy Court will follow in determining whether to confirm the Plan.

                  The Bankruptcy Court has reviewed this Disclosure Statement and on October 3, 2003, determined that it contains adequate information and may be sent to you [Docket No. 2056]. The Bankruptcy Court, however, has not yet made a determination as to whether the Plan should be confirmed, and has not conducted an independent investigation of the factual and financial matters described herein.

[2]	Capitalized terms that are not defined in this Disclosure Statement shall have the meaning assigned to them in the Plan.

1

READ THIS DISCLOSURE STATEMENT CAREFULLY TO FIND OUT:

1.	HOW THE PLAN WILL AFFECT YOUR CLAIMS OR INTERESTS,

2.	WHAT RIGHTS YOU HAVE WITH RESPECT TO VOTING FOR OR AGAINST THE PLAN,

3.	HOW AND WHEN TO VOTE FOR OR AGAINST THE PLAN, AND

4.	WHAT RIGHTS YOU HAVE WITH RESPECT TO SUPPORTING OR OBJECTING TO THE PLAN.

          YOU SHOULD READ BOTH THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS) AND THE PLAN (INCLUDING THE PLAN SUPPLEMENT AND THE EXHIBITS) IN THEIR ENTIRETY. HOWEVER, THIS DISCLOSURE STATEMENT CANNOT TELL YOU EVERYTHING ABOUT YOUR RIGHTS. YOU SHOULD CONSULT YOUR OWN LEGAL, FINANCIAL AND TAX ADVISORS TO OBTAIN MORE SPECIFIC ADVICE ON HOW THE PLAN WILL AFFECT YOU AND WHAT IS THE BEST COURSE OF ACTION FOR YOU.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTORS IN GOOD FAITH AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BELIEVED TO BE CORRECT AT THE TIME OF THE FILING OF THE DISCLOSURE STATEMENT BASED UPON THE BEST INFORMATION THEN CURRENTLY AVAILABLE TO THE DEBTORS. ONCE APPROVED BY THE BANKRUPTCY COURT, THIS DISCLOSURE STATEMENT WILL NOT BE UPDATED BASED UPON SUBSEQUENT EVENTS. NO INFORMATION PROVIDED BY ANY PERSON OR ENTITY (INCLUDING THE DEBTORS’ AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, ACCOUNTANTS, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES) CONCERNING THE DEBTORS, THEIR OPERATIONS, FUTURE REVENUES, PROFITABILITY, VALUATIONS, OR OTHERWISE, OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT, HAS BEEN AUTHORIZED. ANY INFORMATION, REPRESENTATION, PROMISE, STATEMENT OR INDUCEMENT MADE TO SECURE OR OBTAIN ACCEPTANCES OR REJECTIONS OF THE PLAN THAT ARE OTHER THAN, OR ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY ANY PERSON IN ARRIVING AT A DECISION TO VOTE FOR OR AGAINST THE PLAN. ANY SUCH ADDITIONAL INFORMATION, REPRESENTATIONS, AND INDUCEMENTS SHOULD BE IMMEDIATELY REPORTED TO THE ATTENTION OF THE DEBTORS AND THE BANKRUPTCY COURT.

2

B.	Summary Information.

          The following information summarizes the terms of the Plan and describes your rights to be heard and vote with respect to the Plan.

          THE FOLLOWING INFORMATION IS A SUMMARY ONLY AND DOES NOT FULLY ADDRESS ALL OF YOUR RIGHTS, ALL PROVISIONS OF THE PLAN OR ALL OF THE CONSEQUENCES CONFIRMATION OF THE PLAN MAY HAVE ON YOUR RIGHTS. YOU ARE STRONGLY ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY AND TO CONSULT WITH YOUR LEGAL, FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO SUPPORT OR OPPOSE THE PLAN.

The Debtors and Their Businesses:	The Debtors design, manufacture and market manufactured and modular homes. In addition, they arrange financing for a portion of their retail sales and, as agent, provide a variety of insurance products to customers. The Debtors are among the major producers and retailers of manufactured homes and historically have originated consumer loans secured by the manufactured homes. The Debtors’ consolidated financial statements reflect that, for the fiscal year ended September 30, 2002, the Debtors, on a consolidated basis, generated net sales of approximately $927 million. As of December 31, 2002, the Debtors, on a consolidated basis, had approximately $812 million in assets and approximately $1.1 billion in liabilities.

Purpose of the Plan:	The Plan provides for a recapitalization of the Debtors through the restructure, compromise and discharge of the Debtors’ existing creditor Claims and stockholder Interests in a manner intended to enable the Debtors to emerge from their Chapter 11 Cases as an integrated viable business in the form of the Reorganized Debtors.

Basic Structure of the Plan:	Unless otherwise noted, most of the Debtors’ creditors will receive distributions of New Common Stock in the Reorganized Debtors or other consideration on or after the Plan’s Effective Date in satisfaction of their Claims. Only those parties that have Allowed Claims against the Debtors will receive consideration under the Plan. The amount and type of consideration a creditor will receive may depend upon whether the creditor’s Allowed Claim is (a) entitled to special priority under the Bankruptcy Code, (b) a Secured Claim, (c) an Unsecured Claim or (d) otherwise separately classified under the Plan.

3

The Plan groups most creditors and stockholders into various Classes of Claims and Interests and provides for the treatment of each Class. Certain creditors, such as Holders of Administrative Claims arising after the commencement of the Chapter 11 Cases, Holders of Fee Claims, and Holders of Allowed Priority Tax Claims, are not grouped in any Class, but nonetheless will be treated under the Plan.

Upon the Plan’s Effective Date, all Junior Notes, Senior Notes, B-2 REMIC Guarantees, the Resecuritization Note Put Option and Interests will be cancelled and the obligations represented by such instruments will be discharged. The new stockholders of the Reorganized Debtors after the Effective Date initially will consist of certain of the Debtors’ prepetition creditors, including, but not limited to, Holders of Senior Note Claims, Holders of Junior Note Claims, Holders of REMIC Guarantee Claims and Holders of Other Unsecured Claims.

Under the Plan, all of the Debtors’ assets and liabilities are deemed substantively consolidated for purposes of distributions to the Debtors’ creditors and stockholders. Thus, Holders of Unsecured Claims of one of the consolidated Debtors will receive the same treatment as Holders of Unsecured Claims of any of the other Debtors. Additionally, Holders of Claims against multiple Debtors on account of affiliate guarantees and co-obligations of multiple Debtors will be entitled to only one distribution from the Debtors’ consolidated Estates.

The Plan contains numerous other provisions governing, among other things, (a) the assumption, assumption and assignment and rejection of executory contracts and unexpired leases, (b) the continuation of management and the designation of new boards of directors for the Reorganized Debtors, (c) the restructuring of the Debtors’ various legal entities, (d) the resolution of Disputed Claims against the Debtors, (e) the Bankruptcy Court’s retention of jurisdiction following confirmation of the Plan and (f) the scope and nature of the Debtors’ discharge following confirmation. Please refer to the Plan itself for more detailed information.

Classifications and Treatment of Creditors’ Claims and Stockholders’ Interests Under the Plan:	The following Summary Table sets forth the classification and treatment of creditors’ Claims and stockholders’ Interests under the Plan. The descriptions in the Summary Table are only summaries and do not include all terms and conditions of the Plan. You are strongly advised to consult the relevant Plan provisions for a full description of the respective Classes and corresponding treatments under the Plan.

4

SUMMARY TABLE – CLAIMS

CLASS	CLAIM	STATUS	VOTING RIGHTS	RECOVERY[3]

Class 1	Priority Non-Tax Claims	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2A	Secured Tax Claims	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2B	1997 Bonds Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2C	1998 Bonds Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2D	Auto Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2E	Carolina Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2F	First American Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2G	Foothill Secured Claim	Impaired	Entitled to Vote	100.0%
Class 2H	Pulaski Bonds Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2I	Schmittauer Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2J	Thomas Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2K	U.S. Bank Secured Claim	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 2L	Other Secured and Setoff Claims	Unimpaired	Not entitled to Vote; Deemed to Accept	100.0%
Class 3	Convenience Claims	Impaired	Entitled to Vote	15.0%
Class 4A	Senior Note Claims	Impaired	Entitled to Vote	50.3%
Class 4B	Junior Note Claims	Impaired	Entitled to Vote	50.3%
Class 4C	REMIC Guarantee Claims	Impaired	Entitled to Vote	50.3%
Class 4D	Litigation Claims	Impaired	Entitled to Vote	50.3%

[3]	Schedule 6 to Exhibit B to this Disclosure Statement provides an analysis of the recoveries to each class of Claims and Interests and provides this estimate of their respective percentage recovery.

5

CLASS	CLAIM	STATUS	VOTING RIGHTS	RECOVERY[3]

Class 4E	Other Unsecured Claims	Impaired	Entitled to Vote	50.3
Class 5	Intercompany Claims	Substantively Consolidated	Not Entitled to Vote	N/A
Class 6A	Non-Debtor-Held Interests	Impaired	Entitled to Vote	Unknown
Class 6B	Debtor-Held Interests	Substantively Consolidated	Not Entitled to Vote	N/A

SUMMARY TABLE – TREATMENTS

CLASS DESCRIPTION[4]	TREATMENT UNDER THE PLAN

Class 1 (Priority Non-Tax Claims) Number of Filed Claims: 495 Amount of Filed Claims: $13,852,000 Amount of Scheduled Claims: $137,000 Estimated Amount of Allowed Claims: $7,400,000	Subject to the terms herein, and unless the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash from the Administrative/Priority Claims Reserve on or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Claim becomes an Allowed Claim.

Class 1 is an Unimpaired Class, and Holders of Class 1 Claims are not entitled to vote.

Classes 2A, B, C, D, E, F, H, I, J, K, L (Secured Claims)[5]

                  Number of Filed Claims: 65
                  Amount of Filed Claims: $2,250,000
                  Amount of Scheduled Claims: $59,341,000
                  Estimated Amount of Allowed Claims: $7,515,000
Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, each Holder of a Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant

[4]	The numbers included in this table have been prepared based on the following:

1) The claims have been reflected based on where the company believes the claims should be classified. The company is currently in the process of reconciling the claims.

2) All expunged claims are excluded.

3) All withdrawn claims are excluded.

4) All claims to be expunged as a result of the 5th, 6th, 7th and 8th Omnibus Objections are excluded.

5) Any scheduled liability that has been paid-in-full as allowed by the First Day Motions is excluded.

6) All cross-case duplicates are excluded.

[5]	These amounts include all Secured Claims (Classes 2A through 2L). These amounts include the pre-petition funded credit facility which has since been replaced by the DIP financing. Also included in the scheduled liability is the contingent liability resulting from the outstanding letters of credit as of the filing.

6

CLASS DESCRIPTION[4]	TREATMENT UNDER THE PLAN

collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral); (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date. Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released. To the extent a Claim is partially a Secured Claim based on an offset right and partially an Allowed Claim of another type, such Secured Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors or the Reorganized Debtor, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors and the turnover of any property of the Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Secured Claim.

These Claims are Unimpaired Classes, and Holders of these Class 2 Claims are not entitled to vote.

Class 2G (Foothill Secured Claims)	Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Foothill Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent, the relevant collateral, up to the unpaid amount of such Allowed Claim; provided, however, that such Distribution will only take place after the expiration of the letters of credit secured by such collateral. Upon receipt by the relevant Holder of

7

CLASS DESCRIPTION[4]	TREATMENT UNDER THE PLAN

such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

Class 2G is an Impaired Class, and the Holder of the Class 2G Claim is entitled to vote.

Class 3 (Convenience Claims)[6]	Subject to the terms herein, unless the Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive the lesser of (i) 15% of the unpaid amount of such Allowed Class 3 Claim and (ii) such Holder’s pro-rata share of $3,000,000.00 in Cash, in two equal installments, on the next two Distribution Dates, or as soon as reasonably practicable thereafter, at the election of the Debtors upon reasonable notice to the relevant Holders from the Convenience Class Reserve.

Class 3 is an Impaired Class, and Holders of Class 3 Claims are entitled to vote.

Class 4A (Senior Note Claims) Number of Filed Claims: 1 Amount of Filed Claims: $304,580,000 Amount of Scheduled Claims: $303,800,000 Estimated Amount of Allowed Claims: $303,837,000	Subject to the terms herein and unless the Holder of an Allowed Class 4A Claim who is the beneficial holder of such Class 4A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4A Claim who is the beneficial holder of such Class 4A Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All Senior Notes shall be deemed canceled.

Class 4A is an Impaired Class, and Holders of Class, and Holders of Allowed Class 4A Claims who are the beneficial holders of such Class 4A Claims are entitled to vote.

Class 4B (Junior Note Claims) Number of Filed Claims: 1 Amount of Filed Claims: $2,701,000 Amount of Scheduled Claims: $2,700,000 Estimated Amount of Allowed Claims: $2,702,000	Subject to the terms herein and unless the Holder of an Allowed Class 4B Claim who is the beneficial holder of such Class 4B Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4B Claim who is the beneficial

[6]	For the purpose of this chart, Convenience Class Claims (Class 3) are included in the Class 4E Other Unsecured Claims.

8

CLASS DESCRIPTION[4]	TREATMENT UNDER THE PLAN

holder of such Class 4B Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All Junior Notes shall be deemed canceled.

Class 4B is an Impaired Class, and Holders of Class, and Holders of Allowed Class 4B Claims who are the beneficial holders of such Class 4B Claims are entitled to vote.

Class 4C (REMIC Guarantee Claims) Number of Filed Claims: 9 Amount of Filed Claims: $1,016,778,938.12 Amount of Scheduled Claims: $274,764,000 Estimated Amount of Allowed Claims: $274,764,000	Subject to the terms herein and unless the Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4C Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All B-2 REMIC Guarantees and the Resecuritization Note Put Option shall be deemed canceled.

Class 4C is an Impaired Class, and Holders of Allowed Class 4C Claims who are the beneficial holders of such Class 4C Claims are entitled to vote.

Class 4D (Litigation Claims) Number of Filed Claims: 1,314 Amount of Filed Claims: $315,581,000 Amount of Scheduled Claims: $292,000,000 Estimated Amount of Allowed Claims: $35,000,000	Subject to the terms herein and unless the Holder of an Allowed Class 4D Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4D Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date.

Class 4D is an Impaired Class, and Holders of Allowed Class 4D Claims are entitled to vote.

9

CLASS DESCRIPTION[4]	TREATMENT UNDER THE PLAN

Class 4E (Other Unsecured Claims)[7] Number of Filed Claims: 4,523 Amount of Filed Claims: $289,859,000 Amount of Scheduled Claims: $179,852,000 Estimated Amount of Allowed Claims: $75,330,000	Subject to the terms herein and unless the Holder of an Allowed Class 4E Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4E Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date.

Class 4E is an Impaired Class, and Holders of Allowed Class 4E Claims are entitled to vote.

Class 6A (Non-Debtor-Held Interest)	Subject to the terms herein and unless the Holder of an Allowed Class 6A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 6A Claim in Oakwood shall receive its Ratable share of (a) the New Warrants for the New Common Stock of the New Holdco paid from the General Distribution Trust if eligible under section 1129(b)(2)(B)(ii) of the Bankruptcy Code or (b) the Equity Compensation, if available. All Interests in Oakwood shall be deemed canceled. If the Distributions for all Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E from the General Distribution Trust result in 100% recovery for such Holders prior to the earlier of the exercise or expiration of the New Warrants, the Holders of New Warrants shall receive a Distribution, with such Distribution being an amount up to the value of the New Warrants as determined in the agreement concerning the New Warrants.

Class 6A is an Impaired Class, and all Holders of Allowed Class 6A Claims are entitled to vote.

[7]	The claimed and scheduled totals for Class 4E include various contingent claims (floorplan guarantees and other guarantees). The claimed and scheduled amounts are generally stated at the maximum potential liability of the contingent claim. The Debtors’ belief that the actual liquidated claim will be less than the maximum potential liability is reflected in the lower claim estimate per the disclosure statement.

10

C.	The Confirmation Hearing, Voting Procedures, Bar Dates, And Other Important Deadlines.

1.	Time And Place Of The Confirmation Hearing.

          The Plan cannot become effective until after it has been confirmed by the Bankruptcy Court and the conditions to the Effective Date set forth in the Plan have either been satisfied or waived.

          The hearing to determine whether the Bankruptcy Court will enter the Confirmation Order to confirm the Plan will take place on November 26, 2003 at 10:30 a.m. in the Courtroom of the Honorable Peter J. Walsh, United States Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be continued from time to time without further notice.

2.	Entities Entitled To Vote On The Plan.

          Prior to the Confirmation Hearing, certain Holders of Claims and Interests will have an opportunity to vote to accept or reject the Plan. Pursuant to the Bankruptcy Code, only Holders of Allowed Claims and Interests in Classes 2G, 3, 4D, 4E and 6A and those Holders who are the beneficial holders of Allowed Claims in Classes 4A, 4B, and 4C (the “Voting Classes”) are entitled to vote on the Plan because these Classes are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, but will nonetheless receive Distributions under the Plan. The impairment of a Claim or Interest generally occurs if the legal, equitable, or contractual rights of the Holder are altered. Classes 1, 2A, 2B, 2C, 2D, 2E, 2F, 2H, 2I, 2J, 2K and 2L are not Impaired and, therefore, are not entitled to vote and are deemed to have accepted the Plan. Holders of Claims and Interests in Classes 5 and 6B are Insiders whose Claims or Interests will be substantively consolidated pursuant to the Substantive Consolidation Order. Holders of Claims or Interests in these Classes are not entitled to vote on the Plan.

          The Plan may be confirmed even if it is not accepted by each Voting Class. The Bankruptcy Code defines “acceptance” with respect to a Class of Impaired Claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class whose Holders cast Ballots. In the event that a Voting Class does not accept the Plan, the Debtors nonetheless will seek to have the Plan confirmed, provided that the Plan is “fair and equitable” and does not “unfairly discriminate” against the non-accepting Class of creditors or stockholders, as provided in section 1129 of the Bankruptcy Code.

          THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES TO THE HOLDERS OF IMPAIRED CLAIMS AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTEREST OF SUCH HOLDERS. THEY THEREFORE RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

3.	Deadline For Voting For Or Against The Plan.

11

          The Debtors are providing copies of this Disclosure Statement and Ballots, which include detailed voting instructions, to all known Holders of Claims in the Voting Classes. If you are entitled to vote as the Holder of an Allowed Claim in one of the Voting Classes, you may vote by completing the enclosed Ballot and returning the Ballot by the Ballot Deadline in the enclosed envelope to the Balloting Agent at the address identified on your Ballot. Initially, the Balloting Agent is BSI. If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other Person acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing.

          TO BE COUNTED, YOUR BALLOT (OR, IN THE CASE OF PUBLICLY HELD INSTRUMENTS, THE MASTER BALLOT CAST ON YOUR BEHALF) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RETURNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS AND RECEIVED BY THE BALLOTING AGENT NO LATER THAN NOVEMBER 19, 2003 AT 4:00 P.M., EASTERN TIME, OR IT WILL NOT BE COUNTED IN CONNECTION WITH CONFIRMATION OF THE PLAN. IN NO CASE SHOULD A BALLOT BE DELIVERED EITHER TO THE BANKRUPTCY COURT OR TO THE DEBTORS OR THEIR ATTORNEYS. ANY EXECUTED BALLOT THAT DOES NOT INDICATE EITHER ACCEPTANCE OR REJECTION SHALL NOT BE COUNTED.

          A Ballot cast with respect to the Plan does not result in the filing or allowance of a Claim. Nor does the casting of a Ballot relieve a creditor of the obligation to file a proof of Claim in a timely manner. The Debtors reserve the right to object to any Claims until the Claims Objection Deadline; provided, however, that Distributions may be made to Holders of Allowed Claims prior to the expiration of the Claims Objection Deadline upon agreement of the Reorganized Debtors and the Disbursing Agent. Notwithstanding any of the foregoing, the Debtors, the Reorganized Debtors or the Disbursing Agent may request from the Bankruptcy Court an extension of the Claims Objection Deadline.

4.	Deadline For Objecting To Confirmation Of The Plan.

          As noted, all Holders of Claims or Interests are entitled to be heard with respect to confirmation of the Plan, even if they are not eligible to vote to accept or reject the Plan. Objections to confirmation of the Plan must be filed with the Bankruptcy Court and served upon (a) counsel for the Debtors (Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, P.O. Box 1347, Wilmington, Delaware, 19899-1347, attention: Robert J. Dehney, Esq.; and Rayburn Cooper & Durham, P.A., 1200 Carillon, 227 West Trade Street, Charlotte, North Carolina, 28202-1675, attention: Albert F. Durham, Esq.); (b) counsel for the Committee (McCarter & English, 919 North Market Street, Suite 1800, Wilmington, Delaware, 19899, attention: William F. Taylor, Jr., Esq.; and King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, attention: Robert J. Stark, Esq.); (c) counsel for Greenwich (Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C., 919 North Market Street, Suite 1600, P.O. Box 8705, Wilmington, Delaware, 19899, attention: Laura Davis Jones, Esq.; and Kirkland & Ellis, 777 South Figueroa Street, Los Angeles, California, 90017, attention: Bennet L. Spiegel, Esq.); and (d) such other parties as are identified in the accompanying notice of the Confirmation Hearing so that they are received by no later than November 19, 2003, at 4:00 p.m., Eastern Time.

12

5.	Deadlines For Parties To Executory Contracts And Unexpired Leases To Assert Damage Claims And To Object To The Terms Of Assumption.

          Section 365 of the Bankruptcy Code allows the Debtors to assume, assume and assign, or reject executory contracts and unexpired leases to which the Debtors were parties as of the Petition Date. In order to assume, or assume and assign, a contract or lease, the Debtors must make provision for the cure of certain outstanding defaults as required by Section 365 of the Bankruptcy Code. If the Debtors reject a contract or lease, the contract or lease is deemed to have been breached by the Debtors immediately before the Petition Date, and the non-debtor party to the contract or lease may be entitled to an Unsecured Claim for damages resulting from such breach.

          Under the Plan, on the Effective Date, the Debtors will assume all executory contracts and unexpired real or personal property leases to which they are a party, excluding (a) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (b) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors, which may be modified by the Debtors up to ninety (90) days after the Effective Date, all of which contracts or leases shall be deemed rejected pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code, and (c) any and all executory contracts or unexpired leases rejected prior to entry of the Confirmation Order. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their businesses.

          If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4E; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Disbursing Agent, their successors or properties, unless a proof of such Claim is filed and served on the Disbursing Agent and the Claims Agent within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order. Failure to comply with this deadline shall forever bar the holder of a Claim from seeking payment thereof. See Article IX of the Plan for more information about how to comply with this deadline and to determine whether this deadline applies to you.

6.	Administrative Claims Bar Date.

          An Administrative Claim includes: (a) a Secured Claim entitled to superpriority pursuant to section 364(c) of the Bankruptcy Code and the Final DIP Agreement; (b) an Unsecured Claim, other than a Fee Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (i) the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for

13

services rendered, and personal injury claims); and (ii) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code; or (c) a Reclamation Claim that either has been granted priority under section 546(c)(2)(A) of the Bankruptcy Code or which the Debtors elect to treat as though such priority has been granted.

          All parties seeking payment of Administrative Expenses must file with the Bankruptcy Court and serve upon the Debtors a request for payment of such Administrative Claims prior to the applicable deadline set forth below, provided, however, that parties seeking payment of postpetition ordinary course trade obligations, postpetition payroll obligations incurred in the ordinary course of the Debtors’ postpetition business and amounts arising under agreements approved by the Bankruptcy Court or the Plan need not file such a request.

          With respect to Administrative Claims relating to the period from the Petition Date through September 30, 2003, except to the extent set forth in the Administrative Claim Bar Date Order, a Holder of such Administrative Claim must have filed a request for payment of such Claim by the applicable bar date in order to be eligible to receive Distributions under the Plan on account of such Administrative Claim. Failure to comply with these deadlines shall forever bar the holder of an Administrative Claim from seeking payment thereof. See the Administrative Claim Bar Date Order for more information about how to comply with this deadline and to determine whether this deadline applies to you.

          To be eligible to receive Distributions under the Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with the Claims Agent so as to be received on or before 4:00 p.m. (Eastern Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date, unless otherwise agreed to by the Debtors. Failure to comply with these deadlines shall forever bar the holder of an Administrative Claim from seeking payment thereof. See Section 2.9 of the Plan for more information about how to comply with this deadline and to determine whether this deadline applies to you.

7.	Fee Claims Bar Date.

          A Fee Claim includes: (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases or (b) a Claim of any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3) or 503(b)(4) of the Bankruptcy Code in which the Holder of the Claim files a timely request unless otherwise agreed to by the Debtors or the Reorganized Debtors.

          Prior to the Effective Date, all applications for payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with the Fee Order. After the Effective Date, all applications for payment of Fee Claims must be sent to the Reorganized Debtors and the Disbursing Agent and will be paid by the Reorganized Debtors or the Disbursing Agent, as appropriate, in the ordinary course, without further approval by the Bankruptcy Court.

14

Failure to comply with any deadlines shall forever bar the holder of a Fee Claim from seeking payment thereof. See Section 2.10 of the Plan for more information about how to comply with this deadline and to determine whether this deadline applies to you.

8.	Unsecured Claims Bar Date.

          An Unsecured Claim includes any claim that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) an Intercompany Claim; or (g) an Interest. All proofs of Claim for Unsecured Claims must have been filed with the Claims Agent by the general claims bar date established by the Bankruptcy Court, which was March 27, 2003. The Claims Agent is currently BSI.

9.	Materials To Be Filed In Support Of Confirmation.

          In support of confirmation of the Plan, the Debtors will file the Plan Supplement, to the extent not filed simultaneously with the Plan and the Disclosure Statement, at least five (5) Business Days prior to the deadline established for voting on the Plan. The Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. A copy of the Plan Supplement shall be mailed to the Creditors’ Committee, the members of the Creditors’ Committee and any Holder of a Claim or Interest that makes a written request for such Plan Supplement to the Debtors. At confirmation, the Debtors will ask the Bankruptcy Court to approve substantially the forms of the documents contained in the Plan Supplement pursuant to the Confirmation Order.

10.	Information Regarding The Plan.

          NO PERSON IS AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF VOTES WITH RESPECT TO THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS HERETO OR INCORPORATED HEREIN BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS OR APPROVED BY THE BANKRUPTCY COURT.

11.	Effective Date Of The Plan.

          The Effective Date of the Plan will occur on: (a) if no stay of the Confirmation Order is in effect, the date designated by the Debtors that is after the date all of the conditions set forth in the Plan have been satisfied or waived pursuant to the Plan; or (b) if a stay of the Confirmation Order is in effect, on the date designated by the Debtors that is after the later of: (i) the date such stay is vacated; and (ii) the date each condition set forth in the Plan has been satisfied or waived pursuant to the Plan (or such later date as may reasonably be agreed by the Debtors and the Creditors’ Committee after the Debtors have issued notice of the Effective Date).

15

D.	Important Notice And Cautionary Statement.

          The historical financial data relied upon in preparing the Plan and this Disclosure Statement is based on the Debtors’ books and records. The hypothetical liquidation analysis, projections, and other financial information have been developed by the Debtors with the assistance of their financial advisors. Nevertheless, the hypothetical liquidation analysis, projections, and other financial information are estimates only, and the timing, amount, and value of actual Distributions to creditors may be affected significantly by many factors that cannot be predicted.

          ALTHOUGH THE PROFESSIONAL ADVISORS EMPLOYED BY THE DEBTORS HAVE ASSISTED IN THE PREPARATION OF THIS DISCLOSURE STATEMENT BASED UPON FACTUAL INFORMATION AND ASSUMPTIONS RESPECTING FINANCIAL, BUSINESS, REGULATORY, AND ACCOUNTING DATA PROVIDED BY THE DEBTORS AND THIRD PARTIES, THEY HAVE NOT INDEPENDENTLY VERIFIED SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY THEREOF. IN ADDITION, MUCH OF THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECT TO AN AUDIT. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION, OR THAT ACTUAL VALUES OR FINANCIAL PERFORMANCE WILL COMPORT WITH THE ESTIMATES HEREIN.

          THE DEBTORS’ ACTUAL RESULTS OF OPERATIONS AND THE TIMING, AMOUNT, AND VALUE OF DISTRIBUTIONS UNDER THE PLAN MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE PROJECTED HEREIN. THE DEBTORS’ FUTURE OPERATIONS MAY BE AFFECTED BY NUMEROUS ECONOMIC, COMPETITIVE, REGULATORY, LEGISLATIVE, LEGAL, OPERATIONAL, AND OTHER FACTORS THAT CANNOT BE PREDICTED.

          THIS DISCLOSURE STATEMENT CONTAINS A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO THE PLAN AND THE DEBTORS’ ONGOING BUSINESS OPERATIONS. THE DEBTORS STRONGLY ADVISE THAT ALL PARTIES IN INTEREST REVIEW THESE RISK FACTORS CAREFULLY AND CONSULT WITH THEIR ADVISORS BEFORE VOTING ON THE PLAN OR OTHERWISE DECIDING TO SUPPORT OR OPPOSE CONFIRMATION.

          NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR OWN LEGAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

16

          THE NEW COMMON STOCK AND NEW WARRANTS TO BE ISSUED PURSUANT TO THE PLAN WILL NOT HAVE BEEN, AT THE TIME OF ISSUANCE, THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAW, AND WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION FROM THE SECURITIES ACT AND EQUIVALENT STATE LAW REGISTRATION PROVIDED BY BANKRUPTCY CODE SECTION 1145(a)(1).

          CAUTIONARY STATEMENT:

          INFORMATION INCLUDED IN THIS DISCLOSURE STATEMENT REGARDING THE DEBTORS CONTAINS STATEMENTS THAT MAY CONSTITUTE “FORWARD-LOOKING INFORMATION,” AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (“REFORM ACT”), INCLUDING INFORMATION CONCERNING THE DEBTORS’ PLAN AND PROJECTED FINANCIAL PERFORMANCE FOLLOWING THEIR EMERGENCE FROM BANKRUPTCY. THE FORWARD-LOOKING STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY THE RISK FACTORS SET FORTH IN THIS DISCLOSURE STATEMENT AND ARE BEING MADE PURSUANT TO THE PROVISIONS OF THE REFORM ACT AND WITH THE INTENTION OF OBTAINING THE BENEFITS OF THE “SAFE HARBOR” PROVISIONS OF THE REFORM ACT.

II.	DESCRIPTION OF THE DEBTORS, THEIR BUSINESS OPERATIONS, AND THEIR FINANCIAL CONDITION.

A.	General.

          Oakwood, which was founded in 1946, together with its debtor and non-debtor affiliates and related parties, designs, manufactures and markets manufactured and modular homes and arranges financing for a portion of its retail sales and of the retail sales of its homes by its independent dealer network. The Debtors also act as agent in locating a variety of insurance products for their customers. Following their emergence from these Chapter 11 Cases, the Debtors expect to retail their manufactured homes at centers operated by the Debtors located primarily in the southeastern and southwestern United States and at wholesale to independent retailers located throughout the United States. For customers choosing to purchase insurance, the Debtors historically assumed a portion of the related underwriting risk through their non-debtor captive reinsurance business. As part of their restructuring effort, the Debtors exited this aspect of the insurance business.

17

B.	Manufactured Homes.

          The Debtors manufacture a number of models of single-section homes as well as multi-section and modular homes consisting of two or more component parts that are joined at the home site. Each home contains a living room, dining area, kitchen, one, two, three or four bedrooms and one or two bathrooms, and is equipped with a hot water heater and central heating. Some homes are furnished with a sofa and matching chairs, dinette set, coffee and end tables, carpeting, lamps, draperies, curtains and screens. Optional furnishings and equipment include a range and oven, refrigerator, beds, a fireplace, washing machine, dryer, microwave oven, dishwasher, air conditioning, intercom, stereo systems, wet bar, vaulted ceilings, skylights, hardwood cabinetry and energy conservation items. The homes manufactured by the Debtors are primarily sold under the registered trademarks “Oakwood®,” “Golden West©,” “Schult®,” “Crest©,” “Marlette®,” “Freedom©” and as other private label homes.

          The Debtors purchase components and materials used in the manufacture of their homes on the open market and are not dependent upon any particular raw material supplier. However, if faced with a scarcity of certain raw materials, the Debtors may experience supplier allocation issues. The principal raw materials purchased by the Debtors for use in the construction of its homes are lumber, steel, aluminum, insulating materials, drywall and plastics. Steel I-beams, axles, wheels and tires, roof and ceiling materials, home appliances, plumbing fixtures, furniture, floor coverings, windows, doors and decorator items are purchased or fabricated by the Debtors and are assembled and installed at various stages on the assembly line.

          The Debtors’ manufactured homes are constructed and furnished at the Debtors’ manufacturing facilities and transported on wheels to the home sites. These homes are normally occupied as permanent residences but can be transported on wheels to new home sites. The Debtors’ modular homes are built in accordance with state or local building codes and therefore are similar in specifications and design to site-built homes. The Debtors’ modular homes range in size from 960 square feet to 3,355 square feet and include a variety of single story ranch homes, one-and-a-half-story homes, two-story homes, townhouses and duplex units, all of which can include attached garages built at the site by others.

          The Debtors formerly manufactured homes at thirty-two plants located in North Carolina, Texas, Georgia, Indiana, Oregon, Pennsylvania, Arizona, California, Colorado, Kansas, Minnesota, and Tennessee. Pursuant to the Plan, the Debtors will continue to operate plants located in North Carolina, Indiana, Oregon, Pennsylvania, Arizona, California, Kansas and Minnesota. As part of their restructuring efforts, the Debtors have closed a number of plants. Certain of the closed plants are currently being marketed for sale, while others have been sold. Currently, the Debtors are operating 14 plants.

          The Debtors furnish to each purchaser of a new home manufactured by the Debtors a limited warranty against defects in materials and workmanship, excluding equipment and furnishings supplied by others, which are frequently covered by the supplier’s warranties.

18

C.	Retail Home Sales.

          The Debtors operate their sales centers primarily under the names Oakwood® Mobile Homes and Freedom Homes©. Additionally, the Debtors operated Factory Certified Homes sales centers that sold primarily repossessed homes. Since 1999, the Debtors have been scaling back operations, closing both sales centers and manufacturing facilities. Although the Debtors will retain many of their sales centers pursuant to the Plan, some of the sales centers, including the substantial majority of the Factory Certified Homes locations, will be or are in the process of being closed as part of the Debtors’ reorganization. During the fiscal year ended September 30, 2002, substantially all of the Debtors’ retail sales of new homes were homes manufactured by the Debtors. The Debtors’ sales have traditionally been higher in the period from late spring through early fall than in the winter months.

          Each of the Debtors’ sales centers hires and trains sales personnel. Generally, each salesperson is paid a commission based on the gross margin of his or her sales and certain volume targets, and each general manager is paid compensation based on performance as measured by the profits of the sales center.

          The Debtors also sell their homes to independent retailers located throughout the United States. Sales to independent retail dealers accounted for approximately 70% of sales in fiscal 2003, 44% of sales in fiscal 2002, and 35% in fiscal 2001. The Debtors expect such sales to increase in the future because this market channel is less capital intensive.

D.	Retail Financing And Servicing.

          Significant factors affecting sales of manufactured homes are the availability and terms of financing. Through its finance subsidiary, the Debtors financed approximately 72% of units sold by their captive retail organization in 2002. During fiscal 2003, in an effort to maintain satisfactory liquidity and improve loan performance, the Debtors sharply curtailed internal financing and substantially raised credit standards for customers they were willing to finance. As a result, the internal financing percentage has been reduced drastically and is currently estimated to be less than 15% of homes sold via the Debtors’ own retail channel. The Debtors anticipate that this percentage will decline further in fiscal 2004. The sales reductions caused by credit tightening and the necessity to reduce internal financing have been reflected in the Debtors’ year to date operating results as well as their five-year forecast.

          The Debtors retain a security interest in all homes they finance with loans documented as either retail installment sales contracts or traditional mortgages (collectively, “RICs”). Debtor Oakwood Acceptance Corporation, LLC (“OAC”) funds its originations and purchases of RICs by participating in public and private asset securitization transactions. Securitization transactions historically have provided the most effective and least expensive financing technique for satisfying OAC’s liquidity needs and may remain the least expensive method of financing for the Debtors’ operations. Interruptions in the public markets for these securitizations were a key reason for management’s decision to limit loan originations.

19

          As part of the securitization process, OAC historically retained the contractual right to service all securitized RICs in exchange for a monthly fee. As part of its servicing duties, the governing pooling and servicing agreements require OAC to make P & I Advances to the securitization trusts. OAC also is required to make recoverable advances to the trusts for taxes and insurance to the extent not paid by an obligor of a RIC and to advance liquidation expenses incurred in connection with the repossession of homes collateralizing loans that default. Continuing to service securitized RICs with the enhanced priority of their servicing fee in the securitization proceeds as restructured pursuant to a Final Order of the Bankruptcy Court has substantial independent economic value. As a result of the reduction in loan origination volume, the size of the loan portfolio serviced by the Debtors will diminish, which will result in reduced servicing income in future years.

          Recent developments in the market for asset backed securities, and particularly those involving manufactured housing loans, have caused the Debtors to pursue other outlets for the sale of their loans. In March 2003, the Debtors, through their non-Debtor special purpose affiliates, completed a whole-loan sale and are currently pursuing a whole loan sale to a different purchaser. In addition, the Debtors have taken steps to reduce reliance on financings provided by securitizations, including moving most of their mortgage originations to the conforming loan market with outside lenders.

E.	Independent Dealer Retail Sales Financing.

          The Debtors provide some permanent financing for homes sold by certain independent dealers that sell the Debtors’ manufactured homes. During fiscal 2002, the Debtors financed approximately 38% of their manufactured units sold by independent dealers. During fiscal 2003, this percentage has dropped below 10%.

F.	Independent Retailer Repurchase Obligations.

          Substantially all of the independent retailers who purchase homes from the Debtors finance new home inventories through wholesale credit lines (the “Floor Plans”) provided by third parties. In these arrangements, a floor plan lender typically provides the retailer with a credit line for the purchase price of the home and maintains a security interest in the home as collateral. The retailer uses a Floor Plan to finance the acquisition of its display models, as well as to finance the initial purchase of a home from a manufacturer until a home buyer obtains permanent financing or otherwise pays the dealer for the installed home. Many of the Floor Plan lenders require the Debtors to enter into repurchase agreements under which the Debtors are obligated, upon default by the retailer, to repurchase any of the homes financed by the Floor Plan lender. Under the terms of such repurchase agreements, the Debtors typically agree to repurchase homes at prices scaled to the age of the units. As of the Petition Date, the Debtors estimate that their contingent liability under these repurchase agreements was approximately $101 million. Historically, the Debtors’ losses under these arrangements have not been significant. Since the Petition Date, the Debtors have assumed approximately $50 million in repurchase obligations.

20

G.	Insurance.

          In order to, among other things, facilitate retail purchases of their homes, the Debtors historically have sold, as agent for an unrelated domestic insurance company, property and casualty insurance to certain customers in connection with their purchase of a home. In addition, the Debtors entered the reinsurance business directly through their own captive, Bermuda-based reinsurer during 1997, when it, as a reinsurer, accepted certain risk of policies it had written or placed as agent, in exchange for standard reinsurance premiums. The Debtors began this in an attempt to allow the Debtors to participate more fully in the profitable income streams associated with the property and casualty insurance and service contract business. Shortly before the Petition Date, the Debtors exited the third party reinsurance business, and are arranging an orderly wind-down of their non-Debtor insurance subsidiary.

H.	Competition.

          The Debtors face serious competition in three major aspects of their operations: manufacturing, marketing and finance. There are numerous firms producing manufactured homes in the Debtors’ market areas, many of which are direct competitors. Some of these manufacturers, which sell the majority of their homes through independent dealers, are larger than the Debtors and have greater financial resources. Historically, certain of the financing sources in the industry were also larger than the Debtors and also had greater financial resources. Finally, there are numerous retail dealers in most locations where the Debtors conduct retail and financing operations. The Debtors compete with other manufacturers, retailers and finance companies on the basis of reputation, quality, financing ability, services, features offered and price.

          In addition, manufactured homes are a form of permanent, low-cost housing and therefore compete with other forms of housing, including site-built and prefabricated homes and apartments. Historically, manufactured homes have been financed as personal property with shorter term and higher interest financing than was available for site-built homes. In recent years, however, there has been a growing trend toward financing manufactured housing with maturities equal to those in traditional residential real estate finance, especially when the manufactured housing is attached to permanent foundations on individually-owned lots, as is frequently the case in the Debtors’ growing multi-section and modular homes markets. As a result, maturities for certain manufactured housing loans have moved closer to those for site-built housing.

I.	Regulation.

          A variety of laws affect the financing of manufactured homes by the Debtors. The Federal Consumer Credit Protection Act (Truth-in-Lending) and Regulation Z promulgated thereunder require written disclosure of information relating to such financing, including the amount of the annual percentage rate and the finance charge. The Federal Fair Credit Reporting Act also requires certain disclosures to potential customers concerning credit information used as a basis to deny credit. The Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination against any credit applicant based on certain specified

21

grounds. The Federal Trade Commission has adopted or proposed various Trade Regulation Rules dealing with unfair credit and collection practices and the preservation of consumer claims and defenses. The Federal Trade Commission’s Rules also require disclosure of a manufactured home’s insulation specification. Installment sale contracts and loans eligible for inclusion in the GNMA Program are subject to the credit underwriting requirements of the FHA. A variety of state laws also regulate the form of the installment sale contracts and loan documents and the allowable deposits, finance charges and fees chargeable pursuant to installment sale contracts and loan documents. The provision of insurance products as agent by the Debtors is subject to various state insurance laws and regulations which govern allowable charges and other insurance practices.

          While not subject to such, the Debtors model the manner in which they collect payments on RICs on the provisions of the Fair Debt Collection Practices Act. The Debtors are also subject to the Magnuson-Moss Warranty-Federal Trade Commission Improvement Act, which regulates descriptions of warranties on products. The descriptions and substance of the Debtors’ warranties are also subject to state laws and regulations. The Debtors’ manufacture of homes generally is subject to the National Manufactured Housing Construction and Safety Standards Act of 1974. In 1976, the Department of Housing and Urban Development promulgated regulations, which have been amended from time to time, under this Act establishing comprehensive national construction standards covering many aspects of manufactured home construction and installation, including structural integrity, fire safety, wind loads and thermal protection. The Debtors’ modular homes are subject to state and local building codes.

          The Debtors’ transportation of manufactured homes on highways, which is provided by unrelated third-party vendors, is subject to regulation by various federal, state and local authorities. Such regulations may prescribe size and road use limitations and impose lower than normal speed limits and various other requirements. Manufactured homes are also subject to local zoning and other regulations.

III.	PREPETITION DEBT AND EQUITY STRUCTURE OF THE DEBTORS.

A.	Description Of Prepetition Debt Structure Of Debtors.

1.	Foothill Prepetition Bank Facility.

          Prior to the Petition Date, the Debtors partially funded their operations through a $65 million credit facility established under the Prepetition Loan Agreement, dated January 22, 2002, by and among the Debtors, as borrowers, Foothill, as a lender and agent for the lenders, and certain other lenders specified therein (as amended by the First Amendment to Loan Agreement, dated July 2002 and the Second Amendment to Loan Agreement, dated July 31, 2002). As of the Petition Date, borrowings and letters of credit under this facility totaled approximately $52 million. The credit facility under the Prepetition Loan Agreement was secured by substantially all of the Debtors’ assets both tangible and intangible, real and personal, excluding loans held for sale. Pursuant to the Final Order [Docket No. 328] entered on

22

December 31, 2002, the Bankruptcy Court approved debtor-in-possession financing which, among other things, paid off the majority of this prepetition credit facility.

2.	Senior Notes.

          The Debtors issued 7.875% Senior Notes in the aggregate principal amount of $125 million due March 2004, and 8.125% Senior Notes in the aggregate principal amount of $175 million due March 2009 pursuant to an Indenture and First Supplemental Indenture, both dated March 2, 1999, between the Debtors and Bank One, N.A., f/k/a The First National Bank of Chicago. The debt under the Senior Notes is unsecured. U.S. Bank National Association was substituted as Indenture Trustee on January 10, 2000.

3.	Junior Notes.

          The Debtors issued 8% Junior Notes in the original principal amount of $17 million due June 1, 2007 pursuant to an Indenture and a First Supplemental Indenture, both dated March 1, 1992, and Junior Notes in the original principal amount of $23 million due June 1, 2007 pursuant to a Second Supplemental Indenture dated July 15, 1992, between the Debtors and First Union National Bank, f/k/a Delaware Trust Company. U.S. Bank Trust National Association was substituted as Indenture Trustee on April 2, 2001. Of the original Junior Notes, $2.6 million remained outstanding as of November 15, 2002, the balance having been retired in accordance with their terms. The debt evidenced by the Junior Notes is unsecured. The Junior Notes are not subordinate to the Senior Notes under the relevant Indentures.

4.	Industrial Revenue Bonds For Plants In Kosciusko County, And Elkhart County, Indiana.

          The Debtors are obligated under a loan agreement dated February 1, 1998, between Kosciusko County, Indiana and Schult Operating Company (now HBOS Manufacturing, LP) to pay all amounts equal to the principal and interest due under $6,200,000 Variable Rate Demand Economic Development Revenue Bonds Series 1998 (the “1998 Bonds”). The 1998 Bonds are secured by a letter of credit in the amount of $4,766,356.16 issued by Wells Fargo Bank, N.A. Repayment of claims arising from the letter of credit is secured by a mortgage from the Debtors on the plant constructed with 1998 Bond proceeds in Kosciusko County, Indiana. Fifth Third Bank, Indiana is the trustee under the trust indenture pursuant to which the 1998 Bonds were issued. At the Petition Date, the amount outstanding on the 1998 Bonds was $4.6 million.

          The Debtors are also obligated under a loan agreement dated October 1, 1997, between Elkhart County, Indiana and Schult Operating (now HBOS Manufacturing, LP) to pay all amounts equal to the principal and interest due under $1,500,000 Variable Rate Demand Economic Development Revenue Bonds, Series 1997 (the “1997 Bonds”). The 1997 Bonds are secured by a letter of credit in the amount of $896,282.19 issued by Wells Fargo Bank, N.A. Repayment of claims arising from the letter of credit is secured by a mortgage from the Debtors on the plant constructed with 1997 Bond proceeds in Elkhart County, Indiana. Fifth Third Bank,

23

Indiana is the trustee under the trust indenture pursuant to which the 1997 Bonds were issued. At the Petition Date, the amount outstanding on the 1997 Bonds was $865,000.

5.	Other Secured Debt.

          There are a number of other creditors who assert that they are allegedly secured by certain discrete real and personal property assets of the Debtors.

6.	REMIC Guarantees And The Resecuritization Note Put Option.

          Oakwood, through its wholly-owned finance subsidiary, OAC, originates RICs to finance the purchase of manufactured homes. Historically, when the aggregate number of RICs OAC had originated reached a critical mass, typically once every three months, the RICs were securitized and sold into the asset-backed market through non-Debtor Real Estate Mortgage Investment Conduit Securitization Trusts (“REMIC Trusts”). The REMIC Trusts are the issuers of pass-through certificates (“REMIC Certificates”) that may pay cash interest on a fixed or floating rate basis and represented undivided ownership interests in a pool of underlying RICs in the REMIC Trusts. Each REMIC Trust issues REMIC Certificates in multiple tranches. Typically, a series identifier will indicate the year and sequential issue number within each calendar year. For example, “1997-A” would indicate the first OAC securitization in 1997 and “1997-B” would indicate the second securitization in 1997.

          As previously noted, within a given series, the REMIC Certificates are separated into tranches, each having specific seniority and payment terms. While there is no distinction of collateral, as all tranches within a series are supported by the same pool of loans, the credit quality of a particular tranche is determined by a payment priority structure. Accordingly, holders of subordinated tranches generally receive higher interest rates, but will only receive principal payments after the principal of senior tranches has been paid in part or in full.

          In order to enhance the marketability of one of the most subordinated tranches of REMIC Certificates, Oakwood, in certain cases, provided a corporate guarantee (the “B-2 REMIC Guarantees”) that effectively guaranteed distributions on these tranches of REMIC Certificates (the “B-Piece REMIC Certificates”). The provisions of the REMIC Guarantees are complex, but, in general, if the underlying RICs held by the REMIC Trusts do not generate enough cash to service the B-Piece REMIC Certificates, Oakwood is obligated to fund the shortfalls.

          Prior to the Petition Date, Oakwood provided corporate guarantees of the collateral pools backing payments under the B-Piece REMIC Certificates in twenty REMIC Trusts. Oakwood’s B-2 REMIC Guarantees apply to the issues of B-Piece REMIC Certificates in the following REMIC Trusts: OMI Trust 1997-A, OMI Trust 1997-B, OMI Trust 1997-C, OMI Trust 1997-D, OMI Trust 1998-B, OMI Trust 1998-C, OMI Trust 1998-D, OMI Trust 1999-A, OMI Trust 1999-B, OMI Trust 1999-C, OMI Trust 1999-D, OMI Trust 1999-E, OMI Trust 2000-A, OMI Trust 2000-B, OMI Trust 2001-B, OMI Trust 2001-C, OMI Trust 2001-D, OMI Trust 2001-E, OMI Trust 2002-A and OMI Trust 2002-B. The B-2 REMIC Guarantees guaranteed payment of any shortfalls in principal and interest due to holders of B-Piece REMIC

24

Certificates on any monthly payment date by Oakwood. As of November 2002, the principal amount outstanding on the B-Piece REMIC Certificates guaranteed by the B-2 REMIC Guarantees was approximately $274.8 million. Oakwood provided B-2 tranche guarantees for approximately two-thirds of Oakwood’s securitizations.

          JPMorgan is the REMIC Trustee for individual REMIC Trusts and the Resecuritization Trust for which Oakwood has issued B-2 REMIC Guarantees. There were nine proofs of claim filed relating to the B-2 REMIC Guarantees. The REMIC Guarantee Claims, which include amounts for actual and contingent shortfalls of principal and interest payable from the non-debtor REMIC Trusts for the B-Piece REMIC Certificates, aggregate in excess of $1 billion. Set forth below is a list of the proofs of claim and the total amount asserted therein:

Total Amount Asserted in
REMIC Guarantee Claims	Proofs of Claim

OMI Trust 1997-A	$27,359,854.79
OMI Trust 1997-B	$26,658,007.02
OMI Trust 1997-C	$33,295,434.18
OMI Trust 1997-D	$29,276,262.89
OMI Trust 1998-B	$44,542,296.31
OMI Trust 1998-D	$78,565,879.52
OMI Trust 1999-A	$76,062,994.08
OMI Trust 1999-B	$95,906,495.67
The Resecuritization Trust	$605,111,713.66

Total REMIC Guarantee Claims	$1,016,778,938.12

          Whether, and to what extent, there ultimately are Allowed REMIC Guarantee Claims will depend on various factors, including the extent of payments of principal and interest received by holders of B-Piece REMIC Certificates from the non-debtor REMIC Trusts, and the resolution by the Bankruptcy Court of any objections to the allowance of the REMIC Guarantee Claims. The Debtors’ believe that the actual allowed amount of the REMIC Guarantee Claims could range anywhere from $0.00 to the claimed amount of $ 1,016,778,938.12. For the purposes of the Plan and the Disclosure Statement, the Debtors have used the approximate outstanding principal amount of $274.8 million for voting and estimated distribution purposes. The Debtors’ and all other parties’ rights to challenge or contest the allowance of the REMIC Guarantee Claims or their allowed amount are preserved in full. Included in the above claimed amounts is Oakwood’s obligation to the holder of a note secured, in part, by certain B-Piece REMIC Certificates and X REMIC Certificates (the “Resecuritization Note”) to purchase the Resecuritization Note on each payment date under the Resecuritization Note (the “Payment Date”), beginning with the Payment Date occurring in September 2011 and ending with the Payment Date occurring in September 2012 (the “Resecuritization Note Put Option”).

B.	Description Of Prepetition Equity Structure Of The Debtors.

          As of December 1, 2002, Oakwood had issued and outstanding 9,537,000 shares of Old Common Stock, par value $0.50 per share. Oakwood also granted options to purchase

25

shares of Old Common Stock and other equity related securities. On or about the Petition Date, the New York Stock Exchange, Inc. (the “NYSE”) announced that trading of the Old Common Stock on the NYSE should be suspended immediately based upon the failure to meet certain financial criteria. Subsequently, the NYSE submitted an application to the Securities and Exchange Commission to delist the Old Common Stock from the NYSE. The delisting of the Old Common Stock became effective on December 30, 2002. Oakwood has not paid dividends on the Old Common Stock during the past two fiscal years and the Old Common Stock is currently traded in the over-the-counter market. As of December 1, 2002, the Debtors estimate that there are 21,000 beneficial holders of Old Common Stock.

IV.	THE CHAPTER 11 CASES AND SIGNIFICANT POSTPETITION EVENTS.

A.	Significant Events Leading To The Commencement Of The Chapter 11 Cases.

          The manufactured housing industry as a whole expanded aggressively into an economic downturn that has been particularly severe for its traditional customer of modest means. At the same time, mortgage rates for site-built homes were, and still are, at a thirty-year low, which offset many of the cost advantages of manufactured homes because interest rates for manufactured housing loans exceed rates for conventional housing loans by an amount substantially greater than has historically been the case. Additionally, aggressive lending led to a high level of repossessed homes. The remarketing of these homes in competition with new homes depresses new home sales volume.

          In addition, many traditional industry lenders, including both Floor Plan lenders and retail lenders which provide financing to homebuyers, have left the industry over the last few years or have significantly curtailed operations. This includes leading industry lenders such as Conseco Finance Corporation, which filed for relief under Chapter 11 on December 18, 2002, and Deutsche Financial Services Corporation, which exited the industry. This reduction in available financing has led to a contraction of the dealer network and a sharp reduction in manufactured home sales.

          Through 1999, the Debtors expanded and leveraged themselves aggressively to support their rapid growth, which resulted in a heavier debt load than performance in declining markets after 1999 could support. Aggressive underwriting coupled with the current economic slowdown led to an unsustainable level of loan defaults on securitized RICs. The cost of servicing and the liquidity requirements for performing servicing duties increased with the defaults. At the same time, servicing receipts were decreasing due to credit losses because the servicing fees were subordinated to principal and interest on the B-Piece REMIC Certificates. Despite taking measures to counter negative pressures, the Debtors continued to experience financial difficulties.

          The Debtors decided to file for reorganization under Chapter 11 in order to protect and preserve their assets for the benefit of their stakeholders, restructure their balance sheet and access new working capital while continuing to operate as a going concern. This decision was based primarily upon the continued poor performance of loans originated, the extremely weak conditions in the manufactured housing industry and the deteriorating financial

26

terms in the asset-backed securitization market into which the Debtors sell their loans. Other factors contributing to the decision to commence these Chapter 11 Cases included the general economic recession, declining recovery rates in the repossession market, the substantial reduction in loan servicing fees received and the withdrawal of manufactured housing Floor Plan lenders offering financing to many of the Debtors’ wholesale dealers. Prepetition litigation was not a major factor in the Debtors’ decision to commence these Chapter 11 Cases.

B.	The Chapter 11 Filings.

          The Debtors commenced their respective Chapter 11 Cases by filing voluntary petitions under Chapter 11 of the Bankruptcy Code on November 15, 2002 (the aforementioned “Petition Date”). The Debtors’ Chapter 11 Cases are jointly administered and assigned to the Honorable Peter J. Walsh, United States Bankruptcy Judge for the District of Delaware.

          The Debtors have made progress toward their goal of reorganization during their respective Chapter 11 Cases. Among other things, the Debtors have: (a) maintained operations and negotiated new agreements with vendors and suppliers of critical goods and services; (b) obtained debtor-in-possession financing to enable the Debtors to continue operations; (c) developed a new business plan, which has been discussed extensively with the Debtors’ principal creditor constituencies and forms the basis for the Plan; (d) implemented significant improvements to the Debtors’ business operations, including reducing overhead and greatly improving the priority of servicing fees; (e) substantially completed the closure of certain plants, retail sales centers and offices; (f) negotiated the sale of certain surplus assets to reduce costs and generate cash; and (g) negotiated for additional or substitute Floor Plan financing. Moreover, the Debtors have devoted significant efforts to the development, negotiation, and filing of the Plan that is the subject of this Disclosure Statement, which Plan the Debtors believe provides for the fair and equitable treatment of creditors and will enable the Debtors to emerge from their Chapter 11 Cases as viable businesses.

C.	“First Day” Motions.

          On or after the Petition Date, the Debtors filed several “first day” motions relating to the ordinary course operations of their businesses. The Bankruptcy Court has entered Final Orders granting the Debtors’ motions either as requested or modified to some extent, but in either event permitting the Debtors to continue operations during the Chapter 11 Cases. The “first day” orders enable the Debtors to, among other things: (a) preserve customer relationships by authorizing the Debtors to honor certain obligations and continue certain programs and practices; (b) maintain employee morale and confidence by authorizing the Debtors to pay prepetition employment Claims and all costs and expenses incident thereto; (c) maintain critical vendor and supplier relationships and confidence by authorizing the Debtors to pay certain prepetition Claims; (d) ensure the continuation of the Debtors’ cash management systems and other business operations without interruption; and (e) establish certain other administrative procedures to promote a smooth transition into Chapter 11.

27

D.	Appointment Of The Official Committee Of Unsecured Creditors.

          On December 2, 2002, the United States Trustee appointed the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) pursuant to section 1002 of the Bankruptcy Code [Docket No. 97]. To date, the United States Trustee has appointed no other committees. The members of the Creditors’ Committee currently are:

Individual Actively Participating
Member Creditor	on Committee

JPMorgan Chase Bank (as Indenture Trustee for REMIC Certificates and noteholders)	James R. Lewis

U.S. Bank National Association (as Indenture Trustee for holders of Senior Notes)	Timothy J. Sandell

Absolute Recovery Hedge Funds, Ltd.	Wilbur L. Ross, Jr. and Joseph Mullin

Aegon USA Investment Management, LLC	James K. Baskin

Patrick Industries, Inc.	Michael W. Bakers

Carriage Industries, Inc.	Bradley J. Ellingson

LaSalle Bristol LP	James Montague

D.E. Shaw & Co., ex officio member	Max Holmes and Marc Sole

E.	Employment Of Professionals.

1.	Reorganization And Other Professionals Employed Pursuant To Bankruptcy Code Section 327.

          Pursuant to section 327 of the Bankruptcy Code, a debtor in possession or creditors’ committee may employ, after notice and a hearing, attorneys, financial advisors, and other professionals at the expense of the bankruptcy estate. The Debtors and the Creditors’ Committee have employed the following professionals in the Chapter 11 Cases with the Bankruptcy Court’s approval:

EMPLOYED PROFESSIONALS

Date
Professional	Scope of Representation	Approved

Morris, Nichols, Arsht & Tunnell	Bankruptcy Counsel to the Debtors	11/15/2002

Rayburn, Cooper & Durham, P.A.	Bankruptcy Counsel to the Debtors	11/15/2002

Hunton & Williams	Special Counsel to the Debtors	11/15/2002

Kennedy Covington Lobdell & Hickman L.L.P.	Special Counsel to the Debtors	11/15/2002

FTI Consulting, Inc.	Restructuring Advisors for the Debtors	11/15/2002

PricewaterhouseCoopers LLP	Accountants for the Debtors	11/15/2002

Akin Gump Strauss Hauer & Feld LLP	Former Counsel to the Creditors’ Committee	12/02/2002

28

Date
Professional	Scope of Representation	Approved

McCarter & English, LLP	Counsel to the Creditors’ Committee	12/02/2002

Deloitte & Touche LLP	Financial Advisors for the Creditors’ Committee	12/04/2002

Prime Locations, LLC	Real Estate Consultants for the Debtors	02/27/2003

The Core Network	Real Estate Consultants for the Debtors	02/27/2003

Andrew Davidson & Co., Inc.	Valuation Consultants for the Debtors	04/22/2003

Miller Buckfire Lewis Ying & Co., LLC	Financial Advisor and Investment Banker for the Debtors	07/21/2003

King & Spalding LLP	Replacement Counsel to the Creditors’ Committee	08/25/2003

          Pursuant to Final Orders, each of the professionals employed at the expense of the Debtors’ Estates are able to file monthly fee applications seeking payment of 80% of the fees and reimbursement for 100% of the expenses incurred during the applicable month. If no objection to a fee application is received on or before the applicable objection deadline, the Debtors are permitted to make payment of 80% of the fees and 100% of the expenses incurred by the relevant professional. The Bankruptcy Court may schedule a hearing to determine whether payment of the fees and the expenses incurred is appropriate. All fees and expenses paid to professionals are subject to final review and allowance, after notice and a hearing, in accordance with Bankruptcy Code section 330.

2.	Ordinary Course Professionals.

          Additionally, on December 18, 2002, the Bankruptcy Court entered a Final Order [Docket No. 271] permitting the Debtors to employ professionals utilized in the ordinary course of business.

F.	Postpetition Debtor-In-Possession Financing And Use Of Cash Collateral.

          Pursuant to a Final Order [Docket No. 328] entered on December 31, 2002, the Bankruptcy Court approved debtor-in-possession financing in the form of the Final DIP Agreement in the amount of $215 million from Greenwich secured by all of the assets of the Estates. This facility provides needed liquidity and expands the borrowing base by including in it certain financial assets created by OAC in servicing the REMIC Trusts. Under the Final DIP Agreement, the facility matures in November and must be paid in full once the Plan is confirmed and consummated.

          The Final DIP Agreement contains provisions that have required and continue to require the Debtors to meet certain goals in these Chapter 11 Cases, including various sales of RICs, the filing of the First Plan and First Disclosure Statement, the filing of this Disclosure Statement and Plan and the confirmation of the Plan by November 15, 2003.

G.	Restructuring The Debtors’ Servicing Fees On RICs.

          Prior to the Petition Date, the Debtors were not receiving most of their servicing fee from the REMIC Trusts because, in accordance with the Servicing Agreements, the rights to

29

receive those fees were subordinate to payments on the REMIC Certificates. As their annual servicing costs were substantial—in excess of $30 million—the Debtors needed to modify these arrangements in order to sustain their servicing operations. As a result, the Debtors sought to maintain their servicing operations while moving the payment of servicing fees to a priority position.

          After the Petition Date, the Debtors filed a motion for entry of an order pursuant to Sections 365 and 363(b) and (f) of the Bankruptcy Code authorizing OAC to, inter alia, (a) assume certain servicing agreements within the Pooling and Servicing Agreements (the “Servicing Agreements”), (b) assign its servicing rights under the Pooling and Servicing Agreements to Oakwood Servicing Holdings, Co., LLC (“OSHC”), a wholly-owned non-debtor subsidiary of OAC, and (c) enter into and perform its obligations as Subservicer under a Subservicing Agreement with OSHC.

          Because the Servicing Agreements provided that the servicing fee payable thereunder was subordinate to the right of holders of REMIC Certificates to receive payments of principal and interest only for so long as OAC was the Servicer, the assumption and assignment of the Servicing Agreements to OSHC elevated the servicing fee payable under the Servicing Agreements to senior status. Because OAC’s subservicing fee is payable from OSHC’s servicing fees, OAC’s subservicing fees effectively also are senior. In addition, the assumption and assignment of the Servicing Agreements increased the amount of the servicing fee payable under certain of the Servicing Agreements.

          Oakwood has acknowledged that the elevation of servicing fees to a senior position in the distribution of cash received by the REMIC trusts “has the effect of decreasing cash available to pay security holders in the REMIC trusts.” As a result, Oakwood “expects its obligations under the guarantees of [the B-2 REMIC Certificates] to increase substantially.” See Oakwood’s Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ending December 31, 2002.

          By Orders dated December 12, 2002, and January 15, 2003, this Court granted the relief sought in the above-referenced motion. Nothing in the Plan shall affect those Orders, the rights granted or preserved under those Orders, or the Servicing Agreements referenced in those Orders, including, but not limited to, the rights of the securitization trustees under the Servicing Agreements or the holders of certificates or notes issued by the resecuritization trusts whose assets are serviced pursuant to the Servicing Agreements.

H.	Creation Of Alternate Warehouse Trust.

          Pursuant to a Final Order [Docket No. 473] entered on January 23, 2003, the Bankruptcy Court granted the Debtors the authority to sell RICs to a limited purpose trust owned by an indirect downstream affiliate of OAC. This loan warehousing arrangement provides interim funding for RICs generated by OAC and is intended to help preserve the Debtors’ access to the securitization markets and other potential financing sources.

30

I.	Filing Of Schedule Of Assets And Liabilities And Statement Of Affairs.

          Sections 521(1) and 1106(a)(2) of the Bankruptcy Code and Bankruptcy Rule 1007 require the Debtors to file a schedule of assets and liabilities and statement of financial affairs, which contain information regarding the Debtor’s assets, liabilities, income, and other matters. The Debtors, individually, filed their Schedules of Assets and Liabilities and Statements of Financial Affairs on January 31, 2003.

J.	Actions Implemented To Restructure The Debtors’ Business Operations.

          Leading up to and after the Petition Date, the Debtors and their professionals evaluated the Debtors’ operations and financial condition in order to develop and implement a reorganization strategy that enables the Debtors to emerge from Chapter 11 as a profitable enterprise. Going forward, the Debtors are focused on enhancing the profitability of all their operations.

          On October 4, 2002, the Debtors announced the closing of forty retail sales centers. These closures continued a downsizing from a peak of 412 retail sales centers reached in 1999. At or around the same time, the Debtors idled or closed a number of manufacturing facilities, reducing the number of active plants to nineteen from a peak of thirty-two in 1999. Historically, the Debtors operated the plants to support the demand of both their captive retail centers and the independent retailer base. From the middle of 1999 until the end of fiscal 2002, the Debtors operated the plants at a reduced level in order to reduce inventory and to reflect lower demand.

          Pursuant to the operational restructuring plan implemented on the Petition Date, the Debtors announced the closing of seventy-five additional retail sales centers in eighteen states and the closing of five additional manufacturing facilities. The Debtors have hired two real estate firms to dispose of the properties and leases related to the closings. With the completion of these closings, the Debtors have turned their focus to those regions that hold the most promise for the Debtors’ long-term success.

          In April 2003, the Debtors substantially tightened their credit standards for retail installment financing and took other steps to reduce the amount of loans originated. As a result, internal financing of retail sales has fallen from 72% of unit sales in 2002 to a run rate of less than 15% of sales in 2003. This trend reduces the Debtors’ reliance on securitizations and their exposure to losses in the sale of retail installment contracts, but reduces the potential for servicing revenue.

          The implementation of the Debtors’ operational restructuring plan is ongoing and entails the following: (a) the closing of most, if not all, retail sales centers that have demonstrated consistently poor operating performance, poor credit performance and high incidence of customer litigation, as well as the manufacturing facilities that supply these stores; (b) the review of remaining retail sales centers on a store-by-store basis followed by the closing of those stores that consistently generate poor operating results or are located in areas that will be negatively impacted by tightening credit standards; (c) the adjustment of manufacturing capacity to a level

31

commensurate with expected future sales and the closing of plants with marginal current sales levels and the potential to become unprofitable following the closing of certain retail sales centers; (d) the closing of one loan origination location in Austin, Texas; (e) a significant reduction in the number of employees; and (f) a reduction of corporate overhead commensurate with a downsized company.

K.	Senior Management Retention Plan.

          On May 22, 2003, the Bankruptcy Court authorized the Debtors to implement a management retention plan, indemnification plan and severance program for certain of the Debtors’ officers. The retention plan for these officers consists of two types of merit-based retention payments: (i) payment of the officers’ previously unpaid performance-based bonuses, as set by the Debtors’ board of directors, for the fiscal 2002 year; and (ii) payment of the officers’ quarterly performance-based bonuses, as set by the Debtors’ board of directors with the consent of the Creditors’ Committee. The Creditors’ Committee has agreed to the officers’ performance-based bonuses for the second half of 2003. These retention payments are the continuation of the ordinary practice of the Debtors to award the Debtors’ officers merit-based incentive compensation. The severance program is designed to provide these officers with severance benefits in the event of their termination for any reason other than for cause. The severance benefits are to be held in an escrow account until the officers are entitled to receive them. The indemnification plan consists of $50,000 placed in an escrow account to cover the fees and expenses of defending the officers pursuant to Oakwood’s Articles of Incorporation and Section 9.5 of Oakwood’s By-Laws, if necessary. Pursuant to the Bankruptcy Court’s prior authorization, the Creditors’ Committee has also agreed to an emergence bonus payment.

L.	Claims Bar Date And Analysis.

          Pursuant to the Bar Date Order, the Bankruptcy Court established a general claims bar date in the Debtors’ Chapter 11 Cases of March 27, 2003. The Debtors also have scheduled certain Claims with respect to which no proofs of Claim have been filed. The Debtors believe that the total amount of Allowed Claims against their respective estates will be significantly lower than the amount asserted. Because of the large number of proofs of Claim filed, the complexity of many of these Claims, and the fact that many of the Claims are disputed and/or unliquidated, the Debtors will not have completed their analysis of all Claims prior to the Plan’s Effective Date.

          The Debtors reserve all rights and defenses with respect to the allowance or disallowance of any Claim not previously allowed by a Final Order of the Bankruptcy Court or pursuant to the terms of the Plan, and further with respect to the secured or priority status thereof.

M.	Filing Of The First Plan And Disclosure Statement.

          On February 18, 2003, the Debtors filed the [Proposed] Disclosure Statement For Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession (the “First Disclosure Statement”) and the Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated

32

Debtors And Debtors-In-Possession (the “First Plan”). The First Disclosure Statement and First Plan were filed by the Debtor in compliance with certain provisions of the Final DIP Agreement, which required that the Debtors file a plan of reorganization and a disclosure statement on or before February 18, 2003. On June 19, 2003, the Debtors initially filed this current Plan and Disclosure Statement. The substance of the Debtors’ plan of reorganization has not significantly changed between the Plan and the First Plan. The revision of the Plan and Disclosure Statement since June 19, 2003, contains no material changes, just the addition of certain exhibits and disclosures.

N.	Extension Of The DIP Financing.

          On July 14, 2003, the Debtors and the DIP Lenders entered into Amendment No. 4 to the Debtor-in-Possession Financing Agreement (the “DIP Amendment”). The DIP Amendment replaces all references to the Debtors’ original budget with references to the updated forecast dated July 1, 2003, reduces the total commitment from $140 million to $90 million, makes corresponding adjustments to the borrowing base, and extends the deadline for a final order of confirmation of a Plan of Reorganization to November 15, 2003. The Debtors believe that this amended facility provides adequate liquidity for the Debtors’ operations under its current business plan and adequate time for the confirmation of the Plan.

O.	The WARN Act Litigation.

          On March 27, 2003, certain former employees (the “WARN Act Claimants” or “Plaintiffs”) initiated a putative class action adversary proceeding in the bankruptcy cases alleging that the Debtors had violated the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 et seq. (the “WARN Act”) at two facilities located in Texas and alleging a basis to maintain the adversary proceeding as a class action (Adv. Pro. No. 03-52178 (PJW)). On May 3, 2003, Plaintiffs filed an amended complaint which, inter alia, alleged that the WARN Act was violated by the Debtors at three additional locations: in Tennessee, Georgia and North Carolina. On May 5, 2003, the Debtors filed their answer to the complaint and again on May 15, 2003, filed their answer to the amended complaint. By Order dated July 17, 2003 (D.I. 20 in Adv. Pro. No. 03-52178 (PJW)), the Court certified the class and appointed class counsel for all purposes.

          Additionally, on March 26, 2003, the WARN Act Claimants filed a proof of claim, styled as a “class proof of claim” in the Debtors’ bankruptcy cases (the “Claim”). By the Claim, the WARN Act Claimants assert total damages in the amount of $10,187,082.56. Of this amount, the WARN Act Claimants assert a priority claim of $7,440,000 under section 507 of the Bankruptcy Code.

          On June 4, 2003, the Debtors moved to transfer venue of the WARN Act litigation to the Middle District of North Carolina. At the hearing held on September 11, 2003, the Bankruptcy Court indicated that it would order the transfer of venue of the WARN Act litigation to the Western District of Texas. The WARN Act litigation has not been fully adjudicated.

33

          The Debtors believe that the Claim is significantly overstated. The Debtors have asserted certain affirmative defenses and are contesting liability for the claimed WARN Act violations. The Debtors intend to vigorously defend against the contentions asserted in the Claim and the WARN Act litigation.

          The law firm of Constangy, Brooks & Smith, LLC is representing the Debtors in the litigation.

P.	The Objection Of David L. Babson & Company, Inc. As Investment Advisor To Proposed Disclosure Statement For Revised First Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession (D.I. 1990).

          David L. Babson & Company, Inc. (“DLB”), as investment advisor and agent to certain beneficial owners of OMI Trust 2001-C certificates, has filed a request for allowance and immediate payment of an administrative expense claim (D.I. 1991) and a related objection to the disclosure statement (D.I. 1990). The Debtors dispute the allegations that the Debtors owe any such administrative expenses to this claimant, and the Debtors intend to vigorously defend this position. More specifically, the Debtors contend that the claimant has not incurred any damages due to OAC’s alleged failure properly to allocate and remit certain payments allegedly due to the beneficial owners of OMI Trust 2001-C certificates. DLB has served discovery on the Debtors, and the parties are attempting to resolve the request of DLB and its attendant objection. In the event that the claimants prevail with their administrative expense request, the Debtors believe that any administrative claim ultimately awarded to DLB would not be large enough to affect the feasibility of the Plan.

Q.	Alternatives and Exit Financing.

          In furtherance of the Debtors’ fiduciary duties, the Debtors considered alternatives to the stand-alone recapitalization as presented in this Disclosure Statement and Plan. In that regard, the Debtors engaged Miller Buckfire Lewis Ying & Co., LLC (“MBLY”) to, among other things, analyze and evaluate the Debtors’ business, find potential lenders for the Exit Facility and gauge the interest of various parties to purchase all or substantially all of the assets of the Debtors. To this end, certain parties expressed an interest in purchasing the Debtors. However, the Debtors ultimately decided, in consultation with the Creditors’ Committee, that these expressions of interest failed to yield a recovery to Holders of Allowed Unsecured Claims commensurate with that under a stand-alone reorganization, due to the cash-flow positive nature of the Debtors newly-restructured business.

          While several parties expressed an interest in purchasing the Debtors’ assets, the Debtors, in consultation with their advisor MBLY and the Committee, concluded that pursuing a sale at this time was not in the best interests of the Debtors and their various constituencies.

34

V.		SUBSTANTIVE CONSOLIDATION.

	A.	Substantive Consolidation For Purposes Of The Plan.

          Substantive consolidation is an equitable remedy which a bankruptcy court may be asked to apply in certain Chapter 11 cases involving affiliated debtors. As contrasted with procedural consolidation,8 substantive consolidation may affect the substantive rights and obligations of creditors and debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors; all of the debtors in the substantively consolidated group are treated as if they were a single corporate/economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored. However, substantive consolidation does not affect the debtors’ separate corporate existence or independent ownership of property for any purposes other than for making distributions of property under a plan of reorganization or otherwise as necessary to implement such plan.

          Entry of the Confirmation Order will constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for all purposes related to the Plan including, without limitation, for purposes of voting, confirmation and distribution. For purposes of distributions on account of Allowed Claims, the Debtors will be considered to be a single legal entity. This substantive consolidation has three major effects. First, it eliminates Intercompany Claims and Debtor-Held Interests from the treatment scheme. Second, it eliminates guarantees of the obligations of one Debtor by another Debtor. Finally, each Claim filed against any of the Debtors will be considered to be a single Claim against the consolidated Debtors.

B.	The Substantive Consolidation Of The Debtors’ Estates.

          The Plan contemplates and is predicated upon entry of the Substantive Consolidation Order, which shall effect the substantive consolidation of the Chapter 11 Cases into a single Chapter 11 Case solely for the purposes of all actions associated with confirmation and consummation of the Plan. Pursuant to the Substantive Consolidation Order, on the Confirmation Date or such other date as my be set by a final order of the Court, but subject to the occurrence of the Effective Date: (a) all Intercompany Claims shall be eliminated; (b) all assets and liabilities of the Debtors shall be merged or treated as though they were merged; (c) all prepetition and postpetition cross-corporate guarantees of the Debtors shall be eliminated; (d) all Claims based upon guarantees of collection, payment or performance made by one or more

[8]	Procedural consolidation is the administrative process (contemplated by Bankruptcy Rule 1015(b)) whereby the proceedings of two or more affiliated debtors are conducted as part of a single proceeding for the convenience of the bankruptcy court and parties in interest. Procedural consolidation does not affect the substantive rights of debtors or their respective creditors and interest holders.

35

Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (e) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of Reorganized Oakwood; (f) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against Reorganized Oakwood; (g) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against Reorganized Oakwood in the consolidated Chapter 11 Cases and shall be deemed a single obligation of Reorganized Oakwood under the Plan on and after the Confirmation Date; and (h) the Chapter 11 Cases of the Affiliate Debtors shall be closed.

          The Debtors, in consultation with their professionals, have concluded that the substantive consolidation of these Chapter 11 Cases is necessary to avoid harm or prejudice to multiple groups of creditors and to ensure an efficient Distribution of the Estates’ assets to Holders of Allowed Claims. In the Debtors’ business judgment, no one subsidiary can exist individually without the existence and support of at least one of its related parent subsidiaries since the operation of the Debtors’ businesses is interdependent upon the integrated relationships among the various Debtors.

C.	Order Granting Substantive Consolidation.

          Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, the Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases. Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as provided in the Plan on or before the Ballot Deadline, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

VI.	THE PLAN OF REORGANIZATION.

          Attached hereto as Exhibit A, in its entirety, is the Revised First Amended Joint Consolidated Plan Of Reorganization Of Oakwood Homes Corporation And Its Affiliated Debtors And Debtors-In-Possession, which is fully incorporated herein and shall be considered a portion of this Disclosure Statement. Certain notable provisions of the Plan are recited or described below. HOLDERS OF CLAIMS AND INTERESTS AND OTHER INTERESTED PARTIES MUST READ THE PLAN IN ITS ENTIRETY TO MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN. FOR AN ANALYSIS OF ESTIMATED RECOVERIES UNDER THE PLAN, HOLDERS OF CLAIMS AND INTERESTS SHOULD READ SCHEDULE 6 TO EXHIBIT B TO THIS PLAN.

A.	Funding Of Distributions Under The Plan.

          The Distributions to be made pursuant to the Plan will be available from (a) funds realized in connection with past operations of the Debtors and their non-debtor affiliates, (b) existing Cash assets of the Debtors including the Net Proceeds, (c) the liquidation of certain non-

36

Cash assets of the Debtors, and (d) the Exit Facility, the New Common Stock and the New Warrants.

          Debtors are currently negotiating an Exit Facility with $75.0 million in availability. As described in Exhibit B to this Disclosure Statement, this Exit Facility will be utilized to fund the estimated Cash exit requirements, including those Distributions to be made on the Initial Distribution Date, of $49.2 million. The balance of availability under the Exit Facility along with the estimated $20.0 million of Cash on hand will be available to the Reorganized Debtors for working capital purposes.

B.	Considerations Concerning Causes Of Action Under The Plan.

          All Causes of Action, including Avoidance Actions, shall be and hereby are preserved. Prosecution and settlement of such Causes of Action, including Avoidance Actions, shall be the sole responsibility of the Reorganized Debtors or the Disbursing Agent, pursuant to this Plan, and the Confirmation Order, and the Reorganized Debtors or the Disbursing Agent, as the case may be, shall pursue those Causes of Action, including Avoidance Actions, as appropriate, in accordance with their respective judgments, of what is in the best interests, and for the benefit of the Creditors and of the Estates. To the extent that any Avoidance Actions are allocated to the Disbursing Agent, such Disbursing Agent shall have all rights, powers, and interests of the Debtors, as debtors in possession, to pursue such Avoidance Actions as a representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code. The determination of whether the Causes of Action will remain with the Reorganized Debtors or will be transferred to the General Distribution Trust, under the supervision of the Disbursing Agent, has not been made at this time. This determination, once it is made by the Debtors in consultation with the Creditors’ Committee, will be so reflected in the Plan Supplement.

C.	Considerations Concerning The Board Of Directors Of The Reorganized Debtors.

          The initial Board of Directors for Reorganized Oakwood shall be comprised of seven (7) directors designated by the Creditors’ Committee. If the Creditors’ Committee does not so designate an initial Board of Directors, or designates an incomplete initial Board of Directors, the existing members of the Board of Directors of the Debtors shall so designate those remaining undesignated directorships. The initial boards of directors of the Reorganized Subsidiaries shall be the same as that of Reorganized Oakwood unless otherwise designated by the Board of Directors of Reorganized Oakwood. All such directors shall be deemed elected, and those directors not continuing in office shall be deemed removed therefrom, effective on the Effective Date, pursuant to the Confirmation Order. Such directors’ tenure and the manner of selection of new directors shall be initially as provided in the Amended and Restated Certificates of Incorporation and the Amended and Restated Bylaws. The Board of Directors of Reorganized Oakwood will have the full authority to remove or replace the management of any of the Reorganized Debtors as of the Effective Date.

37

D.	Considerations Concerning The Management Of The Reorganized Debtors.

          As described in Section 6.9 of the Plan, the initial officers of the Reorganized Debtors will be the existing officers of the Debtors. The purpose of keeping the existing officers is to maintain continuity and ensure that the Reorganized Debtors are able to smoothly operate in the ordinary course of business immediately after the Effective Date.

          Certain parties, including certain Holders of Class 4D Claims, have objected to the retention of the current officers as they allege that it was the mismanagement of the Debtors by the current officers that gave rise to their Claims. The Debtors believe that the interruption in the normal business operations of the Reorganized Debtors that would be created by mandating a new set of officers for the Reorganized Debtors on the Effective Date far outweighs the concerns raised by these objecting parties. Furthermore, as mentioned directly above, the new Boards of Directors of the Reorganized Debtors will have the full authority to remove or replace the officers on or after the Effective Date.

E.	Considerations Concerning The Issuance Of The New Common Stock.

          Under the Plan, 20,000,000 shares of common stock of Reorganized Oakwood, having a par value of $1.00 per share, will be authorized pursuant to Reorganized Oakwood’s Amended and Restated Certificate of Incorporation. Under the Plan, 10,000,000 shares are to be issued and distributed, which will constitute 100% of the total number of shares of such New Common Stock to be issued and outstanding on or immediately after the Effective Date with two exceptions. These exceptions are (i) an amount of New Common Stock may be set aside for certain performance-based compensation for the officers, directors and key employees of the Debtors; and (ii) an amount of New Common Stock may be set aside to pay the Exit Facility Lender pursuant to an agreement for an Exit Facility.

F.	Considerations Concerning The Issuance Of The New Warrants.

          The New Warrants to be issued under the Plan are devised so that holders of these New Warrants will only be able to exercise the New Warrants for New Common Stock once the New Common Stock held by the Holders of Senior Notes, Holders of Junior Notes, Holders of REMIC Guarantee Claims, Litigation Claims and Holders of Other Unsecured Claims reaches a value that results in a 100% recovery for such Holders of Claims. The New Warrants will have a maturity of seven years.

38

G.	Considerations Concerning The REMIC Guarantee Claims.

          The Debtors believe that due to certain negative tax consequences regarding Distributions to holders of B-2 REMIC Certificates on account of their status as Holders of Allowed REMIC Guarantee Claims, all Holders of Allowed REMIC Guarantee Claims arising from the B-2 REMIC Guarantees may be required to tender the underlying B-Piece REMIC Certificate, and thereby assign any future payments thereunder, to the Debtors in exchange for an Allowed REMIC Guarantee Claim in an Allowed Amount equal to the face amount of the B-Piece REMIC Certificate plus Allowed Interest. This would result in a slightly diluted recovery to Holders of Allowed Claims in Class 4A, Class 4B, Class 4D and Class 4E. The REMIC Trustees and Creditors’ Committee do not agree with the Debtors’ belief that such a tendering of the underlying B-Piece REMIC Certificate is either necessary or appropriate under the Bankruptcy Code. In any event the REMIC Trustees and Creditors’ Committee have made it clear that, at this time, they will not consent to such treatment.

H.	Considerations Concerning Holders Of Claims In Class 4D.

          Holders of Class 4D Claims include all Holders of (a) Claims against the Debtors asserted under lawsuits or complaints which are pending as of the commencement of the Chapter 11 Cases in any court, including, without limitation, state or federal court; (b) Claims against the Debtors subject to mediation or arbitration which are pending as of the commencement of the Chapter 11 Cases that could potentially be asserted under lawsuits or complaints in any court; or (c) Claims raised or made to the Debtors by any Person, including, without limitation, offices of state attorneys general, related to matters arising prior to commencement of the Chapter 11 Cases that could have been asserted under lawsuits or complaints in any court or could have been subject to mediation or arbitration.

          This definition includes all parties both currently litigating with the Debtors and all parties whose Claims are subject to the alternative dispute resolution process (“ADR”) approved by the Bankruptcy Court in the Order Approving Alternative Dispute Resolution Procedures (D.I. 850) entered on March 21, 2003. The Debtors expect litigation and ADR to continue after the confirmation of the Plan. As these Class 4D Claims are settled or otherwise decided by the relevant litigation or ADR, such Claims will become Allowed Claims and will be entitled to their Ratable share of the General Distribution Trust.

I.	Considerations Concerning The Claims Objection Deadline.

          To allow the Reorganized Debtors, whose Board of Directors is to be chosen by the Creditors’ Committee, as described above and in the Plan, a full and complete opportunity to analyze Claims, the Claims Objection Deadline is defined as the last day for filing objections to Claims and Interests, which day shall be the later of (a) one year after the Effective Date or (b) sixty (60) days after the filing of a proof of claim for, or request for payment of, such Claim or Interest, or such other date as the Bankruptcy Court may order; provided, however, that Distributions may be made to Holders of Allowed Claims prior to the expiration of the Claims

39

Objection Deadline upon agreement of the Reorganized Debtors and the Disbursing Agent. Notwithstanding any of the foregoing, the Debtors, the Reorganized Debtors or the Disbursing Agent may request from the Bankruptcy Court a further extension of the Claims Objection Deadline.

J.	Considerations Concerning The Releases, Waivers, Injunctions And Exculpation Under The Plan.

          The Plan provides for the following releases and exculpations:

1.	Limited Releases By Holders In Section 7.4 Of The Plan.

          Except as otherwise expressly provided in the Plan, on the Effective Date, in consideration for, or as part of, the treatment accorded to the Holders of Claims and Interests under the Plan, each Holder of a Claim or Interest that votes in favor of this Plan shall be deemed to (a) have released the Released Parties from any and all causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they individually or collectively theretofore or thereafter possessed or may possess related to or arising from the Debtors’ Chapter 11 Cases and (b) have agreed, pursuant to section 1123(a)(4) of the Bankruptcy Code, to the treatment received as a member of their Class under the Plan, unless such Holder of a Claim or Interest affirmatively opts out from granting such a release. Notwithstanding anything to the contrary in the Plan, the Plan shall not release or discharge any Claims held by the Securities and Exchange Commission (the “SEC”) against any non-debtors, or enjoin or restrain the SEC from instituting or enforcing any such Claims against any non-debtors.

          At least one group of Holders of Class 4D Claims has objected to this release by Holders provided under Section 7.4 of the Plan, on the grounds that such releases are impermissible under the Bankruptcy Code. The parties acknowledge that this is a confirmation issue to be resolved or determined at or before the Confirmation Hearing.

2.	Limited Releases By Debtors In Section 7.5 Of The Plan.

          As of the Effective Date, the Debtors shall be deemed to have waived and released the Released Parties from any and all Causes of Action, including Avoidance Actions, of the Debtors (including Claims which the Debtors otherwise have legal power to assert, compromise or settle in connection with their Chapter 11 Cases) arising on or prior to the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any Claim (a) in respect to any loan, advance or similar payment by the Debtors to any Released Party, (b) in respect of any contractual obligation owed by such Released Party to any of the Debtors, (c) in respect to any Claim based upon the willful misconduct of such Released Party, or (d) to the extent based upon or attributable to such Released Party gaining in fact a personal profit to which such Released Party was not legally entitled, including, without limitation, profits made from the purchase or sale of

40

equity securities of Oakwood which are recoverable by Oakwood pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended.

3.	Exculpation In Section 7.7 Of The Plan.

          The Released Parties and the Senior Indenture Trustee, the Junior Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall neither have nor incur any liability, in any form, to any Holder of a Claim or Interest, or a governmental entity on behalf of a Holder of a Claim or Interest, for any act or omission in connection with or arising out of their involvement in the filing and conduct of the Chapter 11 Cases, including the payment or partial payment of Claims arising prior to the Petition Date, the solicitation of votes for acceptance or rejection of the Plan, the pursuit of confirmation and consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for any liabilities which may arise under the statutes or regulations administered by the Securities and Exchange Commission or from any willful misconduct, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and applicable law.

4.	Injunction In Section 7.8 Of The Plan.

          The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property, including Self- Insurance Policies; (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property; (d) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property, except as contemplated or allowed by the Plan; (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (f) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

          At least one group of Holders of Class 4D Claims has objected to this injunction provided under Section 7.8 of the Plan, on the grounds that such injunctions are impermissible under the Bankruptcy Code. The parties acknowledge that this is a confirmation issue to be resolved or determined at or before the Confirmation Hearing.

41

5.	Waiver Of Certain Claims In Section 7.9 In The Plan.

          Subject to Section 6.4 of the Plan, but subject to the occurrence of the Initial Distribution Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Holders of Junior Note Claims, Senior Note Claims and REMIC Guarantee Claims and Junior Indenture Trustees, the Senior Indenture Trustees, the REMIC Trustees and the Resecuritization Trustee shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other or the Released Parties, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of the Junior Indenture, the Senior Indenture or any obligations under the B-2 REMIC Guarantees and the Resecuritization Note Put Option or any alleged priority or subordination in respect of Distributions received on account of Junior Note Claims, Senior Note Claims or REMIC Guarantee Claims.

6.	Release of Liens And Perfection Of Liens In Section 7.10 Of The Plan.

          Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each Holder of (i) a Secured Claim, (ii) a Claim that is purportedly secured and/or (iii) a judgment, personal property or ad valorem tax, mechanics’ or similar Lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (1) turn over and release to the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such Lien and/or Claim which shall automatically, and without further action by the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent, be deemed released; and (2) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors require(s) to evidence such Claim Holder’s release of such property or Lien, and if such Holder violates the Confirmation Order by refusing to execute appropriate documents or instruments, the Disbursing Agent or the Reorganized Debtors may, in its or their discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert to the Reorganized Debtors or the Estates, to be transferred to the Reorganized Debtors, the General Distribution Trust or Disbursing Agent, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

          Without limiting the automatic release provisions of the immediately preceding paragraph: (a) no Distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent (as applicable) such release of Liens or otherwise turns over and releases such Cash, pledge

42

or other possessory Liens; (b) such Holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date shall be deemed to have no Claim against the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder; and (c) the Debtors, the Reorganized Debtors or the Disbursing Agent (as appropriate), who shall be deemed to be appointed as attorney-in-fact for all such Holders of Lien Claims for the purpose of releasing such Liens, shall be authorized to use, and all authorities shall be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

7.	Explanation Of The Releases, Waivers, Injunctions And Exculpation Under The Plan.

          As set forth in detail above, the Plan includes broad releases and waivers of claims and causes of action that may be held by the Debtors or their Estates against the directors, officers and professionals of the Debtors, the Committee and the Committee’s professionals. The Plan also provides for the broad release and waiver of claims and causes of action held by Holders of Claims against the Released Parties.

          It is the intent of the Debtors that the scope of the releases, waivers, injunctions and exculpations granted cover those parties who have or may have any claims against the Debtors for contribution or indemnification either by contract, under the Debtors’ charters and/or bylaws, or under applicable law. The Debtors believe that such releases, waivers, injunctions and exculpations are both necessary and in the Debtors’ best interests due, in part, to the fact that certain of the parties have filed proofs of claim against various Debtor entities to ensure that they would be able to recover pursuant to those rights of indemnification or contribution. At this time, the Debtors have consulted with the Committee and the Debtors are unaware of any specific claims against the parties which are being released nor have there been any allegations of such claims which would be released; as such, the Debtors have undertaken no investigation regarding such potential claims.

          The Debtors believe that the releases, waivers, injunctions and exculpations being given to the Released Parties under the Plan are supported by valuable consideration and are consistent with applicable law. Any Person who accepts the Plan, either by affirmative vote or by the acceptance of the Plan by the consolidated Class in which such Person is a member, shall be deemed to have given the releases to the fullest extent provided by law, unless such Holder of a Claim or Interest affirmatively opts out from granting such a release.

          Various parties have contested the propriety of these Plan provisions under prevailing statutory and case authority. To the extent there is any objection to the propriety or scope of the releases, waivers, exculpations or injunctions under the Plan, these issues will be addressed in connection with the Plan confirmation.

VII.	FINANCIAL PROJECTIONS.

          Attached hereto as Exhibit B are financial projections of the consolidated Debtors containing, among other things: (a) a projected income statement; (b) a projected balance sheet; and (c) a projected cash flow statement (together, the “Projections”). All of the Projections are

43

presented on a consolidated basis for the Debtors, and project financial information on an annual basis for years 2003 through 2008.

          The Projections have been prepared by or under the direction of the Debtors’ management and have not been audited. The Projections present, to the best of the Debtors’ management’s current belief, the expected financial results for the periods projected, subject to the various assumptions set forth therein. Readers are urged to review carefully all of the notes and assumptions included in the Projections and to consult with their own financial, legal, and tax advisors regarding the same.

          THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH THOUGH CONSIDERED REASONABLE BY THE DEBTORS AT THE TIME THEY WERE PREPARED, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, REGULATORY, LEGISLATIVE, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS WILL INEVITABLY NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED, OR THAT WERE NOT THEN KNOWN TO THE DEBTORS, MAY BE MATERIALLY DIFFERENT FROM THOSE ASSUMED. THE PROJECTIONS THEREFORE MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

          INFORMATION INCLUDED IN THE PROJECTIONS CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH FORWARD LOOKING INFORMATION IS BASED ON INFORMATION AVAILABLE WHEN SUCH STATEMENTS ARE MADE AND IS SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS.

          THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS AND STRATEGIES OR PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS AT ANY TIME PRIOR TO OR AFTER THE EFFECTIVE DATE.

     VIII.    ADDITIONAL CONSIDERATIONS REGARDING RISK.

          The following disclosures are not intended to be inclusive and should be read in connection with the other disclosures contained in this Disclosure Statement and the Exhibits

44

hereto. You should consult your legal, financial, and tax advisors regarding the risks associated with the Plan and the distributions you may receive thereunder.

          Risks Associated with Concentrated Ownership of the New Common Stock and New Warrants: If the Plan is confirmed, ownership of a substantial number and percentage of shares of the New Common Stock will be concentrated among a relatively small number of holders. Sales of or offers to sell a substantial number of shares of New Common Stock, or the perception by investors, investment professionals, and securities analysts of the possibility of such sales, could affect adversely the market for and price of the New Common Stock to be issued under the Plan.

          Lack of Trading; Market Volatility: There can be no assurance that a market will develop for the New Common Stock issued pursuant to the Plan (or for any other security issued pursuant to the Plan). Although the Debtors will use reasonable efforts to cause the New Common Stock to be listed on a national securities exchange, it is unlikely that initial listing requirements will be satisfied on the Effective Date. Even if such securities are subsequently listed, there is no assurance that an active market for such New Common Stock will develop or, if any such market does develop, that it will continue to exist, or as to the degree of price volatility in any such market that does develop. Accordingly, no assurance can be given as to the liquidity of the market for the New Common Stock or the price at which any sales may occur. Finally, any creditor or stockholder who may be considered an “underwriter” under section 1145(b) of the Bankruptcy Code may not be able to resell the New Common Stock (or any other securities received under the Plan) without registration under securities laws, except in certain “ordinary course” transactions.

          Certain Risks Associated with the Chapter 11 Cases: The Debtors are parties to various material contractual arrangements under which the commencement of transactions contemplated by the Plan could, subject to the Debtors’ rights and powers under sections 362 and 365 of the Bankruptcy Code: (a) result in a breach, violation, default, or conflict; (b) give other parties thereto rights of termination or cancellation; or (c) have other adverse consequences on the operations of the Debtors or the Reorganized Debtors. The magnitude of any such adverse consequences may depend upon, among other factors, the diligence and vigor with which the other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect to such matters, and the ability of the Debtors or Reorganized Debtors to resolve such matters on acceptable terms through negotiations with such other parties or otherwise.

          Risks Relating to the Projections: The Debtors have prepared projections in connection with the development of the Plan and to present the projected effects of the Plan and the projected results of operations following the Effective Date of the Plan. These projections assume the Plan and transactions contemplated thereby will be implemented in accordance with their terms. The assumptions and estimates underlying such projections are inherently uncertain and are subject to, among other factors, business, economic, legislative, and competitive risks and uncertainties that could cause actual results to differ materially from those projected. Such uncertainties and other factors include approval by the Bankruptcy Court of the Plan and potential objections of third parties. Accordingly, the projections herein are not necessarily indicative of the future financial condition, results of operations, or equity value of the

45

Reorganized Debtors, which may vary materially from those projections. Consequently, the projections contained herein should not be regarded as a representation or guarantee by the Debtors, the Debtors’ advisors, or any other person that the projections herein can or will be achieved.

          Assumptions Regarding Value of Debtors’ Assets: It has been assumed in the preparation of the projections included in this Disclosure Statement that the historical book value of the Debtors’ assets generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtors (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the projections herein, there can be no assurance with respect thereto.

          Leverage, Liquidity, and Capital Requirements: In addition to Cash generated by operations, the Debtors’ principal sources of liquidity following their emergence from bankruptcy will be the proceeds of loan dispositions, exit financing in amounts necessary to repay the debtor-in-possession financing and Cash accumulated by the Debtors during the Chapter 11 Cases. After the Effective Date of the Plan, the Debtors expect that in addition to working capital requirements, repayment of the Debtors’ obligations under the exit financing and any notes issued pursuant to the Plan will impose liquidity requirements on the Debtors. Any increase in the interest rate pertaining to this indebtedness may reduce the funds available to the Debtors for their future operations. While the Debtors believe that they will have adequate liquidity to meet requirements following the Effective Date of the Plan, no assurances can be had in this regard. Any inability of the Debtors to service their indebtedness, obtain additional financing, as needed, or comply with the financial covenants contained in the debt instruments issued pursuant to the Plan could have a material adverse effect on the Debtors.

          Rising Cost and Availability of Labor: There can be no assurances that rising labor costs will not have a material adverse effect on the Debtors in the future.

          Rising Cost and Availability of Suppliers and Raw Materials: There can be no assurances that rising supplier and raw material costs will not have a material adverse effect on the Debtors in the future.

          Highly Competitive Industry: There can be no assurance that increased competition in the future will not adversely affect the Debtors’ financial condition and results of operations.

          Certain Risks of Non-confirmation: There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of Claims or Interests might challenge the adequacy of the Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code and/or Bankruptcy Rules. Even if the Bankruptcy Court were to determine that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it

46

were to find that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of Distributions to non-accepting Holders of Claims and Interests within a particular Class under the Plan will not be less than the value of Distributions such Holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. While there can be no assurance that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive Distributions at least as great as would be received following a liquidation pursuant to Chapter 7 of the Bankruptcy Code when taking into consideration all administrative expenses and costs associated with any such Chapter 7 case, as set forth further in the discussion of the Liquidation Analysis in Section X of the Disclosure Statement.

          The confirmation and consummation of the Plan are also subject to certain conditions. If the Plan were not to be confirmed, it is unclear whether the restructuring could be implemented and what distribution Holders of Claims or Interests ultimately would receive with respect to their Claims or Interests. If an alternative plan of reorganization could not be agreed to and confirmed, it is possible that the Debtors would have to liquidate their assets, in which case the Debtors believe that it is likely that Holders of Claims or Interests would receive substantially less than the treatment they will receive pursuant to the Plan.

     IX.     CERTAIN TAX CONSEQUENCES OF THE PLAN.

A.	General.

          The following discussion is a summary of certain United States federal income tax consequences of the Plan to the Debtors and certain holders of Claims and Interests. This description is for informational purposes only and, due to the lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan to the Debtors and to holders of Claims and Interests who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (“IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

          The following United States federal income tax consequences are based on the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS as in effect on the date hereof. Changes in such rules or new interpretations thereof

47

may occur, possibly with retroactive effect, and could significantly affect the United States federal income tax consequences described below.

          This summary does not address foreign, state or local tax consequences or any non-income tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in REMICs and pass-through entities).

          ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

B.	Federal Income Tax Consequences To The Debtors.

1.	Cancellation Of Indebtedness Income.

          Upon implementation of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be substantially reduced. In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) less than the “adjusted issue price” of the debt gives rise to cancellation of indebtedness (“COD”) income to the debtor. However, COD income that arises in a Title 11 bankruptcy case is not taxable. Instead, such COD income reduces certain of the debtor’s tax attributes, generally in the following order: (a) net operating losses (“NOLs”) for the year of the discharge and NOL carryforwards to such year; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the debtor’s depreciable and non-depreciable assets (but not below the amount of the debtor’s liabilities immediately after the discharge); and (f) foreign tax credit carryforwards. To the extent the amount of COD income exceeds the tax attributes available for reduction, the excess COD income is forgiven. A debtor may elect to alter the preceding order of attribute reduction and, instead, first reduce the tax basis of its depreciable assets and, possibly, the depreciable assets of its subsidiaries. The reduction in tax attributes occurs after the end of the tax year in which the debt discharge occurs.

          On August 29, 2003, the IRS issued temporary and proposed regulations providing rules regarding the reduction of tax attributes of a group of affiliated corporations filing a consolidated tax return (such as the Debtors) when one or more members of the group has COD income. In general, these regulations provide that the COD income of a member of an affiliated group first will reduce the NOLs and other tax attributes allocable to that member. If the amount of COD income exceeds such member’s tax attributes, the excess will be applied to reduce NOLs and certain other tax attributes (other than basis in assets) allocable to other

48

members of the affiliated group, on a pro rata basis. To the extent the COD income has the effect of reducing a member’s basis in the stock of a subsidiary, the subsidiary also will be required to reduce its tax attributes (including basis in assets). The Debtors have not yet determined what impact these new regulations will have on its NOLs and other tax attributes.

          In certain circumstances, COD income realized by a consolidated subsidiary that has an “excess loss account” (“ELA”) may cause the consolidated group to recognize taxable income. The Debtors have not determined the existence or amounts of any ELAs, or whether such ELAs would become taxable income upon implementation of the Plan.

          As a result of the discharge of Claims pursuant to the Plan, the Debtors expect to realize significant COD income. The amount of such COD income and the extent of the resulting tax attribute reduction will depend, in part, on the fair market value, as of the Effective Date, of the New Common Stock distributed to holders of Allowed Claims. Given the magnitude of the expected COD income, it is possible that the Debtors’ NOL and capital loss carryforwards could be significantly reduced or eliminated and that the respective Debtors’ tax basis in their assets also may be reduced.

2.	IRC Section 382 - Limitations On NOL Carryforwards.

          The Debtors anticipate that they will experience an “ownership change” (within the meaning of IRC Section 382) on the Effective Date as a result of the issuance of New Common Stock to holders of Allowed Claims pursuant to the Plan.

          Under IRC Section 382, if a corporation (or consolidated group) undergoes an “ownership change,” the amount of its pre-change losses (including certain losses or deductions which are “built-in,” i.e., economically accrued but unrecognized as of the date of the ownership change) that may be utilized to offset future taxable income generally is subject to an annual limitation. In general, the amount of the annual limitation to which the losses are subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” in effect for the month in which the ownership change occurs (4.74% for ownership changes occurring in October 2003). For a corporation (or consolidated group) in bankruptcy that undergoes an ownership change pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change, also with certain adjustments. The stock value in this case would take into account any increase in value resulting from the surrender of creditors’ claims. In the case of “built-in” losses and deductions (such as depreciation), the annual limitation applies only for five years after the ownership change and only to the extent of the “net” unrealized built-in loss as of the ownership change.

          Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

49

          The operation and effect of IRC Section 382 will be materially different from that just described if the Debtors are subject to the special rule for corporations in bankruptcy provided in IRC Section 382(l)(5). This special rule may apply where, immediately after a corporation’s emergence from bankruptcy, its shareholders and certain “qualified” creditors own at least 50% of the stock of the corporation. If this rule were to apply, the Debtors’ ability to utilize their pre-Effective Date NOLs would not be limited as described above. However, several other limitations would apply to the Debtors under IRC Section 382(l)(5), including (a) the Debtors’ NOLs would be calculated without taking into account deductions for interest paid or accrued in the portion of the current tax year ending on the Effective Date and all other tax years ending during the three-year period prior to the current tax year with respect to the Claims that are exchanged for New Common Stock pursuant to the Plan, and (b) if the Debtors undergo another ownership change within two years after the Effective Date, the Debtors’ IRC Section 382 annual limitation with respect to that ownership change would be zero. A corporation that qualifies for IRC Section 382(l)(5) may elect not to have its provisions apply, in which case the annual limitation rules described above would apply. The Debtors have not determined whether they would qualify for IRC Section 382(l)(5), or if they would elect to have the IRC Section 382(l)(5) rules apply to the ownership change that is expected to arise from the consummation of the Plan.

3.	Net Unrealized Built-in Loss Or Gain.

          As indicated above, IRC Section 382 can operate to limit built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a “net unrealized built-in loss” at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a “net unrealized built-in gain” at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gains in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. Such corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. Thus, a consolidated group can be considered to have both a net unrealized built-in loss and a net unrealized built-in gain. In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is expected that the Debtors will have a net unrealized built-in loss on the Effective Date.

50

4.	Alternative Minimum Tax.

          In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income at a 20% tax rate to the extent such tax exceeds the corporation’s regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards.

          In addition, if a corporation (or consolidated group) undergoes an ownership change within the meaning of IRC Section 382 and has a net unrealized built-in loss (as determined for AMT purposes) on the date of the ownership change, the corporation’s (or consolidated group’s) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

          Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

C.	Federal Income Tax Consequences To Holders Of Claims.

          The United States federal income tax consequences of the transactions contemplated by the Plan to a holder of Allowed Claims (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) whether the Claim and the consideration received in respect thereof are “securities” for federal income tax purposes; (2) the manner in which a holder acquired a Claim; (3) the length of time the Claim has been held; (4) whether the Claim was acquired at a discount; (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (6) whether the holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (7) the holder’s method of tax accounting; and (8) whether the Claim is an installment obligation for federal income tax purposes. Therefore, holders of Claims should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year.

1.	Accrued Interest.

          Under the Plan, cash or other property may be distributed or deemed distributed to certain holders of Claims with respect to their Claims for accrued interest. Holders of Claims for accrued interest that previously have not included such accrued interest in taxable income will be required to recognize ordinary interest income equal to the amount of cash or other property received with respect to such Claims for accrued interest. Holders of Claims for accrued interest that have included such accrued interest in taxable income generally may take an ordinary deduction to the extent that such Claim is not fully satisfied under the Plan (after allocating the

51

distribution between principal and accrued interest), even if the underlying Claim is held as a capital asset. The adjusted tax basis of any property received in exchange for a Claim for accrued interest will equal the fair market value of such property of the Effective Date, and the holding period for the property will begin on the day after the Effective Date. The extent to which consideration distributable under the Plan is allocable to interest is not clear. Holders of Claims are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.

2.	Market Discount.

          The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation (other than a debt obligation with a fixed maturity of one year or less) that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a “market discount bond” generally will be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor’s period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on the disposition of such bond.

3.	Holders Of Class Four Claims.

          A Holder of a Class Four Claim that receives New Common Stock in exchange for its Claim pursuant to the Plan will realize income, gain or loss for United States federal income tax purposes in an amount generally equal to the difference between (1) the fair market value on the Effective Date of the New Common Stock received in exchange for the Claim and (2) the holder’s adjusted tax basis in its Claim.

          Whether such income, gain or loss will be recognized will depend upon whether the exchange is treated as a “reorganization” for United States federal income tax purposes. In turn, this depends upon, among other things, whether any component of the Claim constitutes a “security” for United States federal income tax purposes. The determination of whether a debt instrument constitutes a security depends upon an evaluation of the term and nature of the debt instrument. Generally, corporate debt instruments with maturities of less than five years when issued are not considered securities, while corporate debt instruments with maturities of ten years or more when issued are considered securities.

          If an exchange of a Claim for New Common Stock is not treated as a reorganization, a holder of such Claim generally should, except as described in the next sentence, recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between (1) the fair market value of the New Common Stock (determined as

52

of the Effective Date) received in respect of its Claim and (2) the holder’s adjusted tax basis in its Claim. A holder should, however, recognize interest income to the extent it receives New Common Stock in respect of accrued interest or accrued market discount that have not already been included in income under the holder’s method of accounting (as described above under the headings “Accrued Interest” and “Market Discount”). A holder’s tax basis in the New Common Stock received in respect of its Claim generally should be equal to the fair market value of such New Common Stock on the Effective Date. The holding period for New Common Stock received pursuant the Plan should begin on the day after the Effective Date. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder previously claimed a bad debt deduction with respect to its Claim.

          If, on the other hand, a Claim is treated as a “security” and the receipt of New Common Stock in respect of such Claim were treated as a “reorganization” then, except as described below, (1) a holder would not recognize any gain or loss, with respect to all or part of its Claim, (2) its tax basis in the consideration received would reflect its tax basis in its Claim, and (3) its holding period with respect to such consideration would include the holding period of its Claim. A holder should, however, recognize interest income to the extent it receives New Common Stock in respect of accrued interest or accrued market discount that have not already been included in income under the holder’s method of accounting (as described above under the headings “Accrued Interest” and “Market Discount”). The precise treatment of the exchange would depend, in part, on which components of the Claim were treated as “securities” for federal income tax purposes.

D.	Federal Income Tax Consequences To Holders Of Non-Debtor-Held Interests [Class 6A].

          Ordinarily, the exchange of common stock in a corporation for warrants in that corporation is treated as a “recapitalization” for United States federal income tax purposes. Accordingly, if the receipt of New Warrants in exchange for Non-Debtor-Held Interests pursuant to the Plan is treated as a recapitalization, (i) a Holder of a Non-Debtor-Held Interest would not recognize gain or loss for federal income tax purposes as a result of the exchange of such Interests pursuant to the Plan, (ii) such a holder’s tax basis in the New Warrants received pursuant to the Plan would be equal to the aggregate tax basis in its Non-Debtor-Held Interests surrendered in exchange therefore and (iii) such a holder’s holding period for its New Warrants received pursuant to the Plan would include the holding period of its Non-Debtor-Held Interests surrendered in exchange therefor.

E.	Information Reporting And Backup Withholding.

          Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC’s backup withholding rules, a United States holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless

53

the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a United States person, the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.

          Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate Claim for refund with the IRS.

     X.     CONFIRMATION PROCEDURES.

          PERSONS CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about certain basic Plan confirmation issues, which they may wish to consider. The Debtors CANNOT and DO NOT represent that the discussion contained below is a comprehensive summary of the law on this topic.

          Many requirements must be met before the Bankruptcy Court can confirm the Plan. Some of the requirements discussed in this Disclosure Statement include acceptance of the Plan by the Voting Classes, whether the Plan can be confirmed even if one or more classes do not accept the Plan, whether the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the Plan is feasible. These requirements, however, are not the only requirements for confirmation.

A.	Voting And Right To Be Heard At Confirmation.

1.	Who May Support Or Object To Confirmation Of The Plan.

          Any party in interest may support or object to the confirmation of the Plan. As explained in further detail below, entities that may not have a right to vote (e.g., entities whose Claims or Interests belong to an Unimpaired Class or to a Class that will receive no Distribution under the Plan) may still have a right to support or object to the confirmation of the Plan.

2.	Who May Vote To Accept Or Reject The Plan.

          A creditor generally has a right to vote for or against the Plan if that creditor has a Claim that is both “allowed” for purposes of voting and classified in an Impaired Class. Notwithstanding the foregoing, under section 1126(g) of the Bankruptcy Code, impaired classes that will neither receive nor retain any consideration under a plan are deemed to have rejected the plan and do not vote.

54

          Under the Plan, only Holders of Allowed Claims and Interests in Classes 2G, 3, 4D, 4E and 6A and those Holders who are the beneficial holders of Allowed Claims in Classes 4A, 4B, and 4C (the aforementioned “Voting Classes”) are entitled to vote on the Plan. Holders of Claims in Classes 1, 2A, 2B, 2C, 2D, 2E, 2F, 2H, 2I, 2J, 2K and 2L are Unimpaired and deemed to have accepted the Plan. Holders of Claims and Interests in Classes 5 and 6B are Insiders whose Claims or Interests will be substantively consolidated pursuant to the Substantive Consolidation Order and are not entitled to vote on the Plan.

3.	What Is An Allowed Claim For Voting Purposes.

          As noted above, a creditor’s Claim must be “allowed” for purposes of voting in order for such creditor to have the right to vote. Generally, for voting purposes a Claim is deemed “allowed,” absent an objection to the Claim, if: (a) a proof of Claim was timely filed, or (b) if no proof of Claim was filed, the Claim is identified in the Debtors’ Schedule of Assets and Liabilities as other than “disputed,” “contingent,” or “unliquidated,” and an amount of the Claim is specified in the Schedules of Assets and Liabilities, in which case the Claim will be deemed allowed for the specified amount. In either case, when an objection to a Claim is filed, the creditor holding the Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or allows the Claim for voting purposes. Moreover, Bankruptcy Rule 3018(a) provides that, with respect to Holders of Senior Notes, Junior Notes, B-Piece Certificates and Old Common Stock, such Holders must be of record on the date that the Disclosure Statement is approved under section 1125 of the Bankruptcy Code in order to vote on the Plan.

          Note that the definition of “Allowed Claim” used in the Plan for purposes of determining whether creditors are entitled to receive Distributions thereunder may differ materially from that used by the Bankruptcy Court to determine whether a particular Claim is “allowed” for purposes of voting. Holders of Claims are advised to review the definitions of “Allowed Claim” and “Disputed Claim” in the Plan to determine whether they may be entitled to receive distributions under the Plan.

4.	What Is An Impaired Class Of Claims Or Interests.

          As noted above, a Claim or Interest that is “allowed” for voting purposes only has the right to vote if it is in a Class that is Impaired under the Plan and if that Class will receive or retain any consideration under the Plan. A Class is Impaired if the Plan alters the legal, equitable, or contractual rights of the Holders of Claims or Interests of that Class. As noted, under the Plan, all Classes are Impaired except Classes 1, 2A, 2B, 2C, 2D, 2E, 2F, 2H, 2I, 2J, 2K and 2L.

5.	Who Is Not Entitled To Vote.

          The Holders of the following types of Claims are not entitled to vote: (a) Claims that have been disallowed; (b) Claims that are subject to a pending objection and that have not been allowed for voting purposes; (c) Claims in Unimpaired Classes; (d) Claims entitled to priority pursuant to sections 507(a)(1), 507(a)(2), and 507(a)(7) of the Bankruptcy Code; and (e)

55

Claims in Classes that do not receive or retain any property under the Plan. Holders of Claims and Interests in Unimpaired Classes are not entitled to vote because such Classes are deemed to have accepted the Plan. Holders of Claims entitled to priority pursuant to sections 507(a)(1), 507(a)(2), and 507(a)(7) of the Bankruptcy Code are not entitled to vote because such Claims are not placed in Classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims and Interests in Classes that do not receive or retain any property under the Plan do not vote because such Classes are deemed to have rejected the Plan. Even if your Claim or Interest is of the type described above, you may still have a right to support or object to the confirmation of the Plan.

6.	Votes Necessary To Confirm The Plan.

          The Court cannot confirm the Plan unless: (a) at least one Impaired Class has accepted the Plan without counting the votes of any Insiders within that Class; and (b) either all Impaired Classes have voted to accept the Plan, or the Plan is eligible to be confirmed by “cramdown” with respect to any dissenting Impaired Class as discussed in section 1129(b) of the Bankruptcy Code.

7.	Votes Necessary For A Class To Accept The Plan.

          A Class of Claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims that actually voted have voted in favor of the Plan.

8.	Treatment Of Non-Accepting Classes.

          As noted above, even if all Impaired Classes do not accept the proposed Plan, the Bankruptcy Court may nonetheless confirm the Plan if the non-accepting Classes are treated in the manner required by the Bankruptcy Code. The process by which a Plan is confirmed despite rejections by non-accepting Classes and made binding on those Classes is commonly referred to as a “cramdown.” The Bankruptcy Code allows the Plan to be “crammed down” on non-accepting Classes of Claims or Interests if the Plan meets the requirements of section 1129(a)(1) through (a)(7) and 1129(a)(9) through (a)(13) of the Bankruptcy Code and if the Plan does not “discriminate unfairly” and is “fair and equitable” with respect to non-accepting Classes as those terms are defined in section 1129(b) of the Bankruptcy Code section.

9.	Request For Confirmation Despite Non-Acceptance By Impaired Classes.

          The Debtors have asked the Bankruptcy Court to confirm this Plan by cramdown on any Classes that are deemed to have rejected the Plan and on any Impaired Voting Class that does not vote to accept the Plan.

B.	Hypothetical Liquidation Analysis.

          Another confirmation requirement is the “Best Interest Test” or “Hypothetical Liquidation Test” incorporated in section 1129(a)(7) of the Bankruptcy Code. The test applies to

56

individual Holders of Unsecured Claims and Holders of Interests that are both (i) in Impaired Classes under the Plan, and (ii) do not vote to accept the Plan. Section 1129(a)(7) of the Bankruptcy Code requires that such Holders of Unsecured Claims and Holders of Interests receive or retain an amount under the Plan not less than the amount that such Holders would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.

          The Debtors do not intend that their Chapter 11 Cases actually will be converted to Chapter 7 liquidations. However, in order to apply the Best Interest Test, the Debtors have prepared a hypothetical liquidation analysis attached hereto as Exhibit C. The hypothetical liquidation analysis projects an estimate of what Holders of Unsecured Claims and Holders of Interests might receive in the event the Debtors’ Chapter 11 Cases were to be converted to Chapter 7 cases and the Debtors’ assets subsequently liquidated. The Debtors’ hypothetical liquidation analysis is based upon assumptions that the Debtors believe to be reasonable based upon the best information available to them. However, there are numerous economic, legal, operational, and other uncertainties that could dramatically change the results in an actual liquidation. Moreover, because the businesses in which the Debtors’ operate are highly regulated, there may be significant regulatory consequences and restrictions in a liquidation that cannot be predicted with any certainty. Thus, there can be no guaranty that an actual liquidation of the Debtors would result in the projected recoveries for Holders of Unsecured Claims and Holders of Interests.

          In a typical Chapter 7 case, a trustee is elected or appointed to liquidate the debtor’s assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Secured creditors generally are paid first from the sales proceeds of properties securing their liens. If any assets are remaining in the bankruptcy estates after the satisfaction of secured creditors’ claims from their collateral, administrative expenses generally are next to receive payment. Unsecured creditors are paid from any remaining sales proceeds, according to their respective priorities. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority. Finally, equity interest holders receive the balance that remains, if any, after all creditors are paid.

          The hypothetical liquidation analysis included in Exhibit C to this Disclosure Statement projects that Holders of Unsecured Claims and Holders of Interests would receive less consideration in the event the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code than under this Plan. Moreover, it is projected that Holders of Secured Claims would receive less than payment in full. Under the Plan, Holders of Priority Non-Tax Claims will receive payment in full, and most Holders of Unsecured Claims will receive Distributions of New Common Stock or Cash. Thus, the Debtors believe that all creditors will receive at least as favorable treatment under the Plan as they would in a hypothetical liquidation, and in fact, most creditors will receive far better treatment under the Plan. Holders of Old Common Stock will receive New Warrants under either the Plan or in a hypothetical liquidation, and thus would not be better off in a liquidation.

57

C.	Feasibility.

          The Bankruptcy Code requires that, in order for the Plan to be confirmed, the Debtors must demonstrate that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

          For purposes of determining whether the Plan meets the feasibility requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. Based upon the Projections set forth in Exhibit B hereto, which show continued availability under the Debtors’ revolving line of credit and net operating income in years 2003 through 2008, the Debtors believe that the Plan is feasible and that they will be able to make all payments required to be made pursuant to the Plan. HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO REVIEW CAREFULLY THE CAUTIONARY STATEMENTS INCLUDED IN SECTION I OF THIS DISCLOSURE STATEMENT AND THE ASSUMPTIONS INCLUDED IN THE PROJECTIONS IN CONNECTION WITH THEIR REVIEW OF THE SAME. AS NOTED THEREIN, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED.

D.	Alternatives To The Plan.

          If the Plan is not confirmed, in which case the Debtors default under the terms of the Final DIP Agreement, the Debtors (or if the Debtors’ exclusive period in which to file a plan has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve a sale or an orderly liquidation of the Debtors’ assets. The Debtors have explored various alternatives in connection with the formulation and development of the Plan. They believe that the Plan, as described herein, enables creditors to realize the most value under the circumstances. In a liquidation under Chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in a Chapter 7 case, and the expenses for professional fees would most likely be lower than those incurred in a Chapter 7 case. Although preferable to a Chapter 7 liquidation, the Debtors believe that a liquidation under Chapter 11 is a much less attractive alternative to creditors than the Plan because of the greater returns potentially provided by the Plan.

          The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtors, the recoveries projected to be available in liquidation are not likely to afford Holders of Claims as great a realization potential as does the Plan.

58

     XI.     RECOMMENDATION AND CONCLUSION.

          The Debtors believe that confirmation and implementation of the Plan are preferable to any of the feasible alternatives because the Plan will provide substantially greater recoveries for creditors. Accordingly, the Debtors urge Holders of Impaired Claims to vote to accept the Plan by so indicating on their Ballots and returning them as specified in this Disclosure Statement and on the Ballots.

Dated: September 9, 2003 Wilmington, Delaware	NEW DIMENSION HOMES, INC.

	By:	/s/ Robert A. Smith

		Name:	Robert A. Smith
		Title:	Vice President

DREAM STREET COMPANY, LLC

	By:	/s/ Robert A. Smith

		Name:	Robert A. Smith
		Title:	Vice President

OAKWOOD SHARED SERVICES, LLC

	By:	/s/ Robert A. Smith

		Name:	Robert A. Smith
		Title:	Vice President

HBOS MANUFACTURING, LP

	By:	Oakwood Mobile Homes, Inc., General Partner

	By:	/s/ Robert A. Smith

		Name:	Robert A. Smith
		Title:	Vice President

59

OAKWOOD MHD4, LLC

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

OAKWOOD ACCEPTANCE CORPORATION, LLC

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

OAKWOOD HOMES CORPORATION

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Executive Vice President

OAKWOOD MOBILE HOMES, INC.

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

SUBURBAN HOME SALES, INC.

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

60

FSI FINANCIAL SERVICES, INC.

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

HOME SERVICE CONTRACT, INC.

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

TRI-STATE INSURANCE AGENCY, INC.

By:	/s/ Robert A. Smith

	Name:	Robert A. Smith
	Title:	Vice President

GOLDEN WEST LEASING, LLC

By:	/s/ Randelle R. Smith

	Name:	Randelle R. Smith
	Title:	Vice President

CREST CAPITAL, LLC

By:	/s/ Randelle R. Smith

	Name:	Randelle R. Smith
	Title:	Vice President

61

PREFERRED HOUSING SERVICES, LP

By:	Oakwood Mobile Homes, Inc., General Partner

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

- and -

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ Daniel B. Butz

Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200

- and -

RAYBURN COOPER & DURHAM, P.A.
C. Richard Rayburn, Jr.
Albert F. Durham
Patricia B. Edmondson
1200 Carillon, 227 West Trade Street
Charlotte, North Carolina 28202-1675
(704) 334-0891

62

EXHIBIT A

PLAN OF REORGANIZATION

EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	)	Chapter 11
)
OAKWOOD HOMES CORPORATION,	)	Case No. 02-13396 (PJW)
et al.,[1]	)
Debtors.	)	Jointly Administered
)
	)	Hearing Date: November 26, 2003 @ 10:30 A.M.
	)	Objections Due: November 19, 2003 @ 4:00 P.M.

REVISED FIRST AMENDED JOINT CONSOLIDATED PLAN OF
REORGANIZATION OF OAKWOOD HOMES CORPORATION AND ITS
AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

Dated: September 9, 2003

MORRIS, NICHOLS, ARSHT & TUNNELL
Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200

- and -

RAYBURN COOPER & DURHAM, P.A
C. Richard Rayburn, Jr.
Albert F. Durham
Patricia B. Edmondson
1200 Carillon, 227 West Trade Street
Charlotte, North Carolina 28202-1675
(704) 334-0891

Co-Counsel for Oakwood Homes Corporation,
et al., Debtors and Debtors In Possession

[1]	The Debtors are the following entities: Oakwood Homes Corporation, New Dimension Homes, Inc., Dream Street Company, LLC, Oakwood Shared Services, LLC, HBOS Manufacturing, LP, Oakwood MHD4, LLC, Oakwood Acceptance Corporation, LLC, Oakwood Mobile Homes, Inc., Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., Golden West Leasing, LLC, Crest Capital, LLC and Preferred Housing Services, LP.

          PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE, NOTHING CONTAINED IN THIS PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THIS PLAN UNTIL SUCH TIME AS THE DEBTORS’ DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AND DISTRIBUTED, WITH APPROPRIATE BALLOTS, TO ALL HOLDERS OF IMPAIRED CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ENTITLED TO VOTE ON THE PLAN. THE DEBTORS RESERVE THE RIGHT TO FILE AMENDMENTS AND/OR MODIFICATIONS TO THE PLAN AND DISCLOSURE STATEMENT FROM TIME TO TIME UNTIL A DISCLOSURE STATEMENT AND PLAN PROPOSED BY THE DEBTORS IS APPROVED BY THE BANKRUPTCY COURT. REFERENCE IS MADE TO SUCH DISCLOSURE STATEMENT FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION, THE DEBTORS’ HISTORY, BUSINESSES, PROPERTIES, RESULTS OF OPERATIONS AND A SUMMARY AND ANALYSIS OF THIS PLAN. ALL HOLDERS OF CLAIMS AND INTEREST HOLDERS ARE HEREBY ADVISED AND ENCOURAGED TO READ THE DISCLOSURE STATEMENT AND THIS PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

          THIS PLAN AND THE DISCLOSURE STATEMENT HAVE NOT BEEN REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES WHETHER DEBT OR EQUITY OF THE DEBTORS SHOULD EVALUATE THIS PLAN IN LIGHT OF THE PURPOSES FOR WHICH IT WAS PREPARED.

          AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTUAL, THREATENED OR POTENTIAL ACTIONS, THIS PLAN AND THE DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED AS AN ADMISSION, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

ARTICLE I.	DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW			1
	1.1	Definitions.		1
		(1)	1997 Bonds Secured Claim	1
		(2)	1997-A Guarantee	1
		(3)	1997-B Guarantee	1
		(4)	1997-C Guarantee	1
		(5)	1997-D Guarantee	1
		(6)	1998 Bonds Secured Claim	2
		(7)	1998-B Guarantee	2
		(8)	1998-C Guarantee	2
		(9)	1998-D Guarantee	2
		(10)	1999-A Guarantee	2
		(11)	1999-B Guarantee	2
		(12)	1999-C Limited Guarantee	2
		(13)	1999-C Guarantee	2
		(14)	1999-D Guarantee	2
		(15)	1999-E Guarantee	2
		(16)	2000-A Guarantee	2
		(17)	2000-B Guarantee	2
		(18)	2001-B Guarantee	2
		(19)	2001-C Guarantee	2
		(20)	2001-D Guarantee	3
		(21)	2001-E Guarantee	3
		(22)	2002-A Guarantee	3
		(23)	2002-B Guarantee	3
		(24)	Administrative Claim Bar Date Order	3
		(25)	Administrative Claim	3
		(26)	Administrative/Priority Claims Reserve	3
		(27)	Affiliate Debtor	3
		(28)	Allowed Claim	3
		(29)	Allowed [Class Designation] Claim	4
		(30)	Allowed Interest	4
		(31)	Amended and Restated Bylaws	4
		(32)	Amended and Restated Certificates of Incorporation	4
		(33)	Auto Secured Claim	4
		(34)	Avoidance Actions	4
		(35)	B-2 REMIC Guarantees	4
		(36)	B-Piece REMIC Certificates	5
		(37)	Ballot	5
		(38)	Ballot Deadline	5
		(39)	Balloting Agent	5

(i)

(40)	Bankruptcy Code	5
(41)	Bankruptcy Court	5
(42)	Bankruptcy Rules	5
(43)	Bar Date Order	5
(44)	BSI	5
(45)	Business Day	5
(46)	Carolina Secured Claim	5
(47)	Cash	5
(48)	Cash Equivalents	6
(49)	Causes of Action	6
(50)	Chapter 11 Case	6
(51)	Claim	6
(52)	Claims Agent	6
(53)	Claims Objection Deadline	6
(54)	Class	6
(55)	Confirmation Date	6
(56)	Confirmation Hearing	6
(57)	Confirmation Order	7
(58)	Convenience Claim	7
(59)	Convenience Class Election	7
(60)	Convenience Class Reserve	7
(61)	Creditors’ Committee	7
(62)	Debtor-Held Interest	7
(63)	Debtors	7
(64)	Disbursing Agent	7
(65)	Disclosure Statement	7
(66)	Disclosure Statement Order	8
(67)	Disputed Amount	8
(68)	Disputed Claim	8
(69)	Distribution	8
(70)	Distribution Address	8
(71)	Distribution Date	8
(72)	Distribution Trust Agreement	8
(73)	Effective Date	8
(74)	Equity Compensation	8
(75)	Estate	9
(76)	Estimation Order	9
(77)	Executory Contract Schedule	9
(78)	Exit Facility	9
(79)	Exit Facility Lender	9
(80)	Face Amount	9
(81)	Fee Claim	9
(82)	Fee Claims Reserve	9
(83)	Fee Order	9
(84)	Final DIP Agreement	10
(85)	Final DIP Order	10

(ii)

(86)	Final Order	10
(87)	First American Secured Claim	10
(88)	Foothill collectively	10
(89)	Foothill Secured Claim	10
(90)	General Distribution Trust	10
(91)	Greenwich collectively	10
(92)	Holder	11
(93)	Impaired	11
(94)	Initial Distribution Date	11
(95)	Insider	11
(96)	Intercompany Claim	11
(97)	Interest	11
(98)	JPMorgan	11
(99)	Junior Indenture	11
(100)	Junior Indenture Trustee	12
(101)	Junior Indenture Trustee Charging Lien	12
(102)	Junior Indenture Trustee Prepetition Fees and Expenses	12
(103)	Junior Note Claim	12
(104)	Junior Notes	12
(105)	Lien	12
(106)	Litigation Claims	12
(107)	Net Proceeds	12
(108)	New Common Stock	13
(109)	New Holdco	13
(110)	New Warrants	13
(111)	Non-Debtor-Held Interest	13
(112)	OAC	13
(113)	Oakwood	13
(115)	OMI	13
(116)	OMI Trust 1995-B	13
(117)	OMI Trust 1996-A	14
(118)	OMI Trust 1996-B	14
(119)	OMI Trust 1996-C	14
(120)	OMI Trust 1997-A	14
(121)	OMI Trust 1997-B	14
(122)	OMI Trust 1997-C	14
(123)	OMI Trust 1997-D	14
(124)	OMI Trust 1998-A	14
(125)	OMI Trust 1998-B	15
(126)	OMI Trust 1998-C	15
(127)	OMI Trust 1998-D	15
(128)	OMI Trust 1999-A	15
(129)	OMI Trust 1999-B	15
(130)	OMI Trust 1999-C	15
(131)	OMI Trust 1999-D	15

(iii)

(132)	OMI Trust 1999-E	15
(133)	OMI Trust 2000-A	15
(134)	OMI Trust 2000-B	16
(135)	OMI Trust 2000-C	16
(136)	OMI Trust 2000-D	16
(137)	OMI Trust 2001-B	16
(138)	OMI Trust 2001-C	16
(139)	OMI Trust 2001-D	16
(140)	OMI Trust 2001-E	16
(141)	OMI Trust 2002-A	16
(142)	OMI Trust 2002-B	17
(143)	Other Secured and Setoff Claims	17
(144)	Other Unsecured Claims	17
(145)	Person	17
(146)	Petition Date	17
(147)	Plan	17
(148)	Plan Supplement	17
(149)	PNC	17
(151)	Priority Non-Tax Claim	17
(152)	Priority Tax Claim	18
(153)	Pulaski Bonds Secured Claim	18
(154)	Quarterly Distribution Date	18
(155)	Ratable, Ratably or Ratable Share	18
(156)	Reclamation Claims	19
(157)	Record Date	19
(158)	Released Parties	19
(159)	REMIC Guarantee Claims	19
(160)	Resecuritization Note	19
(161)	Resecuritization Note Put Option	19
(162)	REMIC Trustees	20
(163)	REMIC Trusts	20
(164)	Reorganized Debtors	20
(165)	Reorganized Oakwood	20
(166)	Reorganized Subsidiaries	20
(167)	Resecuritization Trust	20
(168)	Resecuritization Trustee	20
(169)	Schedule of Assets and Liabilities	20
(170)	Schmittauer Secured Claim	20
(171)	Secured Claim	20
(172)	Secured Tax Claims	21
(173)	Self-Insurance Claim	21
(174)	Self-Insurance Policy	21
(175)	Senior Indenture	21
(176)	Senior Indenture Trustee	21
(177)	Senior Indenture Trustee Charging Lien	21

(iv)

		(178)	Senior Indenture Trustee Prepetition Fees and Expenses	21
		(179)	Senior Note Claim	21
		(180)	Senior Notes	22
		(181)	Solicitation Procedures Order	22
		(182)	Statement of Financial Affairs	22
		(183)	Substantive Consolidation Order	22
		(184)	Tarheel	22
		(185)	Thomas Secured Claim	22
		(186)	Transfer	22
		(187)	U.S. Bank Secured Claim	22
		(188)	U.S. Government Obligations	22
		(189)	Unclaimed Property	22
		(190)	Unimpaired	23
		(191)	United States Trustee	23
		(192)	Unsecured Claim	23
		(193)	X REMIC Certificates	23
	1.2	Rules Of Interpretation, Computation Of Time And Governing Law.		23
			(a) Rules Of Interpretation.	23
			(b) Computation Of Time.	24
			(c) Governing Law.	24
ARTICLE II.	METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL PROVISIONS			24
	2.1	General Rules Of Classification.		24
	2.2	Holders of Claims Entitled To Vote.		24
	2.3	Acceptance By Impaired Classes.		24
	2.4	Non-Consensual Confirmation.		24
	2.5	Administrative Claims, Priority Tax Claims And Fee Claims.		25
	2.6	Special Provision Regarding Unimpaired Claims.		25
	2.7	Special Provision Regarding Treatment Of Non-Debtor-Held Interests.		25
	2.8	[Deleted].		25
	2.9	Bar Dates For Administrative Claims.		25
	2.10	Bar Date For Fee Claims.		26
ARTICLE III.	UNCLASSIFIED CLAIMS			26
	3.1	Administrative Claims.		26
	3.2	Priority Tax Claims.		26
	3.3	Fee Claims.		27
ARTICLE IV.	CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS			27
	4.1	Summary.		27
	4.2	Class 1 (Priority Non-Tax Claims).		28

(v)

	4.3	Class 2A (Secured Tax Claims).	29
	4.4	Class 2B (1997 Bonds Secured Claim).	29
	4.5	Class 2C (1998 Bonds Secured Claim).	30
	4.6	Class 2D (Auto Secured Claim).	30
	4.7	Class 2E (Carolina Secured Claim).	31
	4.8	Class 2F (First American Secured Claim).	32
	4.9	Class 2G (Foothill Secured Claim).	32
	4.10	Class 2H (Pulaski Bonds Secured Claim).	33
	4.11	Class 2I (Schmittauer Secured Claim).	33
	4.12	Class 2J (Thomas Secured Claim).	34
	4.13	Class 2K (U.S. Bank Secured Claim).	34
	4.14	Class 2L (Other Secured and Setoff Claims).	35
	4.15	Class 3 (Convenience Claims).	36
	4.16	Class 4A (SENIOR Note Claims).	36
	4.17	Class 4B (Junior Note Claims).	37
	4.18	Class 4C (REMIC Guarantee Claims).	37
	4.19	Class 4D (Litigation Claims).	38
	4.20	Class 4E (Other Unsecured Claims).	39
	4.21	Class 5 (Intercompany Claims).	39
	4.22	Class 6A (Non-Debtor-Held Interests).	39
	4.23	Class 6B (Debtor-Held Interests).	40
ARTICLE V.	CONDITIONS PRECEDENT		40
	5.1	Conditions To Confirmation.	40
	5.2	Conditions To Consummation.	41
	5.3	Waiver Of Conditions.	41
	5.4	Effect Of Nonoccurrence Of The Conditions To Consummation.	41
ARTICLE VI.	IMPLEMENTATION		42
	6.1	Vesting Of Assets In The Reorganized Debtors.	42
	6.2	Retention Of Actions And Defenses By The Reorganized Debtors.	42
	6.3	[Deleted].	42
	6.4	Cancellation Of Securities And Agreements.	42
	6.5	Amended And Restated Certificates Of Incorporation.	43
	6.6	Amended And Restated Bylaws.	43
	6.7	New Securities.	43
	6.8	Directors.	44
	6.9	Officers.	44
	6.10	Employment Contracts.	44
	6.11	Corporate Action.	44
	6.12	Other Documents And Actions.	45
	6.13	Treatment Of New Common Stock And New Warrants.	45
	6.14	Termination Of The Final DIP Agreement.	45
	6.15	Funding Of The Plan.	45
	6.16	Substantive Consolidation.	45

(vi)

		(a) Effect Of Substantive Consolidation.	45
		(b) Order Granting Substantive Consolidation.	46
	6.17	Creditors’ Committee Control Over Plan Provisions.	46
	6.18	Dissolution Of The Creditors’ Committee.	47
ARTICLE VII.	EFFECTS OF PLAN CONFIRMATION		47
	7.1	Discharge.	47
	7.2	Retention Of Causes Of Action/Reservation Of Rights.	48
	7.3	Post-Consummation Effect Of Evidence Of Claims Or Interests.	48
	7.4	Limited Releases By Holders.	48
	7.5	Limited Releases By Debtors.	49
	7.6	Term Of Injunctions Or Stays.	49
	7.7	Exculpation.	49
	7.8	Injunction.	49
	7.9	Waiver Of Certain Claims.	50
	7.10	Release Of Liens And Perfection Of Liens.	50
	7.11	Insurance Preservation.	51
ARTICLE VIII.	GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND INTERESTS AND DISTRIBUTIONS UNDER THE PLAN		51
	8.1	Distributions.	51
	8.2	Distributions To Classes 4A, 4B And 4C.	52
	8.3	Transmittal Of Distributions And Notices.	52
	8.4	Unclaimed Distributions.	53
	8.5	Setoffs.	53
	8.6	Withholding Taxes And Expenses Of Distribution.	53
	8.7	Allocation Of Plan Distributions Between Principal And Interest.	53
	8.8	Disputed Identity Of Holder.	53
	8.9	Transfers Of Claims.	54
	8.10	Method of Cash Distributions.	54
	8.11	De Minimis Distributions And Fractional Shares.	54
	8.12	No Distribution In Excess Of Allowed Amount Of Claim.	54
	8.13	Exemption From Certain Transfer Taxes.	54
ARTICLE IX.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES		55
	9.1	Assumption Or Rejection Of Executory Contracts And Unexpired Leases.	55
	9.2	Bar Date For Rejection Damages.	55
ARTICLE X.	DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS		56
	10.1	Objections To Claims.	56
	10.2	Estimation Of Claims.	56
	10.3	Amendments To Claims.	56

(vii)

	10.4	Authority To Settle Disputed Claims.	57
	10.5	No Recourse.	57
ARTICLE XI.	ADMINISTRATIVE PROVISIONS		57
	11.1	Retention Of Jurisdiction.	57
	11.2	Amendments.	60
		(a) Preconfirmation Amendment.	60
		(b) Postconfirmation/Preconsummation Amendment Not Requiring Resolicitation.	60
		(c) Postconfirmation/Preconsummation Amendment Requiring Resolicitation.	60
	11.3	Severability Of Plan Provisions.	61
	11.4	Successors And Assigns.	61
	11.5	Effectuating Documents And Further Transactions.	61
	11.6	Plan Supplement.	61
	11.7	Confirmation Order And Plan Control.	61
	11.8	Payment Of Statutory Fees.	62
	11.9	Withdrawal Of Plan.	62
	11.10	Payment Dates.	62
	11.11	Notices.	62
	11.12	No Admissions.	63
ARTICLE XII.	CONFIRMATION REQUEST		63

(viii)

INTRODUCTION

          The Chapter 11 Cases of Oakwood Homes Corporation, Oakwood Mobile Homes, Inc., Oakwood Acceptance Corporation, LLC, HBOS Manufacturing, LP, Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., New Dimension Homes, Inc., Dreamstreet Company, LLC, Golden West Leasing, LLC, Crest Capital, LLC, Oakwood Shared Services, LLC, Preferred Housing Services, LP, and Oakwood MHD4, LLC have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court. The Plan contemplates the substantive consolidation of the Debtors’ Estates and the revesting of the assets of the consolidated Estate. The Plan is proposed by the Debtors. Reference is made to the Disclosure Statement for a discussion of, among other things, the Debtors’ history, businesses, historical financial information and properties, and for a summary of the Plan. All creditors entitled to vote on the Plan should review the Disclosure Statement and the terms of the Plan before voting to accept or reject the Plan. In addition, there are other agreements and documents which have been or will be filed as the Plan Supplement which are referenced in the Plan and/or the Disclosure Statement and will be available for review. No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION,
COMPUTATION OF TIME AND GOVERNING LAW

     1.1 Definitions.

          The capitalized terms set forth below shall have the following meanings:

          (1) 1997 Bonds Secured Claim means that portion of the Claim of Wells Fargo Bank, N.A. arising under loan agreements with Elkhart County, Indiana respecting certain variable rate demand economic development bonds, but only to the extent that it is a Secured Claim secured by a Letter of Credit Mortgage on Debtor HBOS Manufacturing, LP’s plant in Elkhart County, Indiana.

          (2) 1997-A Guarantee means the Limited Guarantee by Oakwood, dated February 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-A.

          (3) 1997-B Guarantee means the Limited Guarantee by Oakwood, dated May 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-B.

          (4) 1997-C Guarantee means the Limited Guarantee by Oakwood, dated August 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-C.

          (5) 1997-D Guarantee means the Limited Guarantee by Oakwood, dated November 1, 1997, of the B-Piece REMIC Certificates issued by OMI Trust 1997-D.

           (6) 1998 Bonds Secured Claim means that portion of the Claim of Wells Fargo Bank, N.A. arising under loan agreements with Kosciusko County, Indiana for payments equal to the principal and interest on the variable rate demand economic development bonds to the extent that it is a Secured Claim secured by a Letter of Credit in the amount of $4,766,356.16 issued by Wells Fargo Bank, N.A. for which a Letter of Credit Mortgage from Debtor HBOS Manufacturing, LP on its plant in Kosciusko County, Indiana has been granted to secure the reimbursement to Wells Fargo Bank, N.A. under the Letter of Credit.

          (7) 1998-B Guarantee means the Limited Guarantee by Oakwood, dated May 1, 1998, of the B-Piece REMIC Certificates issued by OMI Trust 1998-B.

          (8) 1998-C Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1998-C.

          (9) 1998-D Guarantee means the Limited Guarantee by Oakwood, dated October 1, 1998, of the B-Piece REMIC Certificates issued by OMI Trust 1998-D.

          (10) 1999-A Guarantee means the Limited Guarantee by Oakwood, dated January 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-A.

          (11) 1999-B Guarantee means the Limited Guarantee by Oakwood, dated April 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-B.

          (12) 1999-C Limited Guarantee means the Limited Guarantee by Oakwood, dated June 1, 1999, of the B-Piece REMIC Certificates issued by OMI Trust 1999-C.

          (13) 1999-C Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-C.

          (14) 1999-D Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-D.

          (15) 1999-E Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 1999-E.

          (16) 2000-A Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2000-A.

          (17) 2000-B Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2000-B.

          (18) 2001-B Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-B.

          (19) 2001-C Guarantee means the Guarantee by Oakwood, dated August 10, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-C.

           (20) 2001-D Guarantee means the Guarantee by Oakwood, dated January 10, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2001-D.

          (21) 2001-E Guarantee means the Guarantee by Oakwood, dated November 1, 2001, of the B-Piece REMIC Certificates issued by OMI Trust 2001-E.

          (22) 2002-A Guarantee means the Guarantee by Oakwood, dated February 1, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2002-A.

          (23) 2002-B Guarantee means the Guarantee by Oakwood, dated May 1, 2002, of the B-Piece REMIC Certificates issued by OMI Trust 2002-B.

          (24) Administrative Claim Bar Date Order means the Bankruptcy Court’s order which will establish the bar date for the filing of Administrative Claims.

          (25) Administrative Claim means (a) a Secured Claim entitled to superpriority pursuant to section 364(c) of the Bankruptcy Code and the Final DIP Agreement; (b) an Unsecured Claim, other than a Fee Claim or a Reclamation Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (i) the actual, necessary costs and expenses incurred after the Petition Date for preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services rendered); and (ii) all fees and charges assessed against the Estates pursuant to section 1930 of title 28 of the United States Code; or (c) any Allowed Claims based upon a seller’s common law right to reclaim goods as used in section 546(c) of the Bankruptcy Code (y) that has been granted priority under section 546(c)(2)(A) of the Bankruptcy Code or (z) which the Debtors elect to treat as though such priority has been granted. Notwithstanding the foregoing, Administrative Claims shall not include any Intercompany Claims.

          (26) Administrative/Priority Claims Reserve means the reserve to be established on the Effective Date by the Disbursing Agent to hold amounts deposited by the Debtors under this Plan to pay Administrative Claims, Priority Non-Tax Claims and Priority Tax Claims when such Claims are payable or when Allowed by the Bankruptcy Court. If the Debtors elect to pay Priority Tax Claims over time, as described in Section 3.2, then such amounts shall not be included in the Administrative/Priority Claims Reserve.

          (27) Affiliate Debtor means, individually or collectively, the following debtors and debtors-in-possession under the Bankruptcy Code in Chapter 11 Case Nos. 02-13390 through 02-13395 and 02-13397 through 02-13404, pending in the Bankruptcy Court: Oakwood Mobile Homes, Inc., Oakwood Acceptance Corporation, LLC, HBOS Manufacturing, LP, Suburban Home Sales, Inc., FSI Financial Services, Inc., Home Service Contract, Inc., Tri-State Insurance Agency, Inc., New Dimension Homes, Inc., Dreamstreet Company, LLC, Golden West Leasing, LLC, Crest Capital, LLC, Oakwood Shared Services, LLC, Preferred Housing Services, LP, and Oakwood MHD4, LLC.

          (28) Allowed Claim means a Claim to the extent (a) such Claim is scheduled by a Debtor pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated, zero, undetermined or disputed; or (b) a proof of such

Claim has been timely filed, or deemed timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable Final Orders of the Bankruptcy Court, or late filed with leave of the Bankruptcy Court, and either (i) is not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Bankruptcy Court or (ii) has otherwise been allowed by a Final Order. An Allowed Claim: (y) includes a previously Disputed Claim to the extent such Disputed Claim becomes allowed when the context so requires; and (z) shall be net of any valid setoff or recoupment amount based on a valid offset or recoupment right. Unless otherwise expressly provided herein, in the Confirmation Order or in another Final Order of the Bankruptcy Court, the term “Allowed Claim” shall not, for the purposes of computation of Distributions under the Plan include (i) interest or fees accruing from and after the Petition Date, pursuant to section 1123(a)(4) of the Bankruptcy Code, (ii) any non-compensatory penalties, fines, punitive damages, exemplary damages, multiple damages, treble damages or any other claims or obligations that do not compensate for actual losses incurred or (iii) any other amounts not allowable under the Bankruptcy Code or applicable law.

          (29) Allowed [Class Designation] Claim means an Allowed Claim in the specified Class. For example, an Allowed Convenience Claim is an Allowed Claim in the Class designated herein as Class 3.

          (30) Allowed Interest means the Claim for interest accruing from and after the Petition Date for a particular Allowed Claim.

          (31) Amended and Restated Bylaws mean the Reorganized Debtors’ bylaws which shall be substantially in the forms set forth in the Plan Supplement.

          (32) Amended and Restated Certificates of Incorporation means the Reorganized Debtors’ certificates of incorporation, articles of organization, certificates of formation or similar organizational documents in effect under the laws of the appropriate states, as amended by the Plan, which shall be substantially in the forms set forth in the Plan Supplement.

          (33) Auto Secured Claim means that portion of the Claim of Citizens Federal S&L and other lenders arising under eight (8) auto liens, but only to the extent that it is a Secured Claim secured by eight (8) automobiles owned by Debtor Suburban Home Sales, Inc.

          (34) Avoidance Actions mean any claims, rights, defenses or other causes of action arising under any section of chapter 5 of the Bankruptcy Code, including, without limitation, sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or under similar or related state or federal statues and common law, including state fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such actions.

          (35) B-2 REMIC Guarantees means collectively, the 1997-A Guarantee, the 1997-B Guarantee, the 1997-C Guarantee, the 1997-D Guarantee, the 1998-B Guarantee, the 1998-C Guarantee, the 1998-D Guarantee, the 1999-A Guarantee, the 1999-B Guarantee, the 1999-C Limited Guarantee, the 1999-C Guarantee, the 1999-D Guarantee, the 1999-E

Guarantee, the 2000-A Guarantee, the 2000-B Guarantee, the 2001-B Guarantee, the 2001-C Guarantee, the 2001-D Guarantee, the 2001-E Guarantee, the 2002-A Guarantee and the 2002-B Guarantee.

          (36) B-Piece REMIC Certificates means the B-2 certificates issued by the REMIC Trusts.

          (37) Ballot means the ballot distributed to each eligible Holder of a Claim or Interest by the Balloting Agent, on which ballot such Holder may, inter alia, vote for or against the Plan.

          (38) Ballot Deadline means the date and time set by the Bankruptcy Court by which the Balloting Agent must receive all Ballots.

          (39) Balloting Agent means the entity designated by the Bankruptcy Court to distribute, collect and tabulate Ballots from Holders, or any successor claims agent. Initially, the Balloting Agent is BSI.

          (40) Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended.

          (41) Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any withdrawal of the reference made pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware.

          (42) Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as now in effect or hereafter amended.

          (43) Bar Date Order means the Bankruptcy Court’s Order Establishing Bar Dates For Filing Proofs Of Claim And Approving Form And Manner Of Notice Thereof (D.I. 370), dated January 7, 2003 which established the bar date for the filing of proofs of claims of Unsecured Claims as March 27, 2003.

          (44) BSI means Bankruptcy Services LLC.

          (45) Business Day means any day except a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

          (46) Carolina Secured Claim means that portion of the Claim of Carolina First Bank arising under a note dated December 27, 2001, but only to the extent that it is a Secured Claim secured by land owed by Debtor Oakwood Mobile Homes, Inc. and located at 3200 Earle E. Morris, Jr. Hwy, Piedmont, South Carolina.

          (47) Cash means cash and Cash Equivalents, including but not limited to bank deposits, checks, treasury notes and other marketable securities.

           (48) Cash Equivalents means equivalents of cash in the form of readily marketable securities or instruments issued by a person other than the Debtors or Reorganized Debtors, including, without limitation, U.S. Government Obligations, commercial paper of domestic corporations carrying a Moody’s Rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or similar obligations of domestic banks or other financial institutions having a shareholders’ equity or equivalent capital of not less than Two Hundred Million U.S. Dollars ($200,000,000), having maturities of no more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

          (49) Causes of Action mean all claims, rights, defenses, offsets, recoupments, actions in equity or other causes of action, whether arising under the Bankruptcy Code or federal, state, or common law, which constitute property of the Estates within the meaning of section 541 of the Bankruptcy Code, including, without limitation, Avoidance Actions with respect to the Debtors or their Estates.

          (50) Chapter 11 Case means the chapter 11 case of each Debtor pending before the Bankruptcy Court.

          (51) Claim means a claim against a Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code. Pursuant to Bankruptcy Rule 3003(c)(4), a proof of claim or interest filed in accordance with Bankruptcy Rule 3003 and any Final Order of the Bankruptcy Court supersedes any scheduling of that claim or interest on the Debtors’ respective Schedules of Assets and Liabilities pursuant to section 521(1) of the Bankruptcy Code.

          (52) Claims Agent means the entity designated by the Bankruptcy Court to act as the claims agent in the Chapter 11 Cases, or any successor claims agent. The Claims Agent is currently BSI.

          (53) Claims Objection Deadline means the last day for filing objections to Claims and Interests, which day shall be the later of (a) one year after the Effective Date or (b) sixty (60) days after the filing of a proof of claim for, or request for payment of, such Claim or Interest, or such other date as the Bankruptcy Court may order; provided, however, that Distributions may be made to Holders of Allowed Claims prior to the expiration of the Claims Objection Deadline upon agreement of the Reorganized Debtors and the Disbursing Agent. Notwithstanding any of the foregoing, the Debtors, the Reorganized Debtors or the Disbursing Agent may request from the Bankruptcy Court an extension of the Claims Objection Deadline.

          (54) Class means a group of Claims or Interests described in Articles III and IV of the Plan.

          (55) Confirmation Date means the date the Bankruptcy Court enters the Confirmation Order on its docket.

          (56) Confirmation Hearing means the hearing or hearings pursuant to which the Bankruptcy Court considers the confirmation of this Plan.

           (57) Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          (58) Convenience Claim means an Allowed Unsecured Claim that, pursuant to section 1122(b) of the Bankruptcy Code, otherwise would be an Allowed Other Unsecured Claim that has a Face Value of: (a) $15,000.00 or less; or (b) more than $15,000.00 if the Holder has properly made the Convenience Class Election on a Ballot properly cast by the Ballot Deadline.

          (59) Convenience Class Election means the election available to a Holder of one or more Allowed Other Unsecured Claims with aggregate Face Amounts in excess of $15,000.00 to have such Claim treated as a Convenience Claim; provided, however, that the Holder of such Allowed Other Unsecured Claim(s) has agreed to reduce the Face Amount of such Claim(s) for purposes of voting and Distributions under the Plan to a single Claim in an amount equal to or less than $15,000.00. The Convenience Class Election must be made at the time of balloting for voting to accept or reject the Plan and clearly indicated on the Holder’s Ballot and any such election for treatment as a Convenience Claim shall count as a vote for the Plan; provided, however, that, if any Claim that is otherwise eligible for the Convenience Class Election is a Disputed Claim at the time of balloting, the Convenience Class Election may be made in a Final Order allowing such Claim. Once a Convenience Class Election has been made with respect to a Claim, such election shall be irrevocable except with the written consent of the Debtors or the Reorganized Debtors, as applicable. Whether a Holder of a Claim has properly made a Convenience Class Election shall have no effect on whether such Claim is or may become a Disputed Claim or an Allowed Claim.

          (60) Convenience Class Reserve means the reserve established by the Disbursing Agent on the Effective Date to hold amounts deposited by the Debtors under this Plan to pay Allowed Convenience Claims.

          (61) Creditors’ Committee means the Official Committee of Unsecured Creditors in the Chapter 11 Cases, as appointed by the United States Trustee and reconstituted from time to time.

          (62) Debtor-Held Interest means an Interest in Oakwood or an Affiliate Debtor when the Holder is another Debtor.

          (63) Debtors means, individually, Oakwood or any of the Affiliate Debtors and, collectively, all of Oakwood and the Affiliated Debtors.

          (64) Disbursing Agent means the trustee appointed pursuant to the Distribution Trust Agreement, in its capacity to hold and distribute the consideration to be distributed to Holders of Allowed Claims pursuant to the Plan, the Confirmation Order, or other such orders as may be entered by the Bankruptcy Court.

          (65) Disclosure Statement means the Disclosure Statement that relates to this Plan that was approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

           (66) Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

          (67) Disputed Amount means an amount equal to the total of that portion (including, when appropriate, the whole) of a Claim that is a Disputed Claim, including that portion of the Face Amount of a Disputed Claim which is not an Allowed Claim.

          (68) Disputed Claim means that portion (including, when appropriate, the whole) of a Claim that is not an Allowed Claim. For the purposes of the Plan, a Claim shall be considered a Disputed Claim before the time that an objection has been or may be filed if: (a) the amount or classification of the Claim specified in the relevant proof of Claim exceeds the amount or is different from the classification of any corresponding Claim scheduled by the relevant Debtor in its Schedules of Assets and Liabilities; (b) any corresponding Claim scheduled by the relevant Debtor has been scheduled as disputed, contingent or unliquidated; or (c) no corresponding Claim has been scheduled by the relevant Debtor in its Schedules of Assets and Liabilities.

          (69) Distribution means the distribution in accordance with this Plan of Cash, New Common Stock, New Warrants or other property, as the case may be.

          (70) Distribution Address means (a) the address indicated on any notice of appearance filed by a Person or his authorized agent prior to the Effective Date, (b) if no notice of appearance has been filed, then the address indicated on a properly filed proof of Claim or, absent such a proof of Claim, the address set forth in the relevant Schedule of Assets and Liabilities for that Person or register maintained for registered securities, or (c) for REMIC Guarantee Claims, the address set forth in Section 8.3 of the Plan.

          (71) Distribution Date means (i) initially, the Initial Distribution Date, and (ii) subsequently, such other dates as the Disbursing Agent may establish from time to time to make any Distribution.

          (72) Distribution Trust Agreement means that certain agreement which is to govern the General Distribution Trust, substantially in the form of the documents located in the Plan Supplement, and managed by the Disbursing Agent as trustee.

          (73) Effective Date means: (a) if no stay of the Confirmation Order is in effect, the first Business Day after the date all of the conditions set forth in Section 5.2 hereof have been satisfied or waived as set forth in Section 5.3 hereof, or such later date as may reasonably be agreed to by the Debtors and the Creditors’ Committee; or (b) if a stay of the Confirmation Order is in effect, on the first Business Day (or such later date as may reasonably be agreed by the Debtors and the Creditors’ Committee) after the later of: (i) the date such stay is vacated; and (ii) the date each condition set forth in Section 5.2 hereof has been satisfied or waived as set forth in Section 5.3 hereof.

          (74) Equity Compensation means the amounts paid or other payment distributed to Holders of Allowed Class 6A Claims by certain Holders of Allowed Secured Claims out of their Distribution.

           (75) Estate means the relevant estate created in each of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code both individually and collectively, including the consolidated Estates of the Debtors pursuant to the Substantive Consolidation Order.

          (76) Estimation Order means an order of the Bankruptcy Court that is a Final Order, pursuant to 3018 of the Bankruptcy Rules, estimating for voting, distribution or any other proper purposes under the Bankruptcy Code (under section 502(c) of the Bankruptcy Code) the aggregate (and if applicable, individual) Face Amount of Disputed Claims, whether classified or unclassified under this Plan. The defined term Estimation Order includes the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

          (77) Executory Contract Schedule means the schedule of executory contracts and unexpired leases designated by the Debtors or Disbursing Agent for rejection as of the Effective Date of the Plan, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code and Section 9.1 of this Plan, which shall be in substantially the form contained in the Plan Supplement.

          (78) Exit Facility means the financing or financings obtained by the Debtors substantially in the form described in the Plan Supplement.

          (79) Exit Facility Lender means the lender or lenders providing the Exit Facility.

          (80) Face Amount means: (a) with respect to any Claim for which a proof of Claim is filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; or (ii) any other amount set forth in an Estimation Order or order allowing such a Claim; or (b) with respect to any Claim scheduled in the relevant Debtor’s Schedules of Assets and Liabilities, but for which no proof of claim is timely filed, the amount of the Claim scheduled as undisputed, noncontingent and liquidated.

          (81) Fee Claim means (a) a Claim of a professional person retained by order of the Bankruptcy Court for compensation and/or reimbursement of expenses pursuant to section 327, 328, 330 or 331 of the Bankruptcy Code in connection with the Chapter 11 Cases or (b) a Claim of any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to sections 503(b)(3) or 503(b)(4) of the Bankruptcy Code in which the Holder of the Claim files either a timely request or at a time otherwise agreed to by the Debtors, the Reorganized Debtors or the Disbursing Agent.

          (82) Fee Claims Reserve means an account to be established on the Effective Date by the Disbursing Agent to hold amounts deposited by the Debtors under this Plan to pay the Fee Claims that may be Allowed by Final Order of the Bankruptcy Court.

          (83) Fee Order means the Bankruptcy Court’s Administrative Order, Pursuant To Sections 331 And 105 Of The Bankruptcy Code, Establishing Procedures For Interim Compensation And Reimbursement Of Expenses Of Professionals [D.I. 60] dated December 18, 2002 (D.I. 277), in the Chapter 11 Cases, as may have been amended or supplemented from time to time.

           (84) Final DIP Agreement means the Debtor-In-Possession Financing And Security Agreement, dated as of January 28, 2003, by and among the Debtors and Greenwich, as agent, and all other supporting and related agreements and documents, as amended, whenever finalized and signed, as authorized by the Final DIP Order.

          (85) Final DIP Order means the Bankruptcy Court’s Final Order Pursuant To 11 U.S.C. §§ 105, 362 And 364, And Bankruptcy Rules 2002, 4001 And 9014 (a) Approving Replacement Debtor-In-Possession Financing With Administrative Expense Superpriority And Secured By Senior Liens, (b) Granting Senior Liens And Superpriority Administrative Expense Status And (c) Granting Other Relief (D.I. 328) dated December 31, 2002.

          (86) Final Order means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court, that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal or seek review has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules or law governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

          (87) First American Secured Claim means that portion of the Claim of First American Title on behalf of Yuet and Toy Wong arising under a note dated July 8, 1981, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located at 6258 Northwest Grand Ave., Glendale, Arizona 85301.

          (88) Foothill collectively means Foothill Capital Corporation and certain other lenders (including Wells Fargo Bank, N.A.) under the Prepetition Loan Agreement.

          (89) Foothill Secured Claim means that portion of the Claim of Foothill arising under the Prepetition Loan Agreement, but only to the extent that it is a Secured Claim secured by an escrow deposit established pursuant to the Bankruptcy Court’s Order Adjourning Hearing On Foothill Capital Corp.’s As Agent For Itself & Certain Lenders, Notice Of Payoff & Setting Dates By Which Briefs Are Due (D.I. 471), signed on January 23, 2003 and the agreement executed pursuant to that order.

          (90) General Distribution Trust means the trust created on the Effective Date pursuant to this Plan and the Distribution Trust Agreement, managed by the Disbursing Agent as trustee, which will have a corpus of (a) New Common Stock for the payment of all Allowed Claims from Class 4A, Class 4B, Class 4C, Class 4D and Class 4E, (b) New Warrants, if necessary, for the payment of all Allowed Claims from Class 6A, and (c) Cash for the payment of certain administrative fees, expenses and liens relating to Class 4A, Class 4B and Class 4C.

          (91) Greenwich collectively means Greenwich Capital Financial Products, Inc. and the other financial institutions (including Berkshire Hathaway Inc. or one of its designees or affiliates and Ranch Capital LLC or one of its designees or affiliates) lending under the Final DIP Agreement.

          (92) Holder means a Person holding an Interest or a Claim.

          (93) Impaired shall have the meaning ascribed to such term in section 1124 of the Bankruptcy Code.

          (94) Initial Distribution Date means (a) with respect to Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Convenience Claims, the date that is the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date (or as soon thereafter as is reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan; (b) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Bankruptcy Court; and (c) with respect to the Secured Claims, the Junior Note Claims, the Senior Note Claims, the REMIC Guarantee Claims, the Litigation Claims, the Other Unsecured Claims and the Interests (subject to the priority scheme set forth in the Plan), the date as soon as reasonably practicable after the Effective Date or the date they become Allowed Claims. With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to the Estates’ receipt of the Net Proceeds of the sale of the relevant collateral.

          (95) Insider shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

          (96) Intercompany Claim means a Claim of any Debtor against another Debtor, whether arising before or after the Petition Date. To the extent required to ensure a Distribution to Holders of Interest, if applicable, pursuant to section 510 of the Bankruptcy Code, all Intercompany Claims under this Plan shall be considered subordinate to all other Claims and possess the same priority as Interests under this Plan.

          (97) Interest means an equity security, including Old Common Stock, within the meaning of section 101(16) of the Bankruptcy Code, in a Debtor. For purposes of voting and Distributions under the Plan, the defined term Interest shall include a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code: it is a Claim that (a) arises from rescission of a purchase or sale of any Interest in a Debtor; (b) arises from damages resulting from the purchase or sale of any such security; or (c) is for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of a Claim of the type described in clause (a) or (b) of this sentence.

          (98) JPMorgan means JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

          (99) Junior Indenture means the Indenture and First Supplemental Indenture both dated March 1, 1992 and the Second Supplemental Indenture dated July 15, 1992, between the Debtors and First Union National Bank, f/k/a Delaware Trust Company, with respect to the Junior Notes, as the same may have been amended from time to time.

           (100) Junior Indenture Trustee means U.S. Bank Trust, N.A., as the indenture trustee under the Junior Indenture, or any successor indenture trustees under the Junior Indenture.

          (101) Junior Indenture Trustee Charging Lien means any lien or other priority in payment to which the Junior Indenture Trustee is entitled, pursuant to the Junior Indenture, against Distributions to be made to Holders of Junior Note Claims by the Junior Indenture Trustee under the Junior Indenture.

          (102) Junior Indenture Trustee Prepetition Fees and Expenses means any Claim asserted by the Junior Indenture Trustee for reimbursement of reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred prior to the Petition Date by the Junior Indenture Trustee in connection with services rendered under the Junior Indenture.

          (103) Junior Note Claim means the Unsecured Claim of the Junior Indenture Trustee under the Junior Indenture, including, but not limited to, the Junior Indenture Trustee Charging Lien and the Junior Indenture Trustee Prepetition Fees and Expenses, or the Claim of any Holder of Junior Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Junior Notes.

          (104) Junior Notes means the 8% Reset Debentures in the original principal amount of $17 million due June 1, 2007 pursuant to an Indenture and a First Supplemental Indenture both dated March 1, 1992, and 8% Reset Debentures in the original principal amount of $23 million due June 1, 2007 pursuant to a Second Supplemental Indenture dated July 15, 1992, of which $2.6 million remains outstanding as of the Petition Date.

          (105) Lien has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code (but a lien that has or may be avoided pursuant to any claim, right or cause of action accruing, incorporated or available under chapter 5 of the Bankruptcy Code shall not constitute a Lien).

          (106) Litigation Claims means (a) all Claims against the Debtors asserted under lawsuits or complaints which are pending as of the commencement of the Chapter 11 Cases in any court, including, without limitation, state or federal court; (b) all Claims against the Debtors subject to mediation or arbitration which are pending as of the commencement of the Chapter 11 Cases that could potentially be asserted under lawsuits or complaints in any court; or (c) all Claims raised or made to the Debtors by any Person, including, without limitation, offices of state attorneys general, related to matters arising prior to commencement of the Chapter 11 Cases that could have been asserted under lawsuits or complaints in any court or could have been subject to mediation or arbitration.

          (107) Net Proceeds means the Cash consideration received from the sale, Transfer, or collection of property of the Estates or the conversion of such property to Cash in some other manner as contemplated in, or reasonably within the scope of, this Plan, whether occurring prior to or after the Effective Date, less the reasonable, necessary and customary expenses attributable to such sale, Transfer, collection or conversion, including costs of curing defaults under executory contracts that are assigned, paying personal property or other taxes accruing in connection with such sale, Transfer or conversion or such property, brokerage fees and commissions, collection costs, reasonable attorneys’ fees and expenses and any applicable taxes or other claims of any governmental authority in connection with such property and any escrows or accounts established to hold funds for purchase price adjustments, indemnification claims, or other purposes in connection with such sale, Transfer or collection; provided, however, that upon the release to the Debtors or the Disbursing Agent of funds from such escrows or accounts, such funds shall become Net Proceeds of the relevant sale, Transfer or collection.

          (108) New Common Stock means the 20,000,000 shares of common stock of the New Holdco to be authorized in accordance with the Plan, having a par value of $1.00 per share authorized pursuant to the New Holdco’s Amended and Restated Certificate of Incorporation, 10,000,000 shares of which are to be issued and distributed in accordance with the Plan constituting 100% of the total number of shares of such New Common Stock to be issued and outstanding on or immediately after the Effective Date; excluding, however, any shares of the common stock of the New Holdco that may be set aside for (i) certain performance-based compensation for the officers, directors and key employees of the Debtors; and (ii) the Exit Facility Lender.

          (109) New Holdco means Reorganized Oakwood as reincorporated or otherwise established and the parent company of the Reorganized Subsidiaries. New Holdco will be issuer of the New Common Stock and New Warrants, if necessary.

          (110) New Warrants means the warrants to purchase 1,000,000 shares of New Common Stock with a seven year maturity and a strike price initially computed for an initial market value of New Common Stock, which would result in 100% recovery to the Holders of Senior Notes, Holders of Junior Notes, Holders of REMIC Guarantee Claims, Litigation Claims and Holders of Other Unsecured Claims. The strike price will increase annually at the risk free rate (30-year Treasury rate) until their expiration.

          (111) Non-Debtor-Held Interest means an Interest in Oakwood when the Holder is not a Debtor.

          (112) OAC means Oakwood Acceptance Corporation, LLC.

          (113) Oakwood means Oakwood Homes Corporation.

          (114) Old Common Stock means the preconfirmation common stock of, or other equity interest in, however derivative, Oakwood and outstanding or held in treasury as of the Record Date.

          (115) OMI means Oakwood Mortgage Investors, Inc.

          (116) OMI Trust 1995-B means the trust formed pursuant to the Series 1995-B Pooling and Servicing Agreement, dated as of October 1, 1995, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to the Chase Manhattan Trust Company, National Association, as trustee.

           (117) OMI Trust 1996-A means the trust formed pursuant to the Series 1996-A Pooling and Servicing Agreement, dated as of February 1, 1996, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to the Chase Manhattan Trust Company, National Association, as trustee.

          (118) OMI Trust 1996-B means the trust formed pursuant to the Series 1996-B Pooling and Servicing Agreement, dated as of July 1, 1996, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (119) OMI Trust 1996-C means the trust formed pursuant to the Series 1996-C Pooling and Servicing Agreement, dated as of October 1, 1995, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (120) OMI Trust 1997-A means the trust formed pursuant to the Series 1997-A Pooling and Servicing Agreement, dated as of February 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (121) OMI Trust 1997-B means the trust formed pursuant to the Series 1997-B Pooling and Servicing Agreement, dated as of May 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (122) OMI Trust 1997-C means the trust formed pursuant to the Series 1997-C Pooling and Servicing Agreement, dated as of August 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (123) OMI Trust 1997-D means the trust formed pursuant to the Series 1997-D Pooling and Servicing Agreement, dated as of November 1, 1997, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (124) OMI Trust 1998-A means the trust formed pursuant to the Series 1998-A Pooling and Servicing Agreement, dated as of February 1, 1998, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as Servicer, and JPMorgan as successor in interest to PNC, as trustee.

           (125) OMI Trust 1998-B means the trust formed pursuant to the Series 1998-B Pooling and Servicing Agreement, dated as of May 1, 1998, as amended December 11, 2000 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (126) OMI Trust 1998-C means the trust formed pursuant to the Series 1998-C Pooling and Servicing Agreement, dated as of August 1, 1998, as amended December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (127) OMI Trust 1998-D means the trust formed pursuant to the Series 1998-D Pooling and Servicing Agreement, dated as of October 1, 1998, as amended April 29, 1999 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (128) OMI Trust 1999-A means the trust formed pursuant to the Series 1999-A Pooling and Servicing Agreement, dated as of January 1, 1999, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (129) OMI Trust 1999-B means the trust formed pursuant to the Series 1999-B Pooling and Servicing Agreement, dated as of April 1, 1999, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, July 1998 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (130) OMI Trust 1999-C means the trust formed pursuant to the Series 1999-C Pooling and Servicing Agreement, dated as of June 1, 1999, as amended November 1, 2000, December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (131) OMI Trust 1999-D means the trust formed pursuant to the Series 1999-D Pooling and Servicing Agreement, dated as of August 1, 1999, as amended December 12, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (132) OMI Trust 1999-E means the trust formed pursuant to the Series 1999-E Pooling and Servicing Agreement, dated as of November 1, 1999, as amended December 11, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (133) OMI Trust 2000-A means the trust formed pursuant to the Series 2000-A Pooling and Servicing Agreement, dated as of March 1, 2000, as amended December 11, 2000,

September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (134) OMI Trust 2000-B means the trust formed pursuant to the Series 2000-B Pooling and Servicing Agreement, dated as of June 1, 2000, as amended December 11, 2000, September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (135) OMI Trust 2000-C means the trust formed pursuant to the Series 2000-C Pooling and Servicing Agreement, dated as of September 1, 2000, as amended December 1, 2000, December 14, 2000 and September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee.

          (136) OMI Trust 2000-D means the trust formed pursuant to the Series 2000-D Pooling and Servicing Agreement, dated as of December 1, 2000, as amended September 28, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, among OMI, OAC, as Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee.

          (137) OMI Trust 2001-B means the trust formed pursuant to the Series 2001-B Pooling and Servicing Agreement, dated as of February 1, 2001, as amended September 28, 2001 and August 10, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, February 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (138) OMI Trust 2001-C means the trust formed pursuant to the Series 2001-C Pooling and Servicing Agreement, dated as of May 1, 2001, as amended October 2, 2001, August 10, 2001 and December 12, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (139) OMI Trust 2001-D means the trust formed pursuant to the Series 2001-D Pooling and Servicing Agreement, dated as of August 1, 2001, as amended December 12, 2001 and January 10, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, May 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (140) OMI Trust 2001-E means the trust formed pursuant to the Series 2001-E Pooling and Servicing Agreement, dated as of November 1, 2001, and incorporating the Standard Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (141) OMI Trust 2002-A means the trust formed pursuant to the Series 2002-A Pooling and Servicing Agreement, dated as of February 1, 2002, and incorporating the Standard

Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (142) OMI Trust 2002-B means the trust formed pursuant to the Series 2002-B Pooling and Servicing Agreement, dated as of May 1, 2002, and incorporating the Standard Terms to Pooling and Servicing Agreement, September 2001 Edition, among OMI, OAC, as servicer, and JPMorgan as successor in interest to PNC, as trustee.

          (143) Other Secured and Setoff Claims means any Secured Claims other than the 1997 Bonds Secured Claim, the 1998 Bonds Secured Claim, the Auto Secured Claim, the Carolina Secured Claim, the First American Secured Claim, the Foothill Secured Claim, the Pulaski Bonds Secured Claim, the Schmittauer Secured Claim, the Thomas Secured Claim, the U.S. Bank Secured Claim and the Secured Tax Claims.

          (144) Other Unsecured Claims means an Unsecured Claim, including all Self-Insurance Claims, other than: (a) a Convenience Claim; (b) a REMIC Guarantee Claim, or any other Claim arising from the B-2 REMIC Guarantees or the Resecuritization Note Put Option; (c) a Senior Note Claim; (d) a Junior Note Claim; or (e) a Litigation Claim.

          (145) Person means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, the Creditors’ Committee, Interest Holders, Holders of Claims, current or former employees of any Debtor, or any other legal entity.

          (146) Petition Date means November 15, 2002.

          (147) Plan means this Plan of Reorganization, dated as of the date set forth on the first page hereof, for each of the Debtors, together with any amendments or modifications hereto as the Debtors may file hereafter in accordance with the terms of the Plan (such amendments or modifications only being effective if approved by order of the Bankruptcy Court to the extent such approval is necessary).

          (148) Plan Supplement means the form of documents specified in Section 11.6 of the Plan, which are incorporated herein by reference.

          (149) PNC means PNC Bank National Association.

          (150) Prepetition Loan Agreement means that Loan and Security Agreement dated January 22, 2002 among the Debtors and Foothill, as amended pursuant to the First Amendment to Loan Agreement dated July 2002 and the Second Amendment to Loan Agreement dated July 31, 2002.

          (151) Priority Non-Tax Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (i) an Administrative Claim; (ii) a Priority Tax Claim; and (iii) a Fee Claim.

           (152) Priority Tax Claim means a Claim for taxes entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

          (153) Pulaski Bonds Secured Claim means that portion of the Claim arising under a loan agreement with Pulaski, Tennessee for variable rate demand economic development bonds, but only to the extent it is a Secured Claim secured by a capital lease on property which will be owned by Debtor HBOS Manufacturing, LP upon payment of the balance owed.

          (154) Quarterly Distribution Date means the first Business Day that is ninety (90) days after the immediately preceding Distribution Date for a particular Class of Claims. Notwithstanding any other provision of the Plan, there shall be no more than one Distribution Date each fiscal quarter for all Allowed Claims that results in Distributions.

          (155) Ratable, Ratably or Ratable Share means, for Distributions to Holders of Claims in Class 4A, Class 4B, Class 4C, Class 4D, Class 4E and Class 6A, so that the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim to (b) the allowed amount of the Allowed Claim, is the same as the ratio of (x) the difference of (i) the total amount of consideration available for Distribution on account of all Allowed Claims in the Class (or group of Classes) in which the particular Allowed Claim is included and (ii) the total amount of consideration distributed on the Initial Distribution Date and on the previous Quarterly Distribution Dates in the Class (or group of Classes) in which the particular Allowed Claim is included to (y) the maximum aggregate of the amount of Allowed Claims plus amount of Disputed Claims (in their aggregate Disputed Amount) in such Class (or group of Classes) as of any Distribution Date. The formula is illustrated as follows:

(a) Amount of consideration distributed to a Holder of an Allowed Claim	/	(b) Allowed amount of Holder’s Allowed Claim	=	[	(x)(i) Total consideration available for Distribution to Holders of Allowed Claims in Class (or group of Classes)	-	(ii) Total consideration distributed on previous Distribution Dates in the Class (or group of Classes)]	/	(y) Maximum aggregate amount of all Allowed Claims and Disputed Claims as of any Distribution Date

          After all Disputed Claims in such Class (or group of Classes) have become either Allowed Claims paid out on a Quarterly Distribution Date or disallowed for whatever reason, a final Distribution shall be made to each Holder of an Allowed Claim. For a particular Holder of an Allowed Claim, the final Distribution shall be the difference of (a) the amount equal to the total of the (i) original consideration available for Distribution to Holders of Allowed Claims in Class (or group of Classes) under the Plan divided by (ii) the final aggregate amount of all Allowed Claims as of the last Quarterly Distribution Date with the result of (a) multiplied by (b) the total amount of the Holder’s Allowed Claims in such Class (or group of Classes) and (c) the total amount of consideration distributed to such Holder on account of his Allowed Claim on all previous Distribution Dates. This final Distribution formula is illustrated as follows:

Final Distribution	=	[(	(a)(i) The total original consideration available for Distribution to Holders of Allowed Claims in Class (or group of Classes)	/	(ii) The final aggregate amount of all Allowed Claims as of the last Quarterly Distribution Date	*	(b) Total amount of the Holder’s allowed Claims in such Class (or group of Classes)]	-	(c) Total amount of consideration distributed to a Holder of an Allowed Claim on previous Distribution Dates

          Any and all distributions made pursuant to these formulas will be made from the General Distribution Trust.

          (156) Reclamation Claims means any Disputed Claims based upon a seller’s common law right to reclaim goods as used in section 546(c) of the Bankruptcy Code pursuant to the Bankruptcy Court’s Order Establishing Procedures With Respect To Reclamation Claims (D.I. 36) entered on November 19, 2002.

          (157) Record Date means the Confirmation Date.

          (158) Released Parties means, collectively and individually, the Debtors, the Creditors’ Committee, the Reorganized Debtors, the General Distribution Trust and the Disbursing Agent, and, to the extent they served or were employed during or in furtherance of the Chapter 11 Cases, their respective present and former officers, directors, members and ex officio members, if applicable, the retained professionals identified in the Disclosure Statement and counsel to individual members of the Creditors’ Committee.

          (159) REMIC Guarantee Claims means all of the Claims arising from the B-2 REMIC Guarantees and the Resecuritization Note Put Option.

          (160) Resecuritization Note means the Class A note issued by the Resecuritization Trust secured, in part, by certain B-Piece REMIC Certificates and X REMIC Certificates issued by the OMI Trust 1998-C, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A and the OMI Trust 2002-B.

          (161) Resecuritization Note Put Option means Oakwood’s obligation to the holder of the Resecuritization Note to purchase the Resecuritization Note on each payment date under the Resecuritization Note, beginning with the payment date occurring in September 2011 and ending with the payment date occurring in September 2012.

           (162) REMIC Trustees means JPMorgan in its capacity as trustee, indenture trustee, successor trustee, securities intermediary, verification agent, paying agent, as applicable, and Resecuritization Trustee, for the holders of notes and certificates, including Holders of the B-Piece REMIC Certificates and the Resecuritization Note, issued by each of the REMIC Trusts and the Resecuritization Trust and any duly appointed successor or successors.

          (163) REMIC Trusts means the following non-Debtor Real Estate Mortgage Investment Conduit Securitization Trusts: the OMI Trust 1995-B, the OMI Trust 1996-A, the OMI Trust 1996-B, the OMI Trust 1996-C, the OMI Trust 1997-A, the OMI Trust 1997-B, the OMI Trust 1997-C, the OMI Trust 1997-D, the OMI Trust 1998-A, the OMI Trust 1998-B, the OMI Trust 1998-C, the OMI Trust 1998-D, the OMI Trust 1999-A, the OMI Trust 1999-B, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2000-C, the OMI Trust 2000-D, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A and the OMI Trust 2002-B.

          (164) Reorganized Debtors mean the Debtors on and after the Effective Date, and the entities that shall succeed to all rights and obligations of the Debtors under the Plan (unless such obligations or rights are seceded in whole or part to the Disbursing Agent or other such entity).

          (165) Reorganized Oakwood means Oakwood on and after the Effective Date.

          (166) Reorganized Subsidiaries means the Affiliate Debtors on or after the Effective Date.

          (167) Resecuritization Trust means the Oakwood Mortgage Resecuritization Trust 2001 formed pursuant to the Amended and Restated Trust Agreement, dated as of February 1, 2002, as amended and supplemented by the Trust Agreement Amendment and Supplement, dated as of March 1, 2002, and the Trust Agreement Amendment and Supplement, dated as of June 1, 2002, among OMI, as depositor, OAC, as securities administrator, and the Resecuritization Trustee.

          (168) Resecuritization Trustee means JPMorgan in its capacity as trustee and securities intermediary of the Resecuritization Trust.

          (169) Schedule of Assets and Liabilities means, as amended, supplemented or modified, a Debtor’s schedule of assets and liabilities filed with the Bankruptcy Court on January 31, 2003 (D.I. 516, 518, 521, 524, 526, 528, 531, 533, 535, 539, 541, 543) pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

          (170) Schmittauer Secured Claim means that portion of the Claim of Jerry Schmittauer arising under a note dated August 1998, but only to the extent that it is a Secured Claim secured by a retail center owned by Debtor Oakwood Mobile Homes, Inc. and located at 1235 S.R. 28, Milford, Ohio.

          (171) Secured Claim means (a) that portion of a Claim that is secured by a valid, perfected and enforceable security interest, Lien, mortgage or other encumbrance, that is not subject to an Avoidance Action, in or upon any right, title or interest of any of the Debtors in and to property of the Estates, to the extent of the value of the Holder’s interest in such property as of the relevant determination date or (b) any Claim that is subject to an offset right pursuant to section 553 of the Bankruptcy Code, to the extent of the amount subject to a valid setoff, in the case of each of (a) and (b) as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code or agreed to, in writing, by the Debtors or the Reorganized Debtors and the applicable Claim Holder. Such defined term shall not include for voting or Distribution purposes any such Claim that has been or will be paid in connection with the cure of defaults under an assumed executory contract or unexpired lease under section 365 of the Bankruptcy Code.

          (172) Secured Tax Claims means a Claim for taxes to the extent that it is a Secured Claim under state or federal law.

          (173) Self-Insurance Claim means an Unsecured Claim against a Debtor that the Debtors assert is payable, in whole or in part, under any Self-Insurance Policy.

          (174) Self-Insurance Policy means any policy of self-insurance and any agreements relating thereto that may be available to provide coverage for Claims against a Debtor, including but not limited to statutorily mandated workers’ compensation programs in effect on the Petition Date providing compensation to employees of the Debtors for job-related injuries or job-related illnesses for which the Debtors self-insure.

          (175) Senior Indenture means the Indenture and First Supplemental Indenture, both dated March 2, 1999, between the Debtors and Bank One, N.A., f/k/a The First National Bank of Chicago, with respect to the Senior Notes, as the same may have been amended from time to time.

          (176) Senior Indenture Trustee means U.S. Bank Trust, N.A., as the current indenture trustee under the Senior Indenture, or any successor indenture trustee(s) to U.S. Bank Trust, N.A. under the Senior Indenture.

          (177) Senior Indenture Trustee Charging Lien means any lien or other priority in payment to which the Senior Indenture Trustee is entitled, pursuant to the Senior Indenture, against Distributions to be made to Holders of Senior Note Claims by the Senior Indenture Trustee under the Senior Indenture.

          (178) Senior Indenture Trustee Prepetition Fees and Expenses means any Claim asserted by the Senior Indenture Trustee for reimbursement of reasonable fees, expenses, disbursements and attorneys’ and agents’ fees incurred prior to the Petition Date by the Senior Indenture Trustee in connection with services rendered under the Senior Indenture.

          (179) Senior Note Claim means the Unsecured Claim of the Senior Indenture Trustee under the Senior Indenture, including, but not limited to, the Senior Indenture Trustee Charging Lien and the Senior Indenture Trustee Prepetition Fees and Expenses, or the Claim of any Holder of Senior Notes for the payment of any principal, premium, if any, and interest owing and unpaid as of the Petition Date in respect of such Senior Notes.

           (180) Senior Notes means the 7.875% Senior Notes in the aggregate principal amount of $125 million due March 2004 and the 8.125% Senior Notes in the aggregate principal amount of $175 million due March 2009 pursuant to an Indenture and First Supplemental Indenture, both dated March 2, 1999.

          (181) Solicitation Procedures Order means the Order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

          (182) Statement of Financial Affairs means, as amended, supplemented or modified, a Debtor’s statement of financial affairs filed with the Bankruptcy Court on January 31, 2003 (D.I. 515, 517, 520, 522, 525, 527, 530, 532, 534, 537, 540, 542) pursuant to sections 521(1) and 1106(a)(2) of the Bankruptcy Code.

          (183) Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases as provided in Article VI of the Plan.

          (184) Tarheel means Tarheel Insurance Company, Ltd., Oakwood’s non-Debtor subsidiary reinsurance company domiciled in Bermuda.

          (185) Thomas Secured Claim means that portion of the Claim of Lecil V. and Tommie Jane Thomas arising under a note dated January 15, 1993, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located at 508 Palmer Road, Rockwell, North Carolina.

          (186) Transfer means every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with property or with an interest in property, including but not limited to any sale, assignment, lease, transfer, encumbrance, Lien, exchange, mortgage, pledge, hypothecation or other disposition, or the creation of a security interest, in whole or in part.

          (187) U.S. Bank Secured Claim means that portion of the Claim of U.S. Bank National Association arising under a note dated April 2, 1991, but only to the extent that it is a Secured Claim secured by property owned by Debtor HBOS Manufacturing, LP and located in Albany, Linn County, Oregon.

          (188) U.S. Government Obligations means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged, or funds consisting solely of such securities, including funds managed by the Disbursing Agent (further including such funds for which it or its affiliates receive fees in connection with such management).

          (189) Unclaimed Property means any Cash or other distributable property unclaimed for a period of ninety (90) days after it has been delivered (or attempted to be delivered) in accordance with the Plan to the Holder entitled thereto in respect of a such Holder’s Allowed Claim. Unclaimed Property shall, without limitation, include: (a) checks (and the funds represented thereby) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Distribution Address to mail or deliver such property was available, notwithstanding efforts by the Debtors or the Disbursing Agent to locate such address which were commercially reasonable under the circumstances.

          (190) Unimpaired shall have the meaning ascribed to such term in section 1124 of the Bankruptcy Code.

          (191) United States Trustee means the Office of the United States Trustee for the District of Delaware.

          (192) Unsecured Claim means any Claim that is not: (a) an Administrative Claim; (b) a Priority Non-Tax Claim; (c) a Priority Tax Claim; (d) a Fee Claim; (e) a Secured Claim; (f) an Intercompany Claim; or (g) an Interest.

          (193) X REMIC Certificates means those certain X “pass-through” asset-backed securities that have been issued by the OMI Trust 1998-C, the OMI Trust 1999-C, the OMI Trust 1999-D, the OMI Trust 1999-E, the OMI Trust 2000-A, the OMI Trust 2000-B, the OMI Trust 2001-B, the OMI Trust 2001-C, the OMI Trust 2001-D, the OMI Trust 2001-E, the OMI Trust 2002-A and the OMI Trust 2002-B.

     1.2 Rules Of Interpretation, Computation Of Time And Governing Law.

          (a) Rules Of Interpretation.

               For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or an exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan’s description of the terms of an exhibit is inconsistent with the terms of the exhibit, the terms of the exhibit shall control; (e) unless otherwise specified, all references in the Plan to articles, sections, clauses and exhibits are references to articles, sections, clauses and exhibits of or to the Plan; (f) the words “herein” and “hereto” and other words of similar import refer to this Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) any reference to an entity as a Holder of a Claim or Interest includes that entity’s successors, assigns, and affiliates; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent such rules are not inconsistent with any other provision in this Section; and (j) any term used herein that is not defined herein shall have the meaning ascribed to any such term used in the Bankruptcy Code and/or the Bankruptcy Rules, if used therein.

          (b) Computation Of Time.

               In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          (c) Governing Law.

               Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

ARTICLE II.

METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS
AND GENERAL PROVISIONS

     2.1 General Rules Of Classification.

          A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     2.2 Holders Of Claims Entitled To Vote.

          Each Holder of an Allowed Claim or the Holder of a Claim that has been temporarily allowed for voting purposes by Order only under Bankruptcy Rule 3018(a) in an Impaired Class of Claims against the Debtors shall be entitled to vote separately to accept or reject the Plan as provided in the Solicitation Procedures Order. Any Unimpaired Class of Claims shall be deemed to have accepted the Plan. Any Class of Claims or Interests that will not receive or retain any property on account of such Claims or Interests under the Plan shall be deemed to have rejected the Plan.

     2.3 Acceptance By Impaired Classes.

          An Impaired Class of Claims shall have accepted the Plan if all of the necessary conditions of the Bankruptcy Code and Bankruptcy Rules have been satisfied.

     2.4 Non-Consensual Confirmation.

          To the extent necessary, the Debtors hereby request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. Subject to Section 1127 of the Bankruptcy Code, the Debtors reserve the right to modify the Plan to the extent that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

     2.5 Administrative Claims, Priority Tax Claims And Fee Claims.

          Administrative Claims, Fee Claims, and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article IV in accordance with section 1123(a)(1) of the Bankruptcy Code. Priority Non-Tax Claims are classified in Class 1.

     2.6 Special Provision Regarding Unimpaired Claims.

          Except as otherwise provided in the Plan, nothing herein shall affect the rights and defenses, both legal and equitable, of the Debtors, the Reorganized Debtors, the Disbursing Agent, and the Creditors’ Committee, as the case may be, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

     2.7 Special Provision Regarding Treatment Of Non-Debtor-Held Interests.

          Notwithstanding any other provision in this Plan, Distributions of Equity Consideration to Holders of Non-Debtor-Held Interests may be made from Distributions otherwise due to a senior Class that consents to such Distribution.

     2.8 [Deleted].

     2.9 Bar Dates For Administrative Claims.

          With respect to Administrative Claims relating to the period from the Petition Date through September 30, 2003, except to the extent set forth in the Administrative Claim Bar Date Order, a Holder of such Administrative Claim must have filed a request for payment of such Claim by the applicable bar date in order to be eligible to receive Distributions under the Plan on account of such Administrative Claim.

          To be eligible to receive Distributions under the Plan on account of an Administrative Claim not subject to the Administrative Claim Bar Date Order, all requests for payment of such Administrative Claims (other than Fee Claims) incurred before the Effective Date and not subject to the Administrative Claim Bar Date Order must be filed with the Claims Agent so as to be received on or before 4:00 p.m. (Eastern Time) on the date that is the first Business Day after the date that is 20 days after the Effective Date, unless otherwise agreed to by the Debtors. Amendments to such claims shall be governed by the provisions set forth in Section 10.3 of the Plan.

          Any Holder of an Administrative Claim that fails to file such a timely request for payment with the Claims Agent on or before such time as set forth in the Administrative Claim Bar Date Order shall have their Claim be deemed not Allowed under this Plan and be forever barred from asserting such Claim against any of the Debtors, the Reorganized Debtors, the Estates or their property. Any such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

     2.10 Bar Date For Fee Claims.

          Prior to the Effective Date, all applications for payment of Fee Claims must be filed with the Bankruptcy Court and served in accordance with the Fee Order. After the Effective Date, all applications for payment of Fee Claims must be sent to the Reorganized Debtors, the Disbursing Agent and counsel to the Creditors’ Committee and will be paid by the Reorganized Debtors or the Disbursing Agent, as appropriate, in the ordinary course, without further approval by the Bankruptcy Court.

          Any Holder of a Fee Claim that fails to file and serve such an application on or before such time as set forth in the Bar Date Order shall have their Claim be deemed not Allowed under this Plan and be forever barred from asserting such Claim against any of the Debtors, the Reorganized Debtors, the Estates or their property. Any such Claim shall be discharged and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.

ARTICLE III.

UNCLASSIFIED CLAIMS

          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Fee Claims and Priority Tax Claims, as described below, have not been classified.

     3.1 Administrative Claims.

          Subject to the terms herein, and unless the Holder of an Allowed Administrative Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash from the Administrative/Priority Claims Reserve on or as soon as reasonably practicable after the Distribution Date. Notwithstanding the immediately preceding sentence: (i) any Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving trade or vendor Claims, subject to compliance with any applicable bar date, shall be paid by the Disbursing Agent in the ordinary course in accordance with the terms and conditions of any agreements relating thereto; (ii) Administrative Claims of the United States Trustee for fees pursuant to section 1930(a)(6) of title 28 of the United States Code shall be paid in accordance with the applicable schedule for payment of such fees; (iii) and all Administrative Claims arising from the Final DIP Agreement shall be paid in accordance with the Final DIP Agreement and the Final DIP Order; and (iv) as Reclamation Claims become Allowed Administrative Claims, they shall be paid 100% of the unpaid allowed amount of such Administrative Claim in Cash on either the Initial Distribution Date or on the first Quarterly Distribution Date after such Administrative Claims become Allowed Administrative Claims.

     3.2 Priority Tax Claims.

          Subject to the terms herein, and unless the Holder of an Allowed Priority Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Tax Claim in Cash from the Administrative/Priority Claims Reserve on or as soon as reasonably practicable after the relevant Distribution Date; provided, however, that at the option of the Debtors or Reorganized Debtors, as the case may be, the Reorganized Debtors may make Distributions for any Allowed Priority Tax Claim over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim as provided in Section 1129(a)(9)(C) of the Bankruptcy Code. If the Debtors elect this option as to any Allowed Priority Tax Claim, then the payment of such Allowed Priority Tax Claim shall be made in equal semiannual installments with the first installment due on the later of: (i) the Initial Distribution Date, (ii) 30 calendar days after the date on which an order allowing such Allowed Priority Tax Claim becomes a Final Order, and (iii) such other time as may be agreed to by the Holder of such Allowed Priority Tax Claim and the Debtors. Each installment shall include simple interest on the unpaid portion of such Allowed Priority Tax Claim, without penalty of any kind, at the statutory rate of interest provided for such taxes under applicable nonbankruptcy law; provided, however, that the Reorganized Debtors shall reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Allowed Tax Claim, in full, at any time on or after the Effective Date, without premium or penalty. Any claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtor, or their respective property.

     3.3 Fee Claims.

          Subject to the terms herein, and unless the Holder of an Allowed Fee Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Fee Claim shall receive 100% of the unpaid allowed amount of such Claim in Cash from the Fee Claims Reserve on or as soon as reasonably practicable after the Initial Distribution Date.

ARTICLE IV.

CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND INTERESTS

     4.1 Summary.

          The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

Class	Claim	Status	Voting Rights

Class 1	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2A	Secured Tax Claims	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2B	1997 Bonds Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class	Claim	Status	Voting Rights

Class 2C	1998 Bonds Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2D	Auto Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2E	Carolina Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2F	First American Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2G	Foothill Secured Claim	Impaired	Entitled to Vote

Class 2H	Pulaski Bonds Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2I	Schmittauer Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2J	Thomas Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2K	U.S. Bank Secured Claim	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 2L	Other Secured and Setoff Claims	Unimpaired	Not Entitled to Vote; Deemed to Accept

Class 3	Convenience Claims	Impaired	Entitled to Vote

Class 4A	Senior Note Claims	Impaired	Entitled to Vote

Class 4B	Junior Note Claims	Impaired	Entitled to Vote

Class 4C	REMIC Guarantee Claims	Impaired	Entitled to Vote

Class 4D	Litigation Claims	Impaired	Entitled to Vote

Class 4E	Other Unsecured Claims	Impaired	Entitled to Vote

Class 5	Intercompany Claims	Substantively Consolidated	Not Entitled to Vote

Class 6A	Non-Debtor-Held Interests	Impaired	Entitled to Vote

Class 6B	Debtor-Held Interests	Substantively Consolidated	Not Entitled to Vote

     4.2 Class 1 (Priority Non-Tax Claims).

          Classification: Class 1 shall consist of all Priority Non-Tax Claims.

          Treatment: Subject to the terms herein, and unless the Holder of an Allowed Priority Non-Tax Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Priority Non-Tax Claim shall be paid 100% of the unpaid amount of such Allowed Priority Non-Tax Claim in Cash from the Administrative/Priority Claims Reserve on or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Claim becomes an Allowed Claim.

          Voting: Class 1 is an Unimpaired Class, and Holders of Class 1 Claims are not entitled to vote.

     4.3 Class 2A (Secured Tax Claims).

          Classification: Class 2A shall consist of all Secured Tax Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, each Holder of an Allowed Tax Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if required, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2A is an Unimpaired Class, and Holders of Class 2A Claims are not entitled to vote.

     4.4 Class 2B (1997 Bonds Secured Claim).

          Classification: Class 2B shall consist of the 1997 Bonds Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed 1997 Bonds Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a)

100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2B is an Unimpaired Class, and the Holder of the Class 2B Claim is not entitled to vote.

     4.5 Class 2C (1998 Bonds Secured Claim).

          Classification: Class 2C shall consist of the 1998 Bonds Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed 1998 Bonds Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2C is an Unimpaired Class, and the Holder of the Class 2C Claim is not entitled to vote.

     4.6 Class 2D (Auto Secured Claim).

          Classification: Class 2D shall consist of the Auto Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Auto Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2D is an Unimpaired Class, and the Holder of the Class 2D Claim is not entitled to vote.

     4.7 Class 2E (Carolina Secured Claim).

          Classification: Class 2E shall consist of the Carolina Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Carolina Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2E is an Unimpaired Class, and the Holder of the Class 2E Claim is not entitled to vote.

     4.8 Class 2F (First American Secured Claim).

          Classification: Class 2F shall consist of the First American Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed First American Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2F is an Unimpaired Class, and the Holder of the Class 2F Claim is not entitled to vote.

     4.9 Class 2G (Foothill Secured Claim).

          Classification: Class 2G shall consist of the Foothill Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Foothill Secured Claim shall receive, at the option of the Debtors, the Reorganized Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent, the relevant collateral, up to the unpaid amount of such Allowed Claim; provided, however, that such Distribution will only take place after the expiration of the letters of credit secured by such collateral. Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2G is an Impaired Class, and the Holder of the Class 2G Claim is entitled to vote.

          Allowance. The Foothill Secured Claim shall be allowed in an aggregate amount pursuant to the Prepetition Loan Agreement as of the Petition Date.

     4.10 Class 2H (Pulaski Bonds Secured Claim).

          Classification: Class 2H shall consist of the Pulaski Bonds Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Pulaski Bonds Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2H is an Unimpaired Class, and the Holder of the Class 2H Claim is not entitled to vote.

     4.11 Class 2I (Schmittauer Secured Claim).

          Classification: Class 2I shall consist of the Schmittauer Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Schmittauer Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2I is an Unimpaired Class, and the Holder of the Class 2I Claim is not entitled to vote.

     4.12 Class 2J (Thomas Secured Claim).

          Classification: Class 2J shall consist of the Thomas Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed Thomas Secured Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2J is an Unimpaired Class, and the Holder of the Class 2J Claim is not entitled to vote.

     4.13 Class 2K (U.S. Bank Secured Claim).

          Classification: Class 2K shall consist of the U.S. Bank Secured Claim, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, the Holder of the Allowed U.S. Bank Secured Claim shall receive,

at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities; (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution, if necessary, shall be made on or as soon as reasonably practicable after the relevant Distribution Date (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral). Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released.

          Voting: Class 2K is an Unimpaired Class, and the Holder of the Class 2K Claim is not entitled to vote.

     4.14 Class 2L (Other Secured and Setoff Claims).

          Classification: Class 2L shall consist of all Other Secured and Setoff Claims, to the extent (i) validly perfected under applicable non-bankruptcy law prior to the Petition Date or validly perfected after the Petition Date in accordance with section 546(b) of the Bankruptcy Code and (ii) otherwise enforceable against the Debtors’ Estates or the property thereof.

          Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code and herein, each Holder of an Allowed Other Secured and Setoff Claim shall receive, at the option of the Debtors or the Disbursing Agent, as appropriate, and to the extent such Claim is secured by collateral in the possession of the Debtors or the Disbursing Agent: (a) 100% of the Net Proceeds from the sale of the relevant collateral, up to the unpaid amount of such Allowed Claim (with such payments to be made, if applicable, from accounts set up by the Debtors, during the Chapter 11 Cases, in connection with the sale of such collateral), subject to applicable inter-creditor lien priorities (subject, if applicable, to the receipt by the Debtors or the Disbursing Agent of the proceeds of the sale of the relevant collateral); (b) the return of the relevant collateral; (c) the reinstatement of the Claim in accordance with the provisions of 11 U.S.C. § 1124(2); (d) such other, less favorable, treatment as shall be agreed to between the Holder of such Claim and the Debtors or the Disbursing Agent, as appropriate; or (e) such other, less favorable, treatment as is determined by Final Order of the Bankruptcy Court. Such Distribution shall be made on or as soon as reasonably practicable after the relevant Distribution Date. Upon receipt by the relevant Holder of such Distributions, such Holder’s Lien, offset right or other security interest in the relevant collateral shall be deemed released. To the extent a Claim is partially an Allowed Other Secured and Setoff Claim based on an offset right and partially an Allowed Claim of another type, such Other Secured and Setoff Claim shall be deemed to have been (x) setoff only to the extent of the allowed amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtors or the Reorganized Debtor, and (y) a Claim classified in another relevant Class for any excess of such Claim over the amount so set off. If a Claim is fully a Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtors that are in an amount in excess of the amount validly offset and the payment, in full and in cash, of all amounts due and owing as of the Effective Date to the Debtors and the turnover of any property of the Debtors held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition of the allowance of such Other Secured and Setoff Claim.

          Voting: Class 2L is an Unimpaired Class, and Holders of Class 2L Claims are not entitled to vote.

     4.15 Class 3 (Convenience Claims).

          Classification: Class 3 shall consist of all Convenience Claims.

          Treatment: Subject to the terms herein, unless the Holder of an Allowed Class 3 Claim agrees to receive other, less favorable treatment, each Holder of an Allowed Class 3 Claim shall receive the lesser of (i) 15% of the unpaid amount of such Allowed Class 3 Claim and (ii) such Holder’s pro-rata share of $3,000,000.00 in Cash, in two equal installments, on the next two Distribution Dates, or as soon as reasonably practicable thereafter, at the election of the Debtors upon reasonable notice to the relevant Holders from the Convenience Class Reserve.

          Voting: Class 3 is an Impaired Class, and Holders of Class 3 Claims are entitled to vote.

          Allowance. The Convenience Claims shall be allowed in the aggregate amount of the Face Value of all Claims as of the Petition Date; provided, however, that any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such Convenience Claims shall be disallowed for Distribution (but not voting) purposes.

     4.16 Class 4A (Senior Note Claims).

          Classification: Class 4A shall consist of all Senior Note Claims.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4A Claim who is the beneficial holder of such Class 4A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4A Claim who is the beneficial holder of such Class 4A Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All Senior Notes shall be deemed canceled.

          Voting: Class 4A is an Impaired Class, and Holders of Allowed Class 4A Claims who are the beneficial holders of such Class 4A Claims are entitled to vote.

          Allowance. The Senior Note Claims shall be allowed in the aggregate amount of all principal, premium, if any, and interest accrued and unpaid as of the Petition Date, and any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such Notes shall be disallowed for Distribution (but not voting) purposes.

          Distributions. Distributions shall be made to the Senior Indenture Trustee, who shall in turn make distributions to the beneficial holders of the Senior Notes in accordance with the applicable Senior Indenture transaction documents and the Plan. Additionally, to the extent necessary to pay the Senior Indenture Trustee Charging Lien and the Senior Indenture Trustee Prepetition Fees and Expenses such liens and obligations will attach to the Distributions to the Holders of Class 4A Claims.

     4.17 Class 4B (Junior Note Claims).

          Classification: Class 4B shall consist of all Junior Note Claims.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4B Claim who is the beneficial holder of such Class 4B Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4B Claim who is the beneficial holder of such Class 4B Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All Junior Notes shall be deemed canceled.

          Voting: Class 4B is an Impaired Class, and Holders of Allowed Class 4B Claims who are the beneficial holders of such Class 4B Claims are entitled to vote.

          Allowance. The Junior Note Claims shall be allowed in the aggregate amount of all principal, premium, if any, and interest accrued and unpaid as of the Petition Date, and any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such Notes shall be disallowed for Distribution (but not voting) purposes.

          Distributions. Distributions shall be made to the Junior Indenture Trustee, who shall in turn make distributions to the beneficial holders of the Junior Notes in accordance with the applicable Junior Indenture transaction documents and the Plan. Additionally, to the extent necessary to pay the Junior Indenture Trustee Charging Lien and the Junior Indenture Trustee Prepetition Fees and Expenses such liens and obligations will attach to the Distributions to the Holders of Class 4B Claims.

     4.18 Class 4C (REMIC Guarantee Claims).

          Classification: Class 4C shall consist of all REMIC Guarantee Claims.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4C Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4C Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date. All B-2 REMIC Guarantees and the Resecuritization Note Put Option shall be deemed canceled.

          Voting: Class 4C is an Impaired Class, and Holders of Allowed Class 4C Claims who are the beneficial holders of such Class 4C Claims are entitled to vote.

          Allowance. Each REMIC Guarantee Claim shall be allowed in an amount determined by a Final Order of the Bankruptcy Court. Any and all other Claims for payment of any principal, premium, if any, and interest owing and unpaid in respect of such REMIC Guarantee Claims shall be disallowed for Distribution purposes. To the extent no order or an order determining the amount of each Allowed REMIC Guarantee Claim is not a Final Order by the Effective Date, an amount equal to the aggregate face amount of the REMIC Guarantee Claims or an amount fixed solely for purpose of this reserve, by Final Order, shall be reserved from the Ratable share of the proceeds of the General Distribution Trust and paid out once a Final Order determining the Allowed REMIC Guarantee Claims is entered by the Bankruptcy Court.

          Distributions. Distributions shall be made to the REMIC Trustees and the Resecuritization Trustee, as applicable, who shall in turn make distributions to the beneficial holders of the B-Piece REMIC Certificates and the Resecuritization Note in accordance with the applicable REMIC Trust and Resecuritization Trust transaction documents and the Plan. Additionally, to the extent necessary to pay the charging liens or fees and expenses of the REMIC Trustees or the Resecuritization Trustee such liens and obligations will attach to the Distributions to the Holders of Class 4C Claims.

          Note: Due to certain negative tax consequences regarding Distributions to holders of B-2 REMIC Certificates on account of their status as Holders of Allowed REMIC Guarantee Claims, all Holders of Allowed REMIC Guarantee Claims arising from the B-2 REMIC Guarantees may be required to tender the underlying B-Piece REMIC Certificate, and thereby assign any future payments thereunder, to the Debtors in exchange for an Allowed REMIC Guarantee Claim in an Allowed Amount equal to the face amount of the B-Piece REMIC Certificate plus Allowed Interest. This would result in a slightly diluted recovery to Holders of Allowed Claims in Class 4A, Class 4B, Class 4D and Class 4E.

     4.19 Class 4D (Litigation Claims).

          Classification: Class 4D shall consist of all Litigation Claims.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4D Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4D Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date.

          Voting: Class 4D is an Impaired Class, and Holders of Allowed Class 4D Claims are entitled to vote.

     4.20 Class 4E (Other Unsecured Claims).

          Classification: Class 4E shall consist of all Other Unsecured Claims.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 4E Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 4E Claim shall receive on account of such Allowed Claim its Ratable share of the proceeds of the General Distribution Trust on the Effective Date.

          Voting: Class 4E is an Impaired Class, and Holders of Allowed Class 4E Claims are entitled to vote.

     4.21 Class 5 (Intercompany Claims).

          Classification: Class 5 shall consist of all Intercompany Claims.

          Treatment: In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and Chapter 11 Cases into the Reorganized Debtors, on the Confirmation Date or such other date as may be set by the Substantive Consolidation Order, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be (i) released, (ii) contributed to capital, (iii) dividended or (iv) remain unimpaired, depending on the tax consequences, and Holders of Intercompany Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims, except to the extent potential tax consequences otherwise dictate.

          Voting: Class 5 is an Impaired Class of Insiders under the Bankruptcy Code and Holders of Interests in Class 5 shall be conclusively deemed to have rejected the Plan.

     4.22 Class 6A (Non-Debtor-Held Interests).

          Classification: Class 6 shall consist of all Non-Debtor-Held Interests.

          Treatment: Subject to the terms herein and unless the Holder of an Allowed Class 6A Claim agrees to receive other, less favorable treatment, on or as soon as reasonably practicable after the Initial Distribution Date and each Quarterly Distribution Date thereafter, each Holder of an Allowed Class 6A Claim in Oakwood shall receive its Ratable share of (a) the New Warrants for the New Common Stock of the New Holdco paid from the General Distribution Trust if appropriate and allowed under section 1129(b)(2)(B)(ii) of the Bankruptcy Code or (b) the Equity Compensation, if available. All Interests in Oakwood shall be deemed canceled. If the Distributions for all Allowed Claims in Class 4A, Class 4B, Class 4C, Class 4D and Class 4E from the General Distribution Trust result in 100% recovery for such Holders prior to the earlier of the exercise or expiration of the New Warrants, the Holders of New Warrants shall receive a Distribution, with such Distribution being an amount up to the value of the New Warrants as determined in the agreement concerning the New Warrants.

          Voting: Class 6A is an Impaired Class, and all Holders of Allowed Class 6A Claims are entitled to vote.

     4.23 Class 6B (Debtor-Held Interests).

          Classification: Class 6B shall consist of all Debtor-Held Interests in any Debtor.

          Treatment: In connection with, and as a result of, the substantive consolidation of the Debtors’ Estates and Chapter 11 Cases into the Reorganized Debtors, on the Confirmation Date or such other date as may be set by the Substantive Consolidation Order, but subject to the occurrence of the Effective Date, all Debtor Holders of an Allowed Class 6B Claim in any of the Debtors shall either (i) retain such Debtor-Held Interest, in which case the Debtor Holding an Interest in an Affiliate Debtor shall continue to hold such Debtor-Held Interest in the corresponding Reorganized Subsidiary or (ii) receive new equity in the appropriate Reorganized Subsidiary upon the cancellation of the old equity.

          Voting: Class 6B is an Impaired Class of Insiders under the Bankruptcy Code and Holders of Debtor-Held Interests in Class 6B shall be conclusively deemed to have rejected the Plan.

ARTICLE V.

CONDITIONS PRECEDENT

     5.1 Conditions To Confirmation.

          It is a condition to confirmation of the Plan that the Confirmation Order that is entered:

(a)	is in a form and substance satisfactory to the Debtors in their sole discretion, subject to Section 6.17 of the Plan; and

(b)	includes provisions:

(i)	authorizing the Reorganized Debtors to adopt and file their respective Amended and Restated Certificates of Incorporation and Amended and Restated Bylaws, if necessary;

(ii)	authorizing the satisfaction in full of all Administrative Claims arising from the Final DIP Agreement;

(iii)	authorizing the issuance of the New Common Stock and New Warrants, if necessary, and delivery of the same to the Disbursing Agent;

(iv)	authorizing and directing the creation of the General Distribution Trust, the Administrative/Priority Claims Reserve, the Convenience Class Reserve and the Fee Claims Reserve and their funding in accordance with the Plan for eventual delivery to Holders of certain Allowed Claims;

(v)	authorizing all of the other transactions contemplated by the Plan in order to effectuate the Plan;

(vi)	exempting the New Common Stock and New Warrants, if necessary, from registration under the Securities Act and state and local laws pursuant to Section 1145; and

(vii)	making the provisions of the Confirmation Order non-severable and mutually dependent.

          It is also a condition to confirmation of the Plan that the Debtors receive a binding, unconditional commitment, except for traditional market “outs,” for the Exit Facility from the Exit Facility Lender.

     5.2 Conditions To Consummation.

          The Debtors intend to request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry and shall be a Final Order. Notwithstanding the foregoing, the Plan may not be consummated, and the Effective Date shall not occur, unless and until each of the conditions set forth below is satisfied or waived by the Debtors in their sole discretion (if and to the extent permitted by Section 5.3 of this Plan, subject to Section 6.17 of this Plan):

(a)	the Debtors shall have sufficient Cash on hand (or investments projected by the Debtors to provide timely Cash) to make timely Distributions of Cash required hereunder;

(b)	the Debtors have established the General Distribution Trust, the Administrative/Priority Claims Reserve, the Convenience Class Reserve and the Fee Claims Reserve;

(c)	the Debtors entered into the necessary agreements and may commence borrowing under the Exit Facility;

(d)	the Confirmation Order shall be a Final Order; and

(e)	the Debtors designate the date of the Effective Date, by written notice to (i) the Creditors’ Committee, (ii) the United States Trustee, (iii) Greenwich and (iv) all parties that have requested notice in these Chapter 11 Cases pursuant to Bankruptcy Rule 2002.

     5.3 Waiver Of Conditions.

          The Debtors may waive, in their sole and absolute discretion, any condition set forth in this Article V at any time, without notice, without leave of or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan, subject to Section 6.17 of the Plan.

     5.4 Effect Of Nonoccurrence Of The Conditions To Consummation.

          If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived by the Debtor in their sole and absolute discretion, subject to Section 6.17 of the Plan, on or before the first Business Day that is more than ninety (90) days after the Confirmation Date, or such later date as shall be agreed by the Debtors and the Creditors’ Committee, the Debtors may schedule a status hearing with the Bankruptcy Court. If the Confirmation Order is ultimately vacated, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute an admission, a waiver or release of any Claims against or Interests in any of the Debtors.

ARTICLE VI.

IMPLEMENTATION

          In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of execution and implementation of the Plan.

     6.1 Vesting Of Assets In The Reorganized Debtors.

          Pursuant to section 1141(b) of the Bankruptcy Code, except as otherwise provided in the Plan, property of the Estates and of the Debtors shall revest in the Reorganized Debtors as restructured by this Plan on the Effective Date of the Plan. From and after the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the United States Trustee, other than those restrictions expressly imposed by the Plan or the Confirmation Order. As of the Effective Date, all property of the Debtors and the Reorganized Debtors shall be free and clear of all Claims, Liens and interests, except as specifically provided in the Plan or in the Confirmation Order.

     6.2 Retention Of Actions And Defenses By The Reorganized Debtors.

          All Causes of Action, including Avoidance Actions, shall be and hereby are preserved. Prosecution and settlement of such Causes of Action, including Avoidance Actions, shall be the sole responsibility of the Reorganized Debtors or the Disbursing Agent, pursuant to this Plan, and the Confirmation Order, and the Reorganized Debtors or the Disbursing Agent, as the case may be, shall pursue those Causes of Action, including Avoidance Actions, as appropriate, in accordance with their respective judgment, of what is in the best interests, and for the benefit of the Creditors and of the Estates. To the extent that any Avoidance Actions are allocated to the Disbursing Agent, such Disbursing Agent shall have all rights, powers, and interests of the Debtors, as debtors in possession, to pursue such Avoidance Actions as a representative of the Estates pursuant to section 1123(b)(3) of the Bankruptcy Code. The determination of whether the Causes of Action will remain with the Reorganized Debtors or will be transferred to the General Distribution Trust, under the supervision of the Disbursing Agent, has not been made at this time. This determination, once it is made by the Debtors in consultation with the Creditors’ Committee, will be so reflected in the Plan Supplement.

     6.3 [Deleted].

     6.4 Cancellation Of Securities And Agreements.

          On the Effective Date, all Junior Notes, Senior Notes, B-2 REMIC Guarantees, Resecuritization Note Put Option and Interests, and all documentation related thereto and all obligations of the Debtors under or in respect of any of the foregoing shall be cancelled and any rights thereunder terminated; provided, however, that (i) except to the extent the Plan affects the B-2 REMIC Guarantees and the Resecuritization Note Put Option, nothing contained in this Plan shall affect the rights and obligations of the REMIC Trusts and the Resecuritization Trust under the applicable REMIC Trust and the Resecuritization Trust transaction documents or impair, amend, or adversely affect the REMIC Trusts and the Resecuritization Trust and the rights of each REMIC Trustee and the Resecuritization Trustee thereunder relating to the B-Piece REMIC Certificates or the X REMIC Certificates, and (ii) the Senior Indenture and Junior Indenture shall continue in effect for purposes of permitting the Senior Indenture Trustee and the Junior Indenture Trustee to (x) make distributions pursuant to the Plan and to perform such necessary functions with respect thereto and (y) preserve, maintain and assert the Senior Indenture Trustee Charging Lien, the Junior Indenture Trustee Charging Lien, the Senior Indenture Trustee Prepetition Fees and Expenses and the Junior Indenture Trustee Prepetition Fees and Expenses against Holders of the Senior Notes and the Junior Notes under the Senior Indenture and the Junior Indenture, respectively. Neither Oakwood, the other Debtors, nor the Disbursing Agent shall have any obligation to recognize any transfer of the B-2 REMIC Guarantees, the Resecuritization Note, the Junior Notes, the Senior Notes or the Interests occurring after the Confirmation Date. Upon the termination of the Senior Indenture and the Junior Indenture, and without further action of the Bankruptcy Court, the Senior Indenture Trustee Charging Lien, the Junior Indenture Trustee Charging Lien, the Senior Indenture Trustee Prepetition Fees and Expenses and the Junior Indenture Trustee Prepetition Fees and Expenses shall attach to and become a first priority lien on any Distribution to Holders of the Senior Notes and the Junior Notes, as appropriate.

     6.5 Amended And Restated Certificates Of Incorporation.

          Upon the Effective Date, the Reorganized Debtors shall file their Amended and Restated Certificates of Incorporation with the offices of the Secretary of State of the state that governs their respective entities in accordance with the respective state law. Each Amended and Restated Certificate of Incorporation will, among other things, provide for the prohibition of the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, and with respect to New Holdco, authorize 20,000,000 shares of New Common Stock. After the Effective Date, the Reorganized Debtors may amend and restate their Amended Certificates of Incorporation and other constituent documents as permitted by applicable law.

     6.6 Amended And Restated Bylaws.

          Upon the Effective Date, the Reorganized Debtors shall adopt and effect the Amended and Restated Bylaws.

     6.7 New Securities.

          On the Effective Date, New Holdco shall issue, in accordance with the provisions of this Plan, the New Common Stock and the New Warrants, and, to the extent required, transfer the New Common Stock and the New Warrants to the General Distribution Trust.

     6.8 Directors.

          Upon the Effective Date, the operation of each of the Reorganized Debtors shall become the general responsibility of their respective boards of directors (or their equivalents) who shall, thereafter, have the responsibility for the management, control and operation of each of the Reorganized Debtors. The initial Board of Directors for Reorganized Oakwood shall be comprised of seven (7) directors designated by the Creditors’ Committee, which such designations shall be included by the Debtors in the Plan Supplement, prior to the Effective Date. If the Creditors’ Committee does not so designate an initial Board of Directors, or designates an incomplete initial Board of Directors, the existing members of the Board of Directors of the Debtors, before the Confirmation Hearing, shall so designate those remaining undesignated directorships. The initial boards of directors of the Reorganized Subsidiaries shall be the same as that of Reorganized Oakwood unless otherwise designated by the Board of Directors of Reorganized Oakwood. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the names of each of the director nominees shall be disclosed prior to the entry of any Confirmation Order. All such directors shall be deemed elected, and those directors not continuing in office shall be deemed removed therefrom, effective on the Effective Date, pursuant to the Confirmation Order. Such directors’ tenure and the manner of selection of new directors shall be initially as provided in the Amended and Restated Certificates of Incorporation and the Amended and Restated Bylaws.

     6.9 Officers.

          On the Effective Date, the existing officers of each of the Debtors shall be retained and shall remain as officers of the Reorganized Debtors and shall continue to serve until such time as they may resign, be removed or be replaced by the board of directors of each of the Reorganized Debtors.

     6.10 Employment Contracts.

          From and after the Effective Date, the Reorganized Debtors may enter into employment contracts with their respective officers, agents or employees.

     6.11 Corporate Action.

          The adoption of the Amended and Restated Certificates of Incorporation, the Amended and Restated Bylaws, the selection of directors and officers for the Reorganized Debtors, the issuance and distribution of the New Common Stock and New Warrants, the execution and delivery of any contract, instrument, release, document or agreement, and any the other matter provided for under the Plan involving the corporate action to be taken by or required of any of the Reorganized Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

     6.12 Other Documents And Actions.

          The Debtors and the Reorganized Debtors may execute such documents and take such other action as is reasonably necessary to effectuate the transactions provided for in the Plan.

     6.13 Treatment Of New Common Stock And New Warrants.

          The shares of New Common Stock, and New Warrants, if necessary, issued pursuant to the Plan shall be issued pursuant to the exemption from securities registration contained in section 1145 of the Bankruptcy Code.

     6.14 Termination Of The Final DIP Agreement.

          Subject to the payment in full of all amounts owed under the Final DIP Agreement or other such treatment as agreed to by the Debtors and Greenwich, on the Effective Date, the obligations arising under the Final DIP Agreement shall be deemed to have terminated. All amounts due and owing, if any, under the Final DIP Agreement shall be paid in full on the Effective Date as Allowed Administrative Claims, and all liens, mortgages and security interests granted under the Final DIP Agreement shall automatically be extinguished without the need for any filings or further actions under the state or federal laws, and all authorities shall be authorized to accept the Confirmation Order and notice of Effective Date as a release or satisfaction of all such liens, mortgages and security interests.

     6.15 Funding Of The Plan.

          The Distributions to be made pursuant to the Plan will be available from (a) funds realized in connection with past operations of the Debtors and their non-debtor affiliates, (b) existing Cash assets of the Debtors including the Net Proceeds, (c) the liquidation of certain non-Cash assets of the Debtors, and (d) the Exit Facility, the New Common Stock and the New Warrants.

          To the extent not otherwise provided for herein or ordered by the Bankruptcy Court, the Debtors, the Disbursing Agent or the Reorganized Debtors shall estimate appropriate reserves of Cash, New Common Stock and New Warrants, if necessary, to be set aside in order to pay or reserve for the payment of actual expenses and liabilities of the Estates after the Effective Date and expenses which accrued prior to the Effective Date, including Fee Claims, Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims and Secured Claims, with such reserves being paid into the General Distribution Trust, the Administrative/Priority Claims Reserve, the Convenience Class Reserve and/or the Fee Claims Reserve, as appropriate.

     6.16 Substantive Consolidation.

(a)	Effect Of Substantive Consolidation.

               The Plan contemplates and is conditioned upon entry of the Substantive Consolidation Order, which shall effect the substantive consolidation of the Chapter 11 Cases into a single Chapter 11 Case solely for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Bankruptcy Court, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims shall be eliminated; (ii) all assets and liabilities of the Debtors shall be merged or treated as though they were merged for purposes of distribution; (iii) all prepetition and postpetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) all Claims based upon guarantees of collection, payment or performance made by one or more Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect; (v) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the Estate; (vi) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the Estate; (vii) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the Estate in the consolidated Chapter 11 Cases and shall be deemed a single obligation of the Estate under the Plan on and after the Confirmation Date; and (viii) the Chapter 11 Cases of the Affiliate Debtors shall be closed.

(b)	Order Granting Substantive Consolidation.

               Unless substantive consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases. Unless an objection to substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before the Ballot Deadline, or such other date as may be fixed by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

     6.17 Creditors’ Committee Control Over Plan Provisions.

          Notwithstanding any other provision of the Plan, and subject to the requirement that the Committee not unreasonably withhold its approval or consent:

(a)	it shall be a condition to confirmation of the Plan that the Confirmation Order that is entered is in a form and substance satisfactory to the Creditors’ Committee as well as to the Debtors under Section 5.1 of the Plan;

(b)	the Debtors must obtain the consent of the Creditors’ Committee as to the principal terms and conditions of any Exit Facility;

(c)	the Debtors must obtain the consent of the Creditors’ Committee to waive, as set forth in Section 5.3 of the Plan, any condition to confirmation or consummation set forth in Article V of the Plan;

(d)	the Debtors must obtain the consent of the Creditors’ Committee to make any amendments under Section 11.2 of the Plan; and

(e)	the Debtors must obtain the consent of the Creditors’ Committee as to the form of the material documents in the Plan Supplement under Section 11.6 of the Plan.

     6.18 Dissolution Of The Creditors’ Committee.

          The Creditors’ Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors’ Committee shall be dissolved and its members shall be deemed released of any continuing duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention and employment of the Creditors’ Committee’s attorneys, accountants and other agents shall terminate, except with respect to (i) all Fee Claims, (ii) any appeals of the Confirmation Order, and (iii) any estate litigation commenced by the Creditors’ Committee pending on the Effective Date not resolved by the Plan. All expenses of Creditors’ Committee members and the fees and expenses of their professionals through the Effective Date which are Allowed Claims shall be paid in accordance with the terms and conditions of the Fee Order and this Plan. Counsel to the Creditors’ Committee shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Confirmation Date activities authorized hereunder upon the submission of invoices to the Reorganized Debtors.

ARTICLE VII.

EFFECTS OF PLAN CONFIRMATION

     7.1 Discharge.

          Except as otherwise expressly provided in the Plan or Confirmation Order, as of the Effective Date, the Debtors and the Reorganized Debtors shall be discharged forthwith from, and the Confirmation Order shall operate as an injunction against, the commencement or continuation of an action, the employment of process, or an act to collect, recover or offset, any Claim, Interest and any other “debt” (as that term is defined in section 101(12) of the Bankruptcy Code) from or against the Debtors or the Reorganized Debtors, and the Debtors’ and the Reorganized Debtors’ liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or arising from any agreement of the Debtors entered into or obligation of any kind of the Debtors incurred before the Confirmation Date, or from any conduct of the Debtors occurring prior to the Confirmation Date or that otherwise arose before the Confirmation Date (including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the date of commencement of the applicable Chapter 11 Case), and the Debtors and the Reorganized Debtors shall be released and discharged from any liability of a kind specified in section 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under section 501 of the Bankruptcy Code, such Claim is allowed under section 502 of the Bankruptcy Code, or the Holder of such Claim has accepted the Plan.

     7.2 Retention Of Causes Of Action/Reservation Of Rights.

          Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Causes of Action, including Avoidance Actions, that the Debtors, the Reorganized Debtors or Disbursing Agent may have currently or which the Reorganized Debtors or Disbursing Agent may choose to assert on behalf of their Estates under any provision of the Bankruptcy Code or any similar applicable non-bankruptcy law, all of which are expressly reserved by the Plan. The determination of whether the Causes of Action will remain with the Reorganized Debtors or will be transferred to the General Distribution Trust, under the supervision of the Disbursing Agent, has not been made at this time. This determination, once it is made by the Debtors in consultation with the Creditors’ Committee, will be so reflected in the Plan Supplement.

          Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Causes of Action, including Avoidance Actions, which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unaltered or Unimpaired by the Plan. The Reorganized Debtors or Disbursing Agent shall have, retain, reserve and be entitled to assert all such Causes of Action which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors’ or Disbursing Agent’s legal and equitable rights respecting any Claim left unaltered or Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

     7.3 Post-Consummation Effect Of Evidence Of Claims Or Interests.

          Outstanding notes, stock certificates, and other instruments evidencing Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the Distributions, if any, contemplated by the Plan to the extent that such Claim or Interest is an Allowed Claim under the Plan. As described in Article IV, above, such instruments shall be deemed cancelled.

     7.4 Limited Releases By Holders.

          Except as otherwise expressly provided in the Plan, on the Effective Date, in consideration for, or as part of, the treatment accorded to the Holders of Claims and Interests under the Plan, each Holder of a Claim or Interest that votes in favor of this Plan shall be deemed to (a) have released the Released Parties from any and all causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they individually or collectively theretofore or thereafter possessed or may possess related to or arising from the Debtors’ Chapter 11 Cases and (b) have agreed, pursuant to section 1123(a)(4) of the Bankruptcy Code, to the treatment received as a member of their Class under the Plan, unless such Holder of a Claim or Interest affirmatively opts out from granting such a release. Notwithstanding anything to the contrary in the Plan, the Plan shall not release or discharge any Claims held by the Securities and Exchange Commission (the “SEC”) against any non-debtors, or enjoin or restrain the SEC from instituting or enforcing any such Claims against any non-debtors.

     7.5 Limited Releases By Debtors.

          As of the Effective Date, the Debtors shall be deemed to have waived and released the Released Parties from any and all Causes of Action, including Avoidance Actions, of the Debtors (including Claims which the Debtors otherwise have legal power to assert, compromise or settle in connection their Chapter 11 Cases) arising on or prior to the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any Claim (a) in respect to any loan, advance or similar payment by the Debtors to any Released Party, (b) in respect of any contractual obligation owed by such Released Party to any of the Debtors, (c) in respect to any Claim based upon the willful misconduct of such Released Party, or (d) to the extent based upon or attributable to such Released Party gaining in fact a personal profit to which such Released Party was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of Oakwood which are recoverable by Oakwood pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended.

     7.6 Term Of Injunctions Or Stays.

          Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

     7.7 Exculpation.

          The Released Parties and the Senior Indenture Trustee, the Junior Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall neither have nor incur any liability, in any form, to any Holder of a Claim or Interest, or a governmental entity on behalf of a Holder of a Claim or Interest, for any act or omission in connection with or arising out of their involvement in the filing and conduct of the Chapter 11 Cases, including the payment or partial payment of Claims arising prior to the Petition Date, the solicitation of votes for acceptance or rejection of the Plan, the pursuit of confirmation and consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan except for any liabilities which may arise under the statutes or regulations administered by the Securities and Exchange Commission or from any willful misconduct, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and applicable law.

     7.8 Injunction.

          The Confirmation Order shall provide, among other things, that all Persons who have held, hold or may hold Claims against or Interests in any of the Debtors are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property, including Self-Insurance Policies; (b)

enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property; (d) asserting any right of setoff, directly or indirectly, against any obligation due the Debtors, the Estates, the Reorganized Debtors, the Disbursing Agent, the General Distribution Trust or any of their property, except as contemplated or allowed by the Plan; (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (f) prosecuting or otherwise asserting any right, claim or cause of action released pursuant to the Plan.

     7.9 Waiver Of Certain Claims.

          Subject to Section 6.4 of the Plan, but subject to the occurrence of the Initial Distribution Date, and except as otherwise expressly provided in the Confirmation Order or herein, all Holders of Junior Note Claims, Senior Note Claims and REMIC Guarantee Claims and Junior Indenture Trustees, the Senior Indenture Trustees, the REMIC Trustees and the Resecuritization Trustee shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever covenanted with each other to waive, release and not to assert, sue, or otherwise seek any recovery from each other or the Released Parties, whether for tort, contract, violations of federal or state securities laws, or otherwise, based upon any claim, right or cause of action related to the construction and enforcement of the Junior Indenture, the Senior Indenture or any obligations under the B-2 REMIC Guarantees and the Resecuritization Note Put Option or any alleged priority or subordination in respect of Distributions received on account of Junior Note Claims, Senior Note Claims or REMIC Guarantee Claims.

     7.10 Release Of Liens And Perfection Of Liens.

          Except as otherwise specifically provided in the Plan or in any agreement, instrument or document created in connection with the Plan: (a) each Holder of (i) a Secured Claim, (ii) a Claim that is purportedly secured and/or (iii) a judgment, personal property or ad valorem tax, mechanics’ or similar Lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (1) turn over and release to the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent, as the case may be, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim, or such Lien and/or Claim which shall automatically, and without further action by the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent, be deemed released; and (2) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors require(s) to evidence such Claim Holder’s release of such property or Lien, and if such Holder violates the Confirmation Order by refusing to execute appropriate documents or instruments, the Disbursing Agent or the Reorganized Debtors may, in its or their discretion, file a copy of the Confirmation Order which shall serve to release any Claim Holder’s rights in such property; and (b) on the Effective Date, all right, title and interest in such property shall revert to the Reorganized Debtors or the Estates, to be transferred to the Reorganized Debtors, the General Distribution Trust or Disbursing Agent, free and clear of all Claims and Interests, including, without limitation, Liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

          Without limiting the automatic release provisions of the immediately preceding paragraph: (a) no Distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent (as applicable) such release of Liens or otherwise turns over and releases such Cash, pledge or other possessory Liens; (b) such Holder that fails to execute and deliver such release of Liens within ninety (90) days after the Effective Date shall be deemed to have no Claim against the Debtors, the Estates, the Reorganized Debtors, the General Distribution Trust or the Disbursing Agent or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder; and (c) the Debtors, the Reorganized Debtors or the Disbursing Agent (as appropriate), who shall be deemed to be appointed as attorney-in-fact for all such Holders of Lien Claims for the purpose of releasing such Liens, shall be authorized to use, and all authorities shall be required to accept, the Confirmation Order and the notice of Effective Date as satisfaction of all Liens.

     7.11 Insurance Preservation.

          Nothing in the Plan, including any releases, shall diminish or impair the Debtors’ ability to enforce any insurance policies or other policies of insurance that may cover insurance Claims or other Claims against the Debtor or any other Person.

ARTICLE VIII.

GENERAL PROVISIONS REGARDING TREATMENT OF CLAIMS AND
INTERESTS AND DISTRIBUTIONS UNDER THE PLAN

     8.1 Distributions.

          Except as otherwise provided in the Plan, initially, property to be distributed under the Plan (a) to Holders of Administrative Claims, Priority Non-Tax Claims, Priority Tax Claims, Secured Claims and Convenience Claims, may be distributed on the date that is the later of (i) the Effective Date (or as soon thereafter as reasonably practicable) and (ii) the date (or as soon thereafter as is reasonably practicable) such Claims become Allowed Claims or otherwise become payable under the Plan; (b) with respect to Holders of Fee Claims, shall be distributed on the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Bankruptcy Court; and (c) with respect to Holders of Junior Note Claims, Senior Note Claims, REMIC Guarantee Claims, Litigation Claims, Other Unsecured Claims or the Interests (subject to the priority scheme set forth in the Plan), shall be distributed on the date as soon as reasonably practicable after the Effective Date. Subsequently, property to be distributed under the Plan shall be distributed on the first Business Day that is ninety (90) days after the immediately preceding Distribution Date for a particular Class of Claims. Notwithstanding any other provision of the Plan, there shall be no more than one Distribution Date each fiscal quarter for all Allowed Claims that results in Distributions. With respect to Secured Claims, occurrence of the Distribution Date shall be subject, if applicable, to Estates’ receipt of the Net Proceeds of the sale of the relevant collateral, if applicable. All Distributions of Cash, New Common Stock and New Warrants, if applicable, will be made by the Disbursing Agent from the General Distribution Trust, the Administrative/Priority Claims Reserve, the Convenience Class Reserve or the Fee Claims Reserve.

     8.2 Distributions To Classes 4A, 4B And 4C.

          Distributions for the benefit of beneficial holders of Senior Notes, Junior Notes, B-2 REMIC Guarantees and the Resecuritization Note shall be made to the Senior Indenture Trustee, the Junior Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee, as applicable. The Senior Indenture Trustee, the Junior Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall, in turn, promptly administer the Distributions to the beneficial Holders of Allowed Claims in Classes 4A, 4B and 4C, as applicable, in accordance with the Plan and applicable transaction documents. None of the Senior Indenture Trustee, the Junior Indenture Trustee, the individual REMIC Trustees and the Resecuritization Trustee shall be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; and in the event that such parties are so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be paid from the Distributions to the beneficial Holders of Senior Note Claims, Junior Note Claims and REMIC Guarantee Claims. Additionally, to the extent necessary to pay the Senior Indenture Trustee Charging Lien, the Junior Indenture Trustee Charging Lien, the Senior Indenture Trustee Prepetition Fees and Expenses, the Junior Indenture Trustee Prepetition Fees and Expenses up to $500,000.00 in Cash will be paid to the Holders of Senior Note Claims and Junior Note Claims, in lieu of an identical value of New Common Stock (maintaining a Pro Rata Distribution to all Allowed Claims), in order to pay such charging liens, prepetition fees and prepetition expenses of such trustees.

     8.3 Transmittal Of Distributions And Notices.

          Any property or notice which a Person is or becomes entitled to receive pursuant to the Plan may be delivered by regular mail, postage prepaid, in an envelope addressed to that Person’s Distribution Address. Property distributed in accordance with this Section shall be deemed delivered to such Person regardless of whether such property is actually received by that Person.

          A Holder of a Claim or Interest may designate a different Distribution Address by notifying the Disbursing Agent of that address in writing. Any change of Distribution Address must be provided to the Disbursing Agent by registered mail in order to be effective. Such notification shall be effective only upon receipt.

          Distributions and Notices to the Holders of REMIC Guarantee Claims shall be delivered by regular mail, postage prepaid, in an envelope addressed to JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, NY 10004, Attention: James R. Lewis, Esq., Tel: (212) 623-6759, Fax: (212) 623-6165.

     8.4 Unclaimed Distributions.

          Unclaimed Property shall be forfeited by the Holder entitled thereto, whereupon all rights, titles and interests in and to the Unclaimed Property shall immediately and irrevocably revest in the General Distribution Trust, the Holder of the Allowed Claim previously entitled to such Unclaimed Property shall cease to be entitled thereto, and such Unclaimed Property shall be Ratably distributed to the other Holders of Allowed Claims in the same Class. A Claim and the Unclaimed Property distributed on account of such Claim shall not escheat to any federal, state or local government or other entity by reason of the failure of its Holder to claim a Distribution in respect of such Claim.

     8.5 Setoffs.

          The Debtors may, but shall not be required to, setoff against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim the Debtors may have against such claimant.

     8.6 Withholding Taxes And Expenses Of Distribution.

          Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted from Distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes. In addition, all Distributions under the Plan shall be net of the actual and reasonable costs of making such Distributions.

     8.7 Allocation Of Plan Distributions Between Principal And Interest.

          To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

     8.8 Disputed Identity Of Holder.

          If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account until the disposition thereof shall be determined by the Bankruptcy Court order or by written agreement among the interested parties to such dispute; provided, however, that if the dispute remains unresolved by Final Order for more than ninety (90) days after the relevant Distribution Date, the property which is the subject of the dispute shall irrevocably become Unclaimed Property.

     8.9 Transfers Of Claims.

          As of the close of business on the Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, or their respective agents, shall be deemed closed, and there shall be no further changes in the Holders of record of any of the Claims or Interests. No party, including but not limited to the Debtors, the Reorganized Debtors, and the Disbursing Agent, shall have any obligation to recognize any transfer of the Claims or Interests occurring after the Record Date unless notice of the transfer of such Claim or Interest, in form and substance satisfactory to the Debtors or the Disbursing Agent, as appropriate, shall have been received by the Debtors or the Disbursing Agent, as appropriate, prior to the Record Date. Only those Holders of record stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable, shall be entitled to be recognized for all purposes hereunder.

     8.10 Method of Cash Distributions.

          Any Cash payment to be made by the Disbursing Agent pursuant to the Plan may be made, at the sole discretion of the Disbursing Agent, by draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

     8.11 De Minimis Distributions And Fractional Shares.

          No Cash payment in an amount less than fifty dollars ($50.00) shall be made by the Reorganized Debtors or the Disbursing Agent to any Holder of a Claim or Interest unless a request therefor is made in writing to the Reorganized Debtors or the Disbursing Agent. No fractional shares of New Common Stock or New Warrants shall be distributed. Whenever any distribution of a fraction of a share of New Common Stock under the Plan would otherwise be called for, the actual distribution shall reflect a rounding down of such fraction to the nearest whole share. Whenever any distribution of a fraction of a New Warrant under the Plan would otherwise be called for, the actual distribution shall reflect a rounding down of such fraction to the nearest whole warrant.

     8.12 No Distribution In Excess Of Allowed Amount Of Claim.

          Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the allowed amount of such Claim.

     8.13 Exemption From Certain Transfer Taxes.

          Pursuant to section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation or release of any other Lien, mortgage, deed of trust or other security interest; or (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan or the sale of any assets of the Debtors or the Reorganized Debtors, including any deeds, releases, bills of sale or assignments executed in connection with the Plan or the Confirmation Order, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

          All of the asset sales entered into by the Debtors during the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to section 363 of the Bankruptcy Code were sales in contemplation of this Plan and, therefore, all such actions taken pursuant to such sales are entitled to the exemptions provided for under and to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.

ARTICLE IX.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1 Assumption Or Rejection Of Executory Contracts And Unexpired Leases.

          On the Effective Date, and to the extent permitted by applicable law, all executory contracts and unexpired leases of each of the Debtors shall be assumed in accordance with the provisions of section 365 and section 1123 of the Bankruptcy Code, excluding (a) any and all executory contracts or unexpired leases which are the subject of separate motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors prior to the commencement of the Confirmation Hearing, (b) such contracts or leases as are listed on the Executory Contract Schedule filed by the Debtors, which may be modified by the Debtors, Reorganized Debtors or Disbursing Agent up to ninety (90) days after the Effective Date, all of which contracts or leases shall be deemed rejected pursuant to the provisions of section 365 and section 1123 of the Bankruptcy Code as of the Effective Date, and (c) any and all executory contracts or unexpired leases rejected prior to entry of the Confirmation Order. Contracts or leases entered into after the Petition Date will be performed by the Reorganized Debtors in the ordinary course of their businesses.

     9.2 Bar Date For Rejection Damages.

          If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the non-Debtor party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 4E; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Disbursing Agent, their successors or properties, unless a proof of such Claim is filed and served on the Disbursing Agent and the Claims Agent within thirty (30) days after the date of notice of the entry of the order of the Bankruptcy Court rejecting the executory contract or unexpired lease which may include, if applicable, the Confirmation Order.

ARTICLE X.

DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND INTERESTS

     10.1 Objections To Claims.

          The Debtors or Disbursing Agent may object to the allowance of any Claim filed in the Chapter 11 Cases. From and after the Effective Date, the Reorganized Debtors or the Disbursing Agent, shall have the exclusive responsibility for reviewing and objecting to the allowance of Claims before the Claims Objection Deadline. All objections shall be litigated to a Final Order; provided, however, that the Debtors, the Reorganized Debtors or the Disbursing Agent, as the case may be, may compromise and settle any objections to Claims, subject to the provisions of this Article X without further order of the Bankruptcy Court.

     10.2 Estimation Of Claims.

          Through the Claims Objection Deadline, the Debtors, the Reorganized Debtors, or the Disbursing Agent may request that the Bankruptcy Court enter an Estimation Order fixing the value of, pursuant to section 502(c) of the Bankruptcy Code, any Disputed Claim, regardless of whether a Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Disputed Claim at any time during litigation concerning any objection to any Disputed Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court enters an Estimation Order estimating any Disputed Claim, the amount of such estimation will constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Reorganized Debtors or the Disbursing Agent may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any mechanism permitted under the Bankruptcy Code or the Plan.

     10.3 Amendments To Claims.

          After the Confirmation Date, a Claim may not be filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, unless otherwise provided by the Bankruptcy Court, the amount or priority. Unless otherwise provided herein, any new or amended Claim, except for Administrative Claims not subject to the Administrative Claim Bar Date Order, filed after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, the Reorganized Debtors, the Disbursing Agent, or the Creditors’ Committee, unless the Claim Holder has obtained prior Bankruptcy Court authorization for the filing. An Administrative Claim not subject to the Administrative Claim Bar Date Order may not be filed or amended without the authorization of the Bankruptcy Court after the bar date established for such claims as set forth in Section 2.9 of the Plan.

     10.4 Authority To Settle Disputed Claims.

          From and after the Effective Date, the Disbursing Agent shall be authorized with respect to those Claims or Interests which are not allowed by Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims with a Disputed Amount in excess of $25,000.00, upon Bankruptcy Court approval of such settlement, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromise and settlement of claims. Notwithstanding any prior order of the Bankruptcy Court or the provisions of Bankruptcy Rule 9019, as of the Effective Date the Reorganized Debtors and the Disbursing Agent may, together, settle or compromise any Disputed Claim with a Disputed Amount of $25,000.00 or less without approval of the Bankruptcy Court, provided that such settlement or compromise is evidenced by a writing signed by a duly authorized representative of the Reorganized Debtors and the Disbursing Agent.

     10.5 No Recourse.

          Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which there is insufficient Cash in the relevant fund or reserve to provide a recovery equal to that received by other Holders of Allowed Claims in the relevant Class, no Claim Holder shall have recourse to the Debtors, the Reorganized Debtors, the Disbursing Agent, or the Creditors’ Committee or any member or ex officio member thereof (as to such Creditors’ Committee members, solely in their capacity as members or ex officio members of the Creditors’ Committee) or any of their respective professionals, or the Holder of any other Claim, or any of their respective property. However, nothing in the Plan shall modify any right of a Holder of a Claim under section 502(j) of the Bankruptcy Code. THUS, THE BANKRUPTCY COURT’S ENTRY OF AN ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

ARTICLE XI.

ADMINISTRATIVE PROVISIONS

     11.1 Retention Of Jurisdiction.

          Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan to the fullest extent legally permissible, including, without limitation, for the following purposes:

(a)	to determine the allowance, classification, or priority of Claims upon objection by the Debtors, the Reorganized Debtors, the Creditors’ Committee or the Disbursing Agent, or any other party in interest entitled to file an objection, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

(b)	to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Cases on or before the Effective Date with respect to any Person;

(c)	to protect the property of the Estates, the Reorganized Debtors or the Disbursing Agent, as the case may be, including Litigation Claims, from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens, security interest or encumbrances on any property of the Estates or the Reorganized Debtor;

(d)	to determine any and all applications for allowance of Fee Claims;

(e)	to determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims or any other request for payment of Claims, including both fees and expenses, entitled to priority under section 507(a) of the Bankruptcy Code;

(f)	to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

(g)	to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, or to determine any motion to reject an executory contract or unexpired lease pursuant to Article IX of the Plan;

(h)	to determine all applications, motions, adversary proceedings (including, without limitation, all Avoidance Actions), contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Chapter 11 Cases, including any remands;

(i)	to enter a Final Order closing the Chapter 11 Cases;

(j)	to modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

(k)	to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

(l)	to enable the Reorganized Debtors or Disbursing Agent to prosecute any and all proceedings to set aside Liens or encumbrances and to recover any Transfers, assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

(m)	to determine any tax liability pursuant to section 505 of the Bankruptcy Code;

(n)	to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(o)	to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the applicable Claims bar date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(p)	to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Cases;

(q)	to authorize sales of assets as necessary or desirable and resolve objections, if any, to such sales;

(r)	to hear and resolve Litigation Claims;

(s)	to resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

(t)	to approve, if necessary, any Distributions, or objections thereto, under the Plan;

(u)	to approve any Claims settlement entered into or offset exercised by the Disbursing Agent;

(v)	to resolve any dispute or matter arising under or in connection with the General Distribution Trust;

(w)	to oversee any dispute concerning improper or excessive draws under letters of credit issued for the account of the Debtors; and

(x)	to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

          If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including the matters set forth in this Article XI, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

     11.2 Amendments.

(a)	Preconfirmation Amendment.

               Subject to Section 6.17 of the Plan, the Debtors, after consultation with the Creditors’ Committee, may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements.

(b)	Postconfirmation/Preconsummation Amendment Not Requiring Resolicitation.

               Subject to Section 6.17 of the Plan, after the entry of the Confirmation Order and before substantial consummation of the Plan, the Debtors, the Reorganized Debtors, or the Disbursing Agent, as appropriate, may modify the Plan, after consultation with the Creditors’ Committee, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors, the Reorganized Debtors, or the Disbursing Agent obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment or Distributions of any Class of Allowed Claims or Interests under the Plan. Any waiver under Section 5.3 hereof shall not be considered to be a modification of the Plan.

(c)	Postconfirmation/Preconsummation Amendment Requiring Resolicitation.

               Subject to Section 6.17 of the Plan, after the Confirmation Date and before substantial consummation of the Plan, the Debtors, the Reorganized Debtors, or the Disbursing Agent, as appropriate, after consultation with the Creditors’ Committee, may modify the Plan in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) the Plan as modified complies with the Bankruptcy Code and Bankruptcy Rules; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

     11.3 Severability Of Plan Provisions.

          If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision and make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     11.4 Successors And Assigns.

          The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

     11.5 Effectuating Documents And Further Transactions.

          Each Debtor, each Reorganized Debtor, and the Disbursing Agent shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other actions as may be reasonably necessary to effectuate and further evidence the terms and conditions of the Plan.

     11.6 Plan Supplement.

          Subject to Section 6.17 of this Plan, the Plan Supplement comprised of, among other things, the forms of the documents related to the Amended Certificate of Incorporation and Bylaws, the Distribution Trust Agreement, the Disbursing Agent agreement, if applicable, the Executory Contract Schedule and the Exit Facility documents, to the extent not filed simultaneously with the Plan and Disclosure Statement shall be filed with the Bankruptcy Court at least five (5) Business Days prior to the deadline established for voting on this Plan. Upon its filing, the Plan Supplement may be inspected in the offices of the Clerk of the Bankruptcy Court during normal business hours. A copy of the Plan Supplement shall be mailed to the Creditors’ Committee, and any Holder of a Claim or Interest that makes a written request for such Plan Supplement to the Debtors. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

     11.7 Confirmation Order And Plan Control.

          To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtors, or any of them and any third party, the Plan controls the Disclosure Statement and any such agreements, and the Confirmation Order controls the Plan.

     11.8 Payment Of Statutory Fees.

          All fees payable pursuant to section 1930 of title 28 of the United States Code as Administrative Fees under the Plan, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in Cash on the Effective Date, or as soon as reasonably practicable thereafter, and neither the Debtors, their Estates, the Reorganized Debtors, nor the Disbursing Agent shall thereafter be liable for the payment of additional fees under section 1930 of title 28 of the United States Code other than with respect to Oakwood’s Chapter 11 Cases.

     11.9 Withdrawal Of Plan.

          The Debtors reserve the right, in the exercise of their reasonable discretion, to revoke and withdraw or to modify the Plan at any time prior to the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke or withdraw the Plan, (a) nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or the Creditors’ Committee or to prejudice in any manner the rights of the Debtors, the Creditors’ Committee or any Person in any further proceeding involving the Debtors or the Creditors’ Committee and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and the Effective Date did not occur.

     11.10 Payment Dates.

          Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day or as soon thereafter as practicable.

     11.11 Notices.

          Any notice, request or demand given or made under this Plan or under the Bankruptcy Code or the Bankruptcy Rules to any of the Debtors shall be in writing and shall be hand delivered or sent by a reputable overnight courier service, and shall be deemed given when received at the following addresses whether hand delivered or sent by overnight courier service:

MORRIS, NICHOLS, ARSHT & TUNNELL	MCCARTER & ENGLISH, LLP
Robert J. Dehney	William F. Taylor, Jr.
Derek C. Abbott	919 Market Street, Suite 1800
Daniel B. Butz	Wilmington, DE 19801
1201 North Market Street	(302) 984-6300
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200

- and -	- and -

RAYBURN COOPER & DURHAM, P.A.	KING & SPALDING LLP
C. Richard Rayburn, Jr.	Robert J. Stark
Albert F. Durham	1185 Avenue of the Americas
Patricia B. Edmondson	New York, New York 10036
1200 Carillon, 227 West Trade Street	(212) 556-2100
Charlotte, North Carolina 28202-1675
(704) 334-0891

          Notwithstanding anything to the contrary provided herein, all notices concerning this Plan shall be served upon the entities prescribed and in the manner prescribed under the Bankruptcy Code and the Bankruptcy Rules.

     11.12 No Admissions.

          Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

ARTICLE XII.

CONFIRMATION REQUEST

          The Debtors request confirmation of the Plan under Section 1129(b) of the Bankruptcy Code.

Dated: September 9, 2003

NEW DIMENSION HOMES, INC

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

DREAM STREET COMPANY, LLC

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

OAKWOOD SHARED SERVICES, LLC

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

HBOS MANUFACTURING, LP
By: Oakwood Mobile Homes, Inc., General Partner

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

OAKWOOD MHD4, LLC

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

OAKWOOD ACCEPTANCE
CORPORATION, LLC

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

OAKWOOD HOMES CORPORATION

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Executive Vice President

OAKWOOD MOBILE HOMES, INC.

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

SUBURBAN HOME SALES, INC.

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

FSI FINANCIAL SERVICES, INC.

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

HOME SERVICE CONTRACT, INC.

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

TRI-STATE INSURANCE AGENCY, INC.

By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Vice President

GOLDEN WEST LEASING, LLC

By:	/s/ Randelle R. Smith

Name: Randelle R. Smith
Title: Vice President

CREST CAPITAL, LLC

By:	/s/ Randelle R. Smith

Name: Randelle R. Smith
Title: Vice President

PREFERRED HOUSING SERVICES, LP

By: Oakwood Mobile Homes, Inc., General Partner

By:	/s/ Randelle R. Smith

Name: Robert A. Smith
Title: Vice President

- and -

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/ Daniel B. Butz

Robert J. Dehney (No. 3578)
Derek C. Abbott (No. 3376)
Daniel B. Butz (No. 4227)
1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347
(302) 658-9200

- and -

RAYBURN COOPER & DURHAM, P.A.
C. Richard Rayburn, Jr.
Albert F. Durham
Patricia B. Edmondson
1200 Carillon, 227 West Trade Street
Charlotte, North Carolina 28202-1675
(704) 334-0891

EXHIBIT B

FINANCIAL ANALYSIS

EXHIBIT B

FINANCIAL ANALYSIS

INTRODUCTION	3
BASIS OF PRESENTATION	4
SALES VOLUME AND PRICING – RETAIL AND MANUFACTURING	5
FINANCE REVENUE – OAKWOOD ACCEPTANCE CORPORATION	6
INSURANCE COMMISSIONS	7
COST OF GOODS SOLD AND GROSS MARGIN	7
SELLING AND GENERAL ADMINISTRATIVE EXPENSES	7
WHOLE LOAN SALES / SECURITIZATIONS	8
FEDERAL INCOME TAXES	8
WORKING CAPITAL	8
CAPITAL EXPENDITURES	9
FINANCIAL ANALYSIS	10
SCHEDULE 1 – INCOME STATEMENT	11
SCHEDULE 2 – PRO FORMA FRESH START BALANCE SHEET	12
SCHEDULE 3 – BALANCE SHEET	13
SCHEDULE 4 – DEBT BALANCE SUMMARY	14
SCHEDULE 5 – STATEMENTS OF CASH FLOWS	15
SCHEDULE 6 – CONSOLIDATED RECOVERY	16

Introduction

Oakwood, which was founded in 1946, designs, manufactures and markets manufactured and modular homes and arranges financing for a portion of its retail and independent dealer network sales. The Company also acts as agent in providing a variety of insurance products for its customers. Prior to 2003, the Company had a captive reinsurance subsidiary located in Bermuda.

The Company operates three distinct and inter-related business divisions: (i) manufacturing, (ii) retail and (iii) consumer finance. Vertical integration of these segments enables the Company to address and control the primary factors that shape a customer’s home buying decision, including product features and design, quality of materials and workmanship, the retail selling process and the availability of financing options and service after each sale.

The Company currently operates 14 manufacturing plants and 99 Company-owned and operated sales centers across the U.S. In addition, Oakwood sells its homes through approximately 600 independent retailers located throughout the U.S.

Oakwood finances or arranges financing for certain of its retail unit sales through its consumer finance subsidiary Oakwood Acceptance Corp. (“OAC”). For those homes financed through OAC, the Company securitizes these loans in the asset-backed securities market or sells the loans in whole loan transactions. OAC’s activities include both the origination and servicing of manufactured home loans.

The Company is headquartered in Greensboro, NC and as of September 24 2003, had 4,932 employees.

Basis of Presentation

The Forecast for 2003 through 2008 has been prepared by management based upon assumptions they believe represent the most likely of many possible outcomes for a number of key issues and events critical to Oakwood’s future. The following reflect the significant assumptions included in the Financial Analysis:

•	Management assumes the confirmation of the Plan in accordance with its terms and that all transactions contemplated by the Plan will be consummated on or about the Effective Date of November 15, 2003. Distributions to selected creditors to date and over time are in accordance with either court orders or the terms of the Plan of Reorganization.

•	The Plan contemplates that the creditors will receive more than 50% of equity and thus there will be a change in control upon emergence from Chapter 11. Therefore in accordance with Statement of Position 90-7, issued by the American Institute of Certified Public Accountants, Oakwood Homes will adopt fresh-start accounting.

•	Although the fiscal year end has been changed to June 30, the forecast has been prepared on a September year-end basis for ease of comparability to reported historical results.

•	The year ended September 30, 2003 includes a combination of actual results through July 2003 and forecasted financial results through the remainder of the year.

•	The rate of inflation in the forecast is assumed to be 3% each year during the Forecast period.

•	The Forecast reflects Oakwood operating as a single enterprise.

•	The Forecast includes information presented on a same sales center and same plant basis for sake of comparability and for a clearer understanding of the significant restructuring Oakwood has undertaken. Oakwood is currently operating 99 sales centers. Oakwood has closed 5 of 19 plants since the beginning of FY 2003 and anticipates the idling of an additional plant in FY 2004.

•	Retail sales consist of sales to consumers from company-owned sales centers. Wholesale sales consist of sales to independent dealers.

•	The following chart reflects a summary P&L for Oakwood with forecasts from 2003 through 2008.

Consolidated Income Statement - Summary
($’s in thousands)

	Actual	Actual	Forecast	Forecast
FYE September 30	2001	2002	2003	2004

Revenue
Net Sales
Retail	$653,515	$515,849	$313,032	$249,307
Wholesale	351,605	410,686	318,677	328,068
Net Sales	1,005,120	926,535	631,709	577,375
Financial Services Income
Consumer Finance	42,352	(37,412)	(79,029)	44,518
Insurance	38,948	29,938	7,279	4,240
Financial Services Income	81,300	(7,474)	(71,749)	48,759
Other Income	9,285	7,553	12,094	5,131

Total Revenues	$1,095,705	$926,614	$572,053	$631,265

Gross Profit Percent Based on Net Sales	20.9%	23.5%	18.7%	24.4%

Total Cost and Expenses	$1,237,120	$1,126,404	$781,138	$617,530

Income Before Income Taxes	(176,049)	(271,780)	(416,966)	12,085

Provision for Income Taxes	—	(78,729)	—	5,826

Net Income	$(176,049)	$(193,051)	$(416,966)	$6,258

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Forecast	Forecast	Forecast	Forecast
FYE September 30	2005	2006	2007	2008

Revenue
Net Sales
Retail	$286,631	$306,945	$328,741	$355,665
Wholesale	363,752	383,237	403,776	425,478
Net Sales	650,383	690,182	732,517	781,144
Financial Services Income
Consumer Finance	42,826	39,814	37,057	37,163
Insurance	3,912	3,670	3,486	3,328
Financial Services Income	46,738	43,484	40,542	40,491
Other Income	5,894	6,294	6,723	7,254

Total Revenues	$703,015	$739,960	$779,782	$828,889

Gross Profit Percent Based on Net Sales	25.3%	25.5%	26.0%	26.5%

Total Cost and Expenses	$671,330	$699,449	$729,915	$768,572

Income Before Income Taxes	31,685	40,511	49,868	60,317

Provision for Income Taxes	12,674	16,204	19,947	24,127

Net Income	$19,011	$24,307	$29,921	$36,190

Principal Assumptions

Sales Volume and Pricing – Retail and Manufacturing

Manufacturing sales include both external wholesale sales to independent dealers and internal sales to company owned sales centers (such internal sales being eliminated in the Company’s consolidated financial statements). The manufacturing forecast assumes a marginal price increase for external sales from 2003 to 2004 and then 2% price increases through 2008. External shipments of floors are forecast to grow by 3.9%, on average, per annum from 2003 through 2008. The Company forecasts a modest recovery in the manufacturing housing industry by mid 2005.

Same Plant / Same Store Summary Information
($ in millions)

	Actual		Forecast

FYE September 30	2001	2002	2003	2004

Financial Data
External Manufacturing Sales	$280.5	$332.1	$298.6	$328.1
Retail Sales	249.6	297.7	239.0	248.0
Mfg. Sales + Retail Sales	$530.2	$629.8	$537.6	$576.1
% growth (External Sales)		18.8%	-14.6%	7.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Forecast

FYE September 30	2005	2006	2007	2008

Financial Data
External Manufacturing Sales	$363.8	$383.2	$403.8	$425.5
Retail Sales	286.6	306.9	328.7	355.7
Mfg. Sales + Retail Sales	$650.4	$690.2	$732.5	$781.1
% growth (External Sales)	12.9%	6.1%	6.1%	6.6%

As consumer demand is moving to more upscale models with more amenities, the retail forecast assumes a 2.7%, on average, per annum same store price increase from 2003 to 2008, based on the 99 remaining stores. While unit sales are projected to be down 37% from 2003 to 2004 in absolute terms because of the impact of store closings, on a same store basis, units are projected to grow by 5.6%, on average, per annum. Retail sales also include the sales of used units and other miscellaneous revenue generally associated with insurance commissions, collectively representing less than 2% of retail sales.

Finance Revenue – Oakwood Acceptance Corporation

Oakwood Acceptance Corporation (OAC) has two primary sources of income; servicing income from loans that are securitized and serviced by OAC and interest income. As part of the securitization process, OAC historically has retained the contractual right to service all securitized loans in exchange for a monthly cash servicing fee generally between 1.0%-1.5% (on an annualized basis) of the principal balance of loans being serviced. The pooling and servicing agreements between the Company and the REMIC trusts historically mandated that the servicing fee be subordinated to all payments to REMIC bondholders, resulting in a substantially lower percentage of fees actually being collected by the Company.

In December 2002 and January 2003, the Bankruptcy Court entered into a final order authorizing OAC to elevate its servicing fees to a senior position which has materially increased the cash servicing fees received by the Company. OAC is expected to continue receiving a blended servicing fee of approximately 1.10% (on an annualized basis) on its securitized loan portfolio from 2003 through 2008.

Interest income is derived from three main sources: interest on loans held for sale; interest on REMIC Regular Interests, and interest income on REMIC Residual Interests.

Finance Division Summary Income Information
($ millions)

	Actuals		Forecast

FYE September 30	2001	2002	2003	2004

Financial Services Revenues
Interest Income	$38.8	$18.0	$20.7	$9.3
Servicing Fees	29.5	40.2	47.9	33.9
Gain/(Loss) on Sale of Loans	(5.5)	(95.2)	(44.2)	0.0
Other Income	1.7	0.6	(1.9)	1.3
LOCOM Adjustment	0.0	0.0	(93.2)	0.0
Residual Charges	(22.1)	(1.0)	(8.2)	0.0

Total Financial Services Revenue	$42.4	$(37.4)	$(79.0)	$44.5
Servicing Fees Detail
Cash Servicing Fees	$38.9	$32.6	$52.9	$43.3
Amortization of Servicing Asset/Liab.	(9.4)	7.6	(5.0)	(9.4)

Servicing Fees	$29.5	$40.2	$47.9	$33.9
Average Portfolio Size	4,819	5,008	4,773	3,962
New Originations	864	768	367	69
Implied Servicing Basis Points	0.81%	0.65%	1.11%	1.09%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Forecast

FYE September 30	2005	2006	2007	2008

Financial Services Revenues
Interest Income	$9.5	$9.0	$8.7	$10.6
Servicing Fees	32.2	29.9	27.7	25.5
Gain/(Loss) on Sale of Loans	0.0	0.0	0.0	0.0
Other Income	1.2	0.9	0.7	1.0
LOCOM Adjustment	0.0	0.0	0.0	0.0
Residual Charges	0.0	0.0	0.0	0.0

Total Financial Services Revenue	$42.8	$39.8	$37.1	$37.2
Servicing Fees Detail
Cash Servicing Fees	$38.5	$34.4	$31.1	$28.1
Amortization of Servicing Asset/Liab.	(6.3)	(4.5)	(3.5)	(2.6)

Servicing Fees	$32.2	$29.9	$27.7	$25.5
Average Portfolio Size	3,491	3,125	2,828	2,571
New Originations	72	76	81	86
Implied Servicing Basis Points	1.10%	1.10%	1.10%	1.09%

Insurance Commissions

In early FY2003, the Company decided to exit the third party reinsurance business in order to reallocate capital to the Company’s core businesses. Effective November 1, 2002, the Company’s captive reinsurance subsidiary ceased to underwrite new policies.

Following the closure of its captive insurance business in November 2002, the capital requirements and administrative costs of the Company’s insurance operations have been substantially reduced relative to historical levels.

The Company has arranged for a 30% commission to be earned on all insurance policies referred to a large insurer for the remainder of FY 2003 through FY 2008.

Cost of Goods Sold and Gross Margin

Oakwood’s gross profit as a percentage of sales is forecasted to improve from 18.7% in 2003 to 24.4% in 2004. Gross profit margin for 2002 was 23.5%. The increase in gross profit is driven by three main factors:

•	Increases in prices at both manufacturing and retail due to a shift in product mix;

•	The reduction in bulk and closeout sales as seen in 2003 due to the closure of sales centers and plants; and,

•	Cost reductions and the closure of inefficient plants and sales centers.

From 2004 through 2008, gross profit is assumed to improve from 24.4% in 2004 to 26.5% in 2008.

On a same store, same plant basis, pro forma basis, 2002 gross profit was 26.1%, 2003 is forecasted to be 23.6% and 2004 is forecasted to be 24.7%. The increase from 2003 to 2004 is primarily attributed to increases in average selling price.

Selling and General Administrative Expenses

Selling and General Administrative Expenses (SG&A) for the Housing Division, which includes Retail, Manufacturing and Corporate is forecasted to grow at 5.1% annually from 2004 through 2008. Headcount at corporate has been reduced from 204 in 2002 to 152 in 2003. Overall, the operational restructuring has caused the Company’s headcount to be reduced from 7,466 on October 1, 2002 to 4,932 as of September 24, 2003. The reductions have primarily occurred in the Company’s retail and manufacturing operating divisions as a result of closing stores and plants.

SG&A for the Finance division is forecasted to decline with the reduction in the size of the loan portfolio serviced and reduced loan originations. Loans underwritten to higher credit standards should also result in lower default rates and lower servicing costs.

Whole Loan Sales / Securitizations

As part of the securitization / whole loan sales process, Oakwood forecasts whole loan sales for the remainder of 2003 and selling loans on a servicing released basis for all of 2004. For the years 2005 through 2008, Oakwood forecasts securitizing loans with 90% cash proceeds, 8% creation of subordinated Residual Assets and a 2% Servicing Asset.

Finance Division Securitization Summary
($ millions)

	Actuals		Forecast

FYE September 30	2001	2002	2003	2004

% Retail Units Financed	67.7%	67.6%	30.1%	8.3%
% Wholesale Units Financed	26.6%	38.7%	29.7%	9.8%
Securitizations/Whole Loan Sales
Amount of Securitizations ($)	$735	$800	$390	$38
% Cash Proceeds	95.1%	93.0%	80.5%	90.0%
% B/X Pieces	5.3%	6.0%	0.0%	8.0%
% Servicing Asset	1.2%	1.0%	0.0%	2.0%
% Gain (Loss)	1.6%	0.1%	-19.5%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Forecast

FYE September 30	2005	2006	2007	2008

% Retail Units Financed	8.0%	8.0%	8.0%	8.0%
% Wholesale Units Financed	9.0%	9.0%	9.0%	9.0%
Securitizations/Whole Loan Sales
Amount of Securitizations ($)	108	75	103	49
% Cash Proceeds	90.0%	90.0%	90.0%	90.0%
% B/X Pieces	8.0%	8.0%	8.0%	8.0%
% Servicing Asset	2.0%	2.0%	2.0%	2.0%
% Gain (Loss)	0.0%	0.0%	0.0%	0.0%

Originations are forecasted to decline significantly due to the brokerage of land home loans, tightening of credit and reduction of overall sales volumes due to the closure of retail centers and manufacturing plants. The percent of retail units/ wholesale units financed is forecasted to decline significantly as illustrated above.

Income Taxes

The effective tax rate is projected to be 40% post emergence in November 2003 through FY 2008.

Working Capital

Working capital borrowings are based on timing of loan securitizations/ whole loan sales, other working capital items and can fluctuate significantly. Note that there are $10 to $20 million intra month fluctuations due to the timing of loan originations, servicing advances and loan eligibility in the warehouse. This working capital swing is usually minimized by the end of the month. These cash requirements are met through borrowing availability or operating cash. The working capital borrowing balance is initially calculated to be the amount (in round millions) necessary to maintain a month end cash balance of $20 million.

The Company’s LCs are currently cash collaterized. To the extent an exit facility is used to collateralize the LCs, the restricted cash would be available for alternative uses. Although the Company is negotiating an exit financing facility through which it hopes to eliminate cash collaterization of LCs, the forecast currently assumes that the LCs continue to be cash collaterized. The cash collateralizing the LCs in the projected balance sheet is included in Other Assets.

Capital Expenditures

Capital expenditures for continuing operations were approximately $11.8 million for the year ending September 2002 and $14.3 million for the year ending September 2001. Forecasted capital expenditures are listed in the following chart:

Capital Expenditures
($ millions)

	Forecast

	2003	2004	2005	2006	2007	2008

Capital Expenditures	$3.7	$8.0	$10.0	$12.0	$14.0	$16.0

* No asset sales are assumed in 2004 through 2008 forecast and are not included in the presented 2003 number.

Financial Analysis

Income Statement	Schedule 1

Consolidated Statements of Income of the Company presents: (1) historical actual statement of income for the fiscal years ended September 2001 and September 2002; and (2) forecasted statements of income for the fiscal year ending September 2003 through 2008. Fiscal year 2003 includes 10 months of actual results and 2 months of forecasted results.

Pro Forma Fresh Start Balance Sheet	Schedule 2

Forecasted Pro Forma Balance Sheet reflects the fresh start balance sheet as of November 15, 2003.

Balance Sheet	Schedule 3

Consolidated Balance Sheets present historical actual balance sheets for the fiscal years ending September 2001 and September 2002. Forecasted September 2003 balance sheets reflect Oakwood’s balance sheet before fresh start adjustments. September 2004 through September 2008 reflect the forecasted balance sheets post fresh start accounting.

Debt Schedule	Schedule 4

The debt schedule presents forecasted balances, principal payments and interest payments, resulting from the consummation of the Plan for the fiscal years ending 2003 through 2008.

Statement of Cash Flows	Schedule 5

Consolidated Cash Flow Statement presents historical cash flows for the fiscal years ended September 2001 and September 2002 and forecasted cash flows for the fiscal years ending September 2003 through 2008. Fiscal 2003 includes 10 months of actual results and 2 months of forecasted results.

Analysis of Recoveries	Schedule 6

Type and Treatment of Classes reflects claims by class, estimated claim amounts by class, type and amount of consideration to be received by each class, in accordance with the Plan.

Schedule 1 – Income Statement

Consolidated Income Statement
($’s in thousands)

	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast

FYE September 30	2001	2002	2003	2004	2005	2006	2007	2008

Revenue
Net Sales
Retail	$653,515	$515,849	$313,032	$249,307	$286,631	$306,945	$328,741	$355,665
Wholesale	351,605	410,686	318,677	328,068	363,752	383,237	403,776	425,478
Net Sales	1,005,120	926,535	631,709	577,375	650,383	690,182	732,517	781,144
Financial Services Income
Consumer Finance	42,352	(37,412)	(79,029)	44,518	42,826	39,814	37,057	37,163
Insurance	38,948	29,938	7,279	4,240	3,912	3,670	3,486	3,328
Financial Services Income	81,300	(7,474)	(71,749)	48,759	46,738	43,484	40,542	40,491
Other Income	9,285	7,553	12,094	5,131	5,894	6,294	6,723	7,254

Total Revenues	$1,095,705	$926,614	$572,053	$631,265	$703,015	$739,960	$779,782	$828,889

Cost and Expenses
Cost of Sales	794,634	708,953	513,691	436,299	486,128	514,144	542,285	574,526
Gross Profit Percent	20.9%	23.5%	18.7%	24.4%	25.3%	25.5%	26.0%	26.5%
General & Administrative Expenses	61,206	52,404	50,925	36,381	37,630	38,804	40,126	42,554
as a percent of sales	5.6%	5.7%	8.9%	5.8%	5.4%	5.2%	5.1%	5.1%
Service Expenses (including warranty)	61,714	45,580	35,627	26,293	29,657	31,444	33,344	35,525
as a percent of sales	5.6%	4.9%	6.2%	4.2%	4.2%	4.2%	4.3%	4.3%
Selling Expenses	187,867	161,865	88,976	66,166	70,531	73,028	75,684	78,819
as a percent of sales	17.1%	17.5%	15.6%	10.5%	10.0%	9.9%	9.7%	9.5%
Consumer Finance Operating Expenses	52,681	51,453	44,586	36,573	33,084	30,175	27,854	26,107
Insurance Operating Expenses	15,468	13,511	4,158	456	456	456	456	456
Provision for Losses on Credit Sales	8,447	52,512	6,177	822	864	916	970	1,031
Interest Expenses	55,103	40,126	36,998	14,538	12,979	10,482	9,196	9,555

Total Cost and Expenses	$1,237,120	$1,126,404	$781,138	$617,530	$671,330	$699,449	$729,915	$768,572

Restructuring Costs & Impairment Costs	17,768	71,990	38,538	—	—	—	—	—
Recapture of Servicing Liabilities	—	—	(87,790)	—	—	—	—	—
Impairment of REMIC Regular Interests	—	—	1,209	—	—	—	—	—
Impairment of Guarantee Liabilities	—	—	235,776	—	—	—	—	—
Loss Due to Accounting Change	16,866
Professional Fees	—	—	20,148	1,650	—	—	—	—

Total Restructuring Costs & Impairment Costs	$34,634	$71,990	$207,881	$1,650	$—	$—	$—	$—

Income Before Income Taxes	(176,049)	(271,780)	(416,966)	12,085	31,685	40,511	49,868	60,317

Provision for Income Taxes	—	(78,729)	—	5,826	12,674	16,204	19,947	24,127

Net Income	$(176,049)	$(193,051)	$(416,966)	$6,258	$19,011	$24,307	$29,921	$36,190

Schedule 2 – Pro Forma Fresh Start Balance Sheet

	ProForma	Projected	Conversion	Projected	ProForma
	Prior to	Exit	of Unsecured	Fresh Start	After Applying
	Plan	Costs	Claims to Equity	Adjustments	Fresh Start
ASSETS
Cash and Cash Equivalents	$20,000	$—	$—	$—	$20,000
Loans and Investments					—
Loans Held for Sale	56,592				56,592
Retained Interests	18,754				18,754
Less: Reserve for Uncollectible Receivables	(5,741)				(5,741)

Total Loans and Investments	69,605	—	—	—	69,605
Other Receivables					—
Trade Accounts Receivable	27,439				27,439
Escrow Advances Receivable	15,665				15,665
Extensions Receivable	32,655				32,655
Income Taxes Receivable	—				—
Other	33,167				33,167

Total Other Receivables	108,926	—	—	—	108,926
Inventories					—
Manufactured Homes - New, Used and Repossessed	78,576				78,576
Raw Materials and Supplies	19,901				19,901
Work-in-Process	4,715				4,715
Land/Homes Under Development	9,063				9,063

Total Inventories	112,255	—	—	—	112,255
Properties and Facilities, Net	110,265				110,265
Loan Servicing Assets	22,405			6,666	29,071
Other Assets	79,138				79,138

TOTAL ASSETS	$522,595	$—	$—	$6,666	$529,261

LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities Not Subject To Compromise
Short-Term Borrowings
CS First Boston Loan Purchase Facility	20,537				20,537
GCM Tranche A	9,798	(9,798)			—
GCM Tranche B	—	—			—
Fresh Start Tranche A Debt	—	49,213	—		49,213
Fresh Start Tranche B Debt	—				—

Total Short-Term Borrowings	30,335	39,416			69,750
Accounts Payable and Accrued Liabilities					—
Accounts Payable	32,957			—	32,957
Servicing Liability	—				—
Accrued Warranty	6,728				6,728
Accrued Compensation	7,047				7,047
Other	98,206	(36,416)			61,790

Total Accts Payable and Accrued Liab.	144,937	(36,416)	—	—	108,521
Insurance Reserves and Unearned Premiums	66				66
Deferred Income Taxes	5,839				5,839
Liabilities Subject To Compromise
Notes and Bonds Payable	313,647		(306,535)		7,112
Accounts Payable and Accrued Liabilities	111,498	(20,000)	(91,498)		—
Other Long-Term Obligations	281,570		(281,570)		—
Shareholders Equity	(365,297)	17,000	—	348,297	—
Fresh Start Shareholders Equity	—		679,603	(341,631)	337,972

TOTAL LIABILITIES AND SHE	$522,595	$—	$—	$6,666	$529,261

The new Revolver of $49.2M will be utilized to fund the following: (1) the payoff of Tranche A of the DIP of $9.8M; (2) payment of emergence costs of $36.4, related to professional fees of $10.5M, $6.3M of DIP Fees, $5.2M of new facility fees, $4.5M of priority taxes, $7.4M of Warn costs, and $2.5M of reclamation claims; and , (3) a payment of $3M related to convenience claims estimated at $20.0M.

Schedule 3 – Balance Sheet

Consolidated Balance Sheet
($’s in thousands)

	Actual	Actual	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast

FYE September 30	FYE 2001	FYE 2002	FYE 2003	FYE 2004	FYE 2005	FYE 2006	FYE 2007	FYE 2008

ASSETS
Cash and Cash Equivalents	$44,246	$20,107	$25,000	$20,000	$20,000	$45,074	$74,247	$99,781
Loans and Investments
Loans Held for Sale	166,059	153,078	49,051	79,552	43,706	44,555	21,966	58,654
Retained Interests	36,575	28,120	18,754	21,632	30,629	36,660	45,162	48,737
Less: Reserve for Uncollectible Receivables	(3,231)	(5,333)	(11,956)	(5,191)	(4,591)	(3,991)	(3,391)	(2,791)

Loans and Investments	199,403	175,865	55,849	95,993	69,744	77,225	63,738	104,600
Other Receivables
Trade Accounts Receivable	27,262	27,847	27,279	32,056	36,040	38,395	40,705	43,293
Escrow Advances Receivable	13,491	16,120	15,510	16,459	17,466	18,535	19,669	20,873
Extensions Receivable	27,946	45,432	32,985	29,237	25,916	22,971	20,361	18,048
Other	56,108	69,308	33,215	32,651	32,119	31,618	31,147	30,703

Other Receivables	124,807	158,707	108,989	110,403	111,540	111,519	111,882	112,917
Inventories
Manufactured Homes - New & Used	184,989	133,687	82,197	75,781	76,835	78,044	79,424	80,495
Raw Materials and Supplies	25,572	26,905	19,901	19,901	19,901	13,920	14,166	14,357
Work-in-Process	5,241	5,218	4,453	4,547	4,610	4,683	4,765	4,830
Land/Homes Under Development	12,770	12,485	10,577	8,741	8,094	7,051	5,984	6,065

Inventories	228,572	178,295	117,128	108,970	109,440	103,697	104,339	105,747
Properties and Facilities, Net	208,798	177,212	110,718	109,468	110,792	113,764	118,322	124,402
Loan Servicing Assets	8,311	6,330	23,585	21,586	17,416	14,429	13,044	11,424
Other Assets	108,153	43,932	79,109	79,450	79,794	80,142	80,493	80,848

TOTAL ASSETS	$922,290	$760,448	$520,378	$545,871	$518,727	$545,850	$566,065	$639,719

LIABILITIES AND SHAREHOLDERS EQUITY
Liabilities Not Subject To Compromise
Short-Term Borrowings
CS First Boston Loan Purchase Facility	47,500	49,000	14,940	47,271	19,134	19,682	1,963	30,465
DIP Revolver	0	10,000	11,989	0	0	0	0	0
Exit Financing Revolver			0	39,857	5,937	0	0	0

Short-Term Borrowings	47,500	59,000	26,928	87,128	25,071	19,682	1,963	30,465
Accounts Payable and Accrued Liabilities
Accounts Payable	100,169	88,080	30,719	37,136	45,946	48,725	51,358	54,322
Servicing Liability	27,954	62,071	0	0	0	0	0	0
Accrued Warranty	15,274	12,521	6,949	6,351	7,154	7,592	8,058	8,593
Accrued Compensation	12,676	14,316	8,377	5,808	6,210	6,506	6,720	6,991
Other	94,585	74,179	79,206	49,869	54,969	59,222	63,456	68,138

Accounts Payable and Accrued Liabilities	250,658	251,167	125,251	99,164	114,280	122,044	129,591	138,044
Insurance Reserves and Unearned Premiums	17,322	16,274	66	66	66	66	66	66
Deferred Income Taxes	6,169	6,169	5,791	6,245	7,032	7,474	7,939	8,448
Liabilities Subject To Compromise
Notes and Bonds Payable	323,120	309,167	308,434	7,112	7,112	7,112	7,112	7,112
Accounts Payable and Accrued Liabilities	0	0	66,278	0	0	0	0	0
Other Long-Term Obligations	38,750	77,374	381,879	0	0	0	0	0
Shareholders Equity	238,771	41,297	(394,248)	0	0	0	0	0
Fresh Start Shareholders Equity			0	346,155	365,166	389,473	419,394	455,584

TOTAL LIABILITIES AND SHE	$922,290	$760,448	$520,378	$545,871	$518,727	$545,850	$566,065	$639,719

Schedule 4 — Debt Balance Summary

Debt Balances
($’s in thousands)

	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast

FYE September 30	2003*	2004	2005	2006	2007	2008

Fresh Start Revolver
Beginning Balance	$10,000	$11,989	$39,857	$5,937	$—	$0
Net Borrowings (payments)	1,989	27,868	(33,920)	(5,937)	0	(0)

Ending Balance	$11,989	$39,857	$5,937	$—	$0	$—

Average Borrowing Base	44,092	43,980	25,201	989	—	—
Interest Rate	9.50%	9.50%	9.50%	9.50%	9.50%	9.50%
Interest Expense	4,189	4,178	2,394	94	—	—
Warehouse
Beginning Balance	$49,000	$14,940	$47,271	$19,134	$19,682	$1,963
Net Borrowings (payments)	(34,060)	32,332	(28,137)	548	(17,718)	28,502

Ending Balance	$14,940	$47,271	$19,134	$19,682	$1,963	$30,465

Average Borrowing Base	114,865	34,249	29,391	22,328	12,942	26,396
Interest Rate	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%
Interest Expense	3,446	1,027	882	670	388	792

Interest Expense Only	$7,635	$5,206	$3,276	$764	$388	$792

Total Projected Interest Expense	36,998	14,538	12,979	10,482	9,196	9,555

* Note that 2003 reflects 10 months of actual results.

** Note that Interest Expense does not include facility fees, other facility charges, and an off balance sheet servicing facility with anticipated average of $20 million outstanding monthly.

*** For FY 2003, October and November Revolver Balances reflect loans associated with Foothill Capital.

**** For FY 2004, a fresh start revolver is assumed to commence on November 15, 2003

Schedule 5 — Statements of Cash Flows

Consolidated Cash Flow
($’s in thousands)

	Actual	Actual	Forecast	Forecast

FYE September 30	2001	2002	2003	2004

Operating Activities
Net Income/(Loss)	$(176,049)	$(193,051)	$(416,966)	$6,258
Cumulative Effect of Accounting Change	16,866
Depreciation and Amortization	57,401	28,717	29,679	9,250
Non Cash Asset Impairment/Restructuring Charges	50,200	168,318	262,198	—
(Gains) Losses on Sale of Securities	(10,275)	(855)	53,637	—
(Increase)/Decrease in Retained Interests	(707)	2,011	(1,208)	(2,878)
Reserve for Uncollectible Receivables	8,447	954	6,567	(6,765)
Other Receivables	(9,975)	(31,084)	52,193	7,250
Change in Inventory	128,682	40,023	60,811	8,158
Accounts Payable & Accrued Liabilities	(26,682)	(25,918)	5,080	(48,087)
Insurance Reserves and Unearned Premiums	(27,280)	(1,048)	(16,208)	—
Deferred Income Taxes	—	—	(378)	455
Other Assets	(18,133)	(10,047)	(31,085)	—
Other Long-Term Obligations	(2,805)	(3,951)	(14,546)	(341)

Cash Provided by Operations	$(10,310)	$(25,931)	$(10,226)	$(26,699)
Loans Originated	(847,005)	(815,520)	(319,464)	(68,533)
Principal receipts on loans/Sale of Loans	8,641	16,604	22,506	—
Sale of Loans	896,142	821,882	328,411	38,032
Purchase of Loans and Securities		(9,405)

Cash Provided/(Used) by Operating Activities	$47,468	$(12,370)	$21,227	$(57,200)

Investing Activities
Acquisition of Properties & Facilities	(11,144)	(8,722)	16,490	(8,000)
Other	10,348		—	—

Cash Provided/(Used) by Investing Activities	$(796)	$(8,722)	$16,490	$(8,000)

Financing Activities
Net Borrowings/(Repayments) on Short-Term Credit Facilities	(18,000)	11,500	(34,060)	32,332
Net Borrowings/(Repayments) on Revolver	—	(14,557)	1,990	(2,191)
Net Borrowings/(Repayments) on Fresh Start Revolver	—		—	30,059
Payments on notes and bonds	(6,974)		(753)	—
Other	25	10

Cash Provided/(Used) by Financing Activities	$(24,949)	$(3,047)	$(32,823)	$60,200

Cash and Cash Equivalents			—	—
Beginning of Period	22,523	44,246	20,107	25,000
Net Increase/(Decrease) in Cash and Cash Equivalents	21,723	(24,139)	4,892	(5,000)

End of Period	$44,246	$20,107	$25,000	$20,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Forecast	Forecast	Forecast	Forecast

FYE September 30	2005	2006	2007	2008

Operating Activities
Net Income/(Loss)	$19,011	$24,307	$29,921	$36,190
Cumulative Effect of Accounting Change
Depreciation and Amortization	8,677	9,028	9,442	9,920
Non Cash Asset Impairment/Restructuring Charges	—	—	—	—
(Gains) Losses on Sale of Securities	—	—	—	—
(Increase)/Decrease in Retained Interests	(8,997)	(6,032)	(8,502)	(3,574)
Reserve for Uncollectible Receivables	(600)	(600)	(600)	(600)
Other Receivables	3,033	3,008	1,023	584
Change in Inventory	(470)	5,743	(642)	(1,407)
Accounts Payable & Accrued Liabilities	15,116	7,765	7,547	8,453
Insurance Reserves and Unearned Premiums	—	—	—	—
Deferred Income Taxes	787	442	465	509
Other Assets	—	—	—	—
Other Long-Term Obligations	(344)	(348)	(351)	(355)

Cash Provided by Operations	$36,212	$43,312	$38,302	$49,721
Loans Originated	(72,037)	(76,293)	(80,809)	(85,893)
Principal receipts on loans/Sale of Loans	—	—	—	—
Sale of Loans	107,883	75,443	103,398	49,205
Purchase of Loans and Securities

Cash Provided/(Used) by Operating Activities	$72,057	$42,463	$60,891	$13,032

Investing Activities
Acquisition of Properties & Facilities	(10,000)	(12,000)	(14,000)	(16,000)
Other	—	—	—	—

Cash Provided/(Used) by Investing Activities	$(10,000)	$(12,000)	$(14,000)	$(16,000)

Financing Activities
Net Borrowings/(Repayments) on Short-Term Credit Facilities	(28,137)	548	(17,718)	28,502
Net Borrowings/(Repayments) on Revolver	—	—	—	—
Net Borrowings/(Repayments) on Fresh Start Revolver	(33,920)	(5,937)	—	—
Payments on notes and bonds	—	—	—	—
Other

Cash Provided/(Used) by Financing Activities	$(62,057)	$(5,389)	$(17,718)	$28,502

Cash and Cash Equivalents	—	—	—	—
Beginning of Period	20,000	20,000	45,074	74,247
Net Increase/(Decrease) in Cash and Cash Equivalents	(0)	25,074	29,173	25,534

End of Period	$20,000	$45,074	$74,247	$99,781

Schedule 6 — Consolidated Recovery

Enterprise Value	$350.0
Plus Cash Left Behind	96.7	(1)

Net Enterprise Value	$446.7

					Funded By Exit
Class		Balance	Recovery %	Recovery	Facility / Cash (5)	Treatment

Admin	Tranche A of DIP	$(9.8)	100.0%	$(9.8)	$(9.8)	Paid at Effective Date
Admin	Tranche B of DIP	(52.0)	100.0%	(52.0)		See Footnote (4)
Admin	DIP Fees / Exit Revolver	(11.5)	100.0%	(11.5)	(11.5)	Paid at Effective Date
Admin	Priority Taxes	(4.5)	100.0%	(4.5)	(4.5)	Paid at Effective Date
Admin	Reclamation Claims	(2.5)	100.0%	(2.5)	(2.5)	Paid at Effective Date
Admin	Professional Fees	(10.5)	100.0%	(10.5)	(10.5)	Paid at Effective Date

		(90.8)	100.0%	(90.8)	(38.8)
1	Priority Non-Tax (Warn) (2)	(7.4)	100.0%	(7.4)	(7.4)	Paid at Effective Date
2A	Secured Tax	—	100.0%	—
2B	1997 Bonds Secured	(0.9)	100.0%	(0.9)		Paid in Normal Course
2C	1998 Bonds Secured	(4.7)	100.0%	(4.7)		Paid in Normal Course
2D	Auto Secured	(0.1)	100.0%	(0.1)		Paid in Normal Course
2E	Carolina Secured	(0.8)	100.0%	(0.8)		Paid in Normal Course
2F	First American Secured	(0.1)	100.0%	(0.1)		Paid in Normal Course
2G	Foothill Secured	—	100.0%	—
2H	Pulaski Bonds Secured	—	100.0%	—
2I	Schmittauer Secured	—	100.0%	—
2J	Thomas Secured	(0.3)	100.0%	(0.3)		Paid in Normal Course
2K	US Bank Secured	(0.6)	100.0%	(0.6)		Paid in Normal Course
2L	Other Secured/Setoff	—	100.0%	—

		(7.5)	100.0%	(7.5)	—
3	Convenience	(20.0)	15.0%	(3.0)	(3.0)	Paid at Effective Date
4A	Senior Notes	(303.8)	50.3%	(152.9)		Converted to Equity
4B	Junior Notes	(2.7)	50.3%	(1.4)		Converted to Equity
4C	REMIC Guarantee (3)	(274.8)	50.3%	(138.3)		Converted to Equity
4D	Litigation	(35.0)	50.3%	(17.6)		Converted to Equity
4E	Other Unsecured	(55.3)	50.3%	(27.8)		Converted to Equity

		(671.6)	50.3%	(338.0)	(49.2)

	Total	$(797.4)		$(446.7)	$(49.2)	See Footnote (5)

     Note

(1)  Cash left behind is comprised of $49.7M of cash collateral for LC’s, $38.5M of collateral for Tranche B, & $8.5M of additional workers compensation collateral and customer cash deposits.

(2)  The estimated WARN Act claims of $7.4M are based upon the face value of the priority claims asserted in the class action adversary proceeding. The Debtors believe that the claim is significantly overstated, dispute certain of the allegations, assert certain affirmative defenses and intend to vigorously defend against the WARN Act claims.

(3)  For purposes of this consolidated recovery analysis, the REMIC Guarantee Claims have been estimated in the aggregate amount of $274.8 million, which is the principal amount owing on the B-Piece REMIC Certificates as of November 2002. The REMIC Guarantee Claims were filed in an aggregate amount in excess of $1.0 billion, which represents the aggregate principal and interest payable by applicable non-debtor REMIC Trusts to the holders of the B-Piece REMIC Certificates.

         The allowed amount of the REMIC Guarantee Claims will vary depending on various factors, including the extent of payments of principal and interest received by holders of B-Piece REMIC Certificates from the non-debtor REMIC Trusts, and the resolution by the Bankruptcy court of any objections to the allowance of the REMIC Guarantee Claims.

         Distributions to the beneficial holders of allowed REMIC Guarantee Claims will be made on a trust by trust basis in accordance with the allowed amount of the REMIC Guarantee Claims for that trust. Inasmuch as holders of allowed claims in Classes 4A, 4B, 4C, 4D and 4E are entitled to pro rata distributions from the Debtors, the estimated percentage recovery of each of these subclasses will have to be adjusted if the aggregate allowed amounts of the REMIC Guarantee Claims are greater than or less than the $274.8 million estimate used in this chart.

(4)  Tranche B DIP is excluded from the balance sheet since it is satisfied by collections received from mortgage holders, also excluded from the balance sheet.

(5)  Debtors are negotiating a $75.0 million exit facility which will be utilized to fund the $49.2 million of exit cash requirements. The balance of availability along with the $20.0 million of cash on hand will be available for working capital.

Miller Buckfire Lewis Ying & Co., LLC Valuation Statement

          The Debtors have been advised by MBLY with respect to the range of estimated reorganization value of the Reorganized Debtors. The midpoint of the total reorganization value range, which includes all of Oakwood’s operating businesses, was estimated by MBLY to be approximately $350 million as of September 30, 2003. The total reorganization value does not include the value of any excess cash distributable to claimholders, although the Company is currently not projected to possess excess cash. The midpoint of the reorganization common equity value range, which takes into account the estimated debt balances at the Effective Date, was estimated by the Company and MBLY to be approximately $330 million as of an assumed Effective Date of September 30, 2003. The foregoing reorganization equity value (ascribed as of the date of this Disclosure Statement) reflects, among other factors discussed below, current financial market conditions and the inherent uncertainty as to the achievement of the Projections.

          Based on the assumed reorganization common equity value set forth above, the midpoint value of the approximately 10 million shares of New Common Stock to be issued to the holders of Allowed Claims under the Plan is estimated to be approximately $33 per share. The foregoing valuations also reflect a number of assumptions, including a successful reorganization of the Debtors’ businesses and finances in a timely manner, the forecasts reflected in the Projections, the amount of available cash, market conditions and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

          In preparing the estimated reorganization equity value, MBLY: (a) reviewed certain historical financial information of Oakwood for recent years and interim periods; (b) reviewed certain internal financial and operating data of Oakwood; (c) met with certain members of senior management of Oakwood to discuss Oakwood’s operations and future prospects; (d) reviewed publicly available financial data and considered the market values of public companies that MBLY deemed generally comparable to the operating businesses of Oakwood; (e) reviewed the financial terms, to the extent publicly available, of certain acquisitions of companies that MBLY believes were comparable to the operating businesses of Oakwood; (f) considered certain economic and industry information relevant to Oakwood’s operating businesses; and (g) reviewed certain analyses prepared by other firms retained by the Debtors and conducted such other analyses as MBLY deemed appropriate. Although MBLY conducted a review and analysis of Oakwood’s businesses, operating assets and liabilities and business plans, MBLY assumed and relied on the accuracy and completeness of all (a) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (b) publicly available information. In addition, MBLY did not independently verify the assumptions underlying the Projections in connection with such valuation. No independent evaluations or appraisals of the Debtors’ assets were sought or were obtained in connection therewith.

          Estimates of reorganization equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were to be sold. The estimates of reorganization equity value prepared by MBLY assume that the Reorganized Debtors will continue as the owner and operator of their businesses and assets. Such estimates were developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of implied relative recoveries to creditors thereunder. Such estimates do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amounts set forth herein. Such estimates reflect computations of the estimated reorganization equity value of Oakwood through the application of various valuation

1

techniques, including, among others: (a) a comparable company analysis, in which MBLY analyzed the enterprise value of public companies that MBLY deemed generally comparable to the operating businesses of Oakwood as a multiple of revenues and of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and then applied multiples provided by such analysis to the projected revenues and EBITDA of Reorganized Oakwood; (b) a discounted cash flow analysis, in which MBLY, using a weighted average cost of capital, computed the present value of free cash flows and terminal value of Oakwood; and (c) a comparable acquisitions analysis, in which MBLY analyzed the financial terms of certain acquisitions of companies that MBLY believed were comparable to the operating businesses of Oakwood and then applied the EBITDA multiples provided by such analysis to the projected EBITDA of Reorganized Oakwood. An estimate of reorganization equity value is not entirely mathematical, but rather it involves complex considerations and judgments concerning various factors that could affect that value of an operating business. Moreover, the value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, none of Oakwood, MBLY or any other person assumes responsibility for their accuracy. Depending on the results of the Debtors’ operations or changes in the financial markets, MBLY’s valuation analysis as of the Effective Date may differ from that disclosed herein.

          In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holding of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors’ history in chapter 11, conditions affecting the Debtors’ competitors or the industry generally in which the Debtors participate or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by MBLY does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with MBLY’s valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock.

          Furthermore, in the event that the actual distributions to Claim holders differ from those assumed by the Debtors in their recovery analysis, the actual recoveries realized by holders of Claims could be significantly higher or lower than estimated by the Debtors.

2

EXHIBIT C

FINANCIAL ANALYSIS — LIQUIDATION

EXHIBIT C

FINANCIAL ANALYSIS - LIQUIDATION

INTRODUCTION	3
BASIS OF PRESENTATION	4
PRINCIPAL ASSUMPTIONS - ASSET RECOVERIES	5
RECOVERIES AND DISTRIBUTIONS	8

Introduction

Section 1129(a)(7)(A) of the Bankruptcy Code provides that the Bankruptcy Court shall not confirm a plan of reorganization as to creditors’ and equity interest holders who do not vote to accept the plan unless it will provide such creditors and equity holders at least the amount of value they would receive if the Debtor were liquidated in a hypothetical case under Chapter 7 of the Bankruptcy Code, commonly referred to as the “Best Interest of Creditors Test”.

The liquidation analysis (the “Analysis”) presents estimated amounts that would be paid to claimants and equity interest holders under a hypothetical Chapter 7 liquidation period. The assumptions and estimates utilized in this Analysis are considered reasonable by management of the Debtor and are described below.

Basis of Presentation

The Analysis has been prepared on a consolidated basis as of May 2003, reflecting value for both bankrupt and non-bankrupt entities. This Analysis does not take into account the effect of operating results subsequent to May 2003, or changes in assets and liabilities after such date except for specific adjustments made to reflect the sale of property, plant and equipment. The projected balances as of October 31, 2003 were assumed for the loans held for sale, the warehouse facility liability, and the DIP facility liability.

As part of the Company’s closing of sales centers and manufacturing facilities, as well as securing financing, the Company has obtained appraisals for inventory and most of its real estate. These values, adjusted based on actual sales experience, are described in the footnotes of this Analysis and form the basis of the realizable value for real property.

The wind down period for the Analysis is assumed to be six months. In an actual liquidation the period would vary thereby impacting recoveries to creditors. The Analysis is also based upon assumptions with regard to management decisions that may be subject to change in an actual liquidation of the Company. Accordingly, there can be no assurance that the values reflected in this Analysis would be realized if the Debtor were, in fact, to undergo such liquidation.

Furthermore, it should be noted that the potential for significant contingent and other claims, litigation, additional rejection costs, and the final determination of the allowed claims could substantially impact both the timing and amount of the distribution of the asset proceeds to the claim holders.

This Analysis is believed to reflect all relevant information known to management as of the date of this Disclosure Statement. The Debtor is not aware of any events subsequent to such date that would materially affect this Analysis. There can be no assurance that the assumptions underlying this Analysis would be made or accepted by the Bankruptcy Court in an actual Chapter 7 proceeding. Additionally, no recovery or related litigation costs attributed to any preference or fraudulent transfer recoveries are assumed.

The liquidation values contained herein have been prepared solely for the purposes of estimating the proceeds available in a hypothetical Chapter 7 liquidation. Nothing contained in these valuation assumptions is intended to be or constitutes a concession or admission of the Debtor for any other purpose nor is it intended to bind any other party.

Principal Assumptions – Asset Recoveries

The following notes describe the significant assumptions that were applied to individual assets within the broader asset categories. These asset categories and the corresponding estimated recoveries are reflected in Table I of the Recoveries and Distributions section of this report.

•	Cash (Restricted and Unrestricted)

Cash and Cash Equivalents are comprised of operating cash, investments and securities, and other restricted cash.

•	The realization on this asset category reflects offsets of restricted cash resulting in a realization of 57%.

•	Operating cash and cash held in investment and securities accounts, approximating $24M, are assumed to be unrestricted in nature and are considered 100% recoverable in this Analysis.

•	Restricted Cash at May 30, 2003 of $89M is comprised of cash held that is restricted in nature and includes customer deposits, cash collateralizing letters of credit, trade deposits and customer payments. While the $41M of cash collateralizing the letters of credit for workers’ compensation claims is assumed to have a recovery rate of 100%, the related workers’ compensation claims are included at 100% in the administrative claims section of this Analysis. The balance of the restricted cash is assumed to have a 0% recovery rate and is assumed to offset at 100% each of the related liabilities.

•	Accounts Receivable

The majority of Accounts Receivable is comprised of trade receivables due from floorplan lenders with repurchase obligations and other third party lending institutions with the balance of the receivables consisting primarily of miscellaneous vendor, dealer and employee receivables.

•	It is assumed that under a liquidation scenario the Debtor would not exist to service the housing and therefore it is assumed that dealers and lenders will not close on all deals in process, necessitating alternate sources of financing. This results in an assumed recovery rate of 75% on non-floorplan lender receivables of $18M.

•	The trade receivables due from one of the main floorplan lenders of $5M are assumed to offset the repurchase obligations that are part of the general unsecured claimant class.

•	The balance of the receivables have assumed recovery rates between 0%-10% based on either the nature of the receivable or the assumption that they offset related general unsecured claims.

•	These assumptions result in an average recovery rate of 47% under a liquidation scenario.

•	Loans and Related Assets The Loan Related Assets are comprised of the Loans Held for Sale, Deferred Mortgage Fees, and Interest Receivable.

•	It is assumed that the projected Loans Held for Sale of $56.6M that support the warehouse borrowings are sold or securitized to satisfy the warehouse obligation at the projected date of October 31, 2003. Since the petition date, the Debtor has completed one sales transaction and is in the process of completing a second to sell loans in the warehouse with differing prices. For purposes of this Analysis, it is assumed in liquidation that the Debtor

•	Loans and Related Assets (continued)

would realize 87.7% of the projected loan balance based on current transactions under consideration.

•	It is also assumed that the related Deferred Mortgage Fees, a contra-asset of $1.7M, and the interest receivable, of $1.2M, on the warehouse loans have an assumed recovery value of 100%.

•	These assumptions result in an average recovery of 88% under a liquidation scenario.

•	Loan Servicing Assets

The Loan and Loan Servicing Assets are comprised primarily of the Deferred Servicing Asset, Advance Receivables, and Retained REMIC Interest.

•	The value of the Deferred Servicing Asset of $42.2M is based on the discounted cash flows of each servicing portfolio assuming a discount rate of 20%, servicing cost of 63 basis points. The short-term receivable for the A/R REMIC (service fee income) is the current portion of the Deferred Servicing Asset that is due upon the next distribution date and is considered liquid with a recovery of 100%.

•	The Advance Receivables include receivables for Corporate Advances, Repossession Expenses, Escrow, and Principal and Interest (“P&I”). o The Corporate Advances are primarily comprised of servicer payments of an obligor’s principal, tax or interest payment, with respect to a loan extension, recoverable either from the obligor’s payments during the extension period, from the related REMIC pool, or from subsequent collections on the related asset. The Repossession Expenses include servicer payments for repossession, rehabilitation and resale costs, recoverable from subsequent collections on the related asset. The Escrow Advances are primarily comprised of servicer payments to cover forceplaced insurance. The recovery rate on each of these assets, excluding the P&I Advance receivable, assumes the estimated values attributed to each asset in the Borrowing Base calculation.

•	The P&I Advances are comprised of servicer payments of a defaulting obligor’s monthly principal and interest payment that are recoverable, depending upon the deal, from the related REMIC pool, or from subsequent collections on the related manufactured home. The P&I Advances are pledged against the servicer advance facility and are reflected with a recovery rate of 0% as 100% of the net asset value offsets the servicer advance liability with the balance of the advances that did not qualify for the facility valued at an assumed recovery rate of 0% as well.

•	The value of the Regular and Residual Retained REMIC interests is based on the discounted cash flows of each portfolio assuming a discount rate of 20% and 30%, respectively.

•	The balance of the Loan Servicing Assets assumes management’s historical loss and collection experience.

•	These assumptions result in an average recovery rate of 79% under a liquidation scenario.

•	Inventory

Inventory is comprised primarily of raw materials, work in process, and mobile homes.

•	Raw Materials and Supplies are valued based on an analysis by category as of May 2003 and management’s experience with an assumed recovery rate of 40% in this Analysis.

•	Inventory (continued)

•	Work-in-Process less than 90% complete has an assumed recovery rate of 10% to account for any scrap value with the balance valued at the same rate as New Homes.

•	The New Home inventory recovery rate of 60% assumes the average of the recovery rate experienced by the Debtor and rates obtained in an independent Hilco valuation.

•	Used Home inventory has an assumed recovery of 100% of book value based on management experience.

•	These assumptions result in an average recovery rate of 59% under a liquidation scenario.

•	Real Property

The Debtor is currently in the process of selling a number of its plants and retail sales centers. The Debtors’ recent sales experience and appraisals were used in this Analysis to estimate the recovery on Real Property in a liquidation scenario.

•	Those properties that have recently been sold are not included in the estimated recovery value in this Analysis. This sale process has taken approximately six months with sales realizing approximately 140% of quick sale value on average.

•	To the extent an offer has been accepted on a property, that bid value was used as the estimated liquidation value. This resulted in an overall 62% recovery of listed properties.

•	Given this decline in recovery for slower moving property, the listed properties without a current bid have an assumed recovery rate of 40%.

•	This Analysis assumes that the overall sale experience continues for the balance of Debtors’ properties in a liquidation and therefore an average of 100% of the quick sale value for the properties that are not currently listed for sale is assumed.

•	These assumptions result in an average recovery rate of 33% under a liquidation scenario.

•	Equipment

The Debtor has assumed that all equipment, excluding one airplane, would have a recovery rate of 5% based on management’s experience in selling equipment or scrap value. After including net recovery value from the sale of the airplane, the average recovery rate is 6%.

•	Prepaid Expenses

Prepaids and Deposits are assumed to either have no value in a liquidation scenario or are offset at 100% of the related general unsecured claims.

•	Other Assets

Other Assets, which are comprised primarily of investments in joint ventures, deferred tax asset, and deferred bond issuance charges, were valued based on the nature of the asset and management’s expected recovery under a liquidation scenario. The average assumed recovery rate for the assets in this category is 7%.

•	Wind-down Costs

The proceeds from a Chapter 7 liquidation that would be available to the claim holders would be reduced by the administrative costs incurred during the wind-down of operations and the sale of assets. These costs include professional and trustee fees, real estate commissions, salaries, severance, retention and possible Warn Act wages, occupancy and other wind-down costs. These costs were only estimated for the six-month liquidation period. If the sale of assets exceeds this period, actual administrative costs may be in excess of the estimate included in this Analysis.

Recoveries and Distributions

The following tables highlight the estimated asset recoveries by asset category and the estimated distributions available to each class of claim. To the extent that proceeds remain after satisfaction of all secured claims and administrative expenses, the following analyses assume the application of the rule of absolute priority for distribution with respect to the remaining sale proceeds of the Debtor.

Table I. Assets Available for Distribution

	Adjusted Balance	Estimated Recovery	Estimated Liquidation
	as of May 2003	Rate After Offsets	Value

LIQUIDATED ASSETS
Cash (Restricted & Unrestricted)	$113,125	57%	$65,036
Accounts Receivable	29,392	47%	13,687
Loans and Related Assets	56,080	88%	49,119
Loan Servicing Assets	157,438	79%	123,738
Inventory	127,196	59%	74,467
Real Property	91,070	33%	29,758
Equipment	34,946	6%	2,212
Prepaid Expenses	14,936	0%	—
Other Assets	29,733	7%	2,047

Total Assets Available for Distribution	$653,917	55%	$360,064

Administrative Costs - Wind-down			62,681

Total Assets Available for Distribution After Administrative Costs for Wind-down			$297,383

The recovery distribution analysis by class of claims is shown on the following page.

Table II. Creditor Recovery Analysis

CREDITOR RECOVERY

	Estimated Allowed		Liquidation		Estimated Allowed		Restructured Company
	Claims - Liquidation		Estimated Recovery		Claims - Restructed		Estimated Recovery

Assets/Values Available for Distribution			$297,383				$446,700
Administrative Claims
Non-Winddown Administrative Claims	$146,022	(1)			$24,277	(10)
Non-Debtor Administrative Claims	23,398	(2)			51,536	(11)
Repurchase Obligations, Net	20,189	(3)			—
Post Petition Professional Fees	10,500				10,500
Priority Tax	4,500				4,500

Total Administrative Claims	204,610		204,610	100%	90,813		90,813	100%
Class 1 Debt - Priority Non-Tax
Prepetition WARN Act Claims	7,400	(4)	7,400	100%	7,400		7,400	100%
Class 2 Debt - Secured Debt
Secured Debt	7,515	(5)	7,515	100%	7,515		7,515	100%
Class 3 Debt - Convenience Class
Convenience Class	20,000	(6)	2,265	11%	20,000		3,000	15%
Class 4 Debt - Non-Priority Unsecured
Notes Payable	306,538				306,538
Repurchase Obligations, Net	1,000	(3)			1,000	(3)
REMIC Guarantee	274,764	(7)			274,764
Litigation	35,000	(8)			35,000
Other General Unsecured	50,068	(9)			54,330

Total Non-Priority Unsecured Claims	667,370		75,593	11%	671,632		337,972	50%

Total Claims Recovered	$906,895		$297,383		$797,360		$446,700

Creditor Recovery Analysis Notes:

(1)  Non-Wind down Administrative Claims under the liquidation scenario are primarily comprised of $105.7M in post-petition accounts payable and accrued liabilities, $9.8M related to the DIP facility, $27.1M in Tarheel workers’ compensation claims that are administrative in nature, $2.5M in estimated reclamation claims, and $6.3M of DIP facility fees. The administrative claims are reduced by $5.4M in restricted cash held against customer deposit claims in the liquidation scenario that offsets at 100% the related liability.

(2)  Non-Debtor Administrative Claims are comprised primarily of the servicer advance facility of $51.5M and the warehouse facility of $20.5M that relate to the core assets being liquidated. Under a liquidation scenario, the Non-Debtor Liabilities are reduced by asset offsets. The advance facility liabilities totaling $52.6M are assumed to be offset at 100% by restricted cash and the net P&I advance receivable.

(3) A total of $58.2M in repurchase obligations held by the floorplan lenders is offset by $5.3M in trade receivables, $3.7M in restricted cash, $4.0M Textron deposit and $24M in floorplanned inventory sales. An assumed recovery rate of 50% of the floorplanned inventory cost of $48M, is assumed.

Creditor Recovery Analysis Notes: (Continued)

Of the $21.2M in adjusted repurchase obligations, $1M in estimated pre-petition floorplan rejection claims would be considered a general unsecured claim and the balance of the claims at $20.2M would be considered an administrative claim under the liquidation scenario.

(4)  The estimated WARN Act claims of $7.4M are based upon the face value of the priority claims asserted in the class action adversary proceeding. The Debtors believe that the claim is significantly overstated, dispute certain of the allegations, assert certain affirmative defenses and intend to vigorously defend against the WARN Act claims.

(5)  Secured Debt is comprised of $5.6M in IRB’s and $1.9M in various secured debt including Auto, Carolina, Thomas, First American and US Bank.

(6)  Under both scenarios, $20M of unsecured claims has been reclassified to the convenience class. The planned recovery rate under the going concern scenario for this class of claims is 15%.

(7)  For purposes of this consolidated recovery analysis, the REMIC Guarantee claims have been estimated in the aggregate amount of $274.8M, which is the principal amount owing on the B-Piece REMIC Certificates as of November 2002. The REMIC Guarantee Claims were filed in an aggregate amount in excess of $1B, which represents the aggregate principal and interest payable by the applicable non-debtor REMIC Trusts to the holders of the B-Piece REMIC Certificates. The chart showing the aggregate amount of each of the individual REMIC Guarantee Claims is found in Section III, 6 of the Disclosure Statement.

       The allowed amount of REMIC Guarantee Claims will vary depending on various factors, including the extent of payments of principal and interest received by holders of B-Piece REMIC Certificates from the non-debtor REMIC Trusts, and the resolution of the Bankruptcy Court of any objections to the allowance of the REMIC Guarantee Claims.

       Distributions to the beneficial holders of allowed REMIC Guarantee Claims will be made on a trust basis in accordance with the allowed amount of the REMIC Guarantee Claim for that trust. Inasmuch as holders of the allowed claims in Classes 4A, 4B, 4C, 4D, and 4E are entitled to pro rata distributions from the Debtors, the estimated percentage recovery of each of these subclasses will have to be adjusted if the aggregate allowed amounts of the REMIC Guarantee Claims are greater than or less than the $274.8M estimate used in this chart.

(8)  A total of 1,733 litigation claims have been received for over $300M, excluding cross case duplicates. For purposes of this analysis, $35M in claims has been assumed.

(9)  Other General Unsecured claims of $54.3M includes $12M in estimated lease rejection claims and $500K of unsecured WARN Act claims. Under a liquidation scenario the balance is offset by $7.2M of receivables, prepaids, and other assets and includes $3M of additional estimated lease rejection claims. No claim for Wachovia cash management services is estimated in the above claims.

(10)  The Non-Wind down Administrative claims under the going concern scenario are comprised of $9.8M related to the DIP facility, $11.5M in DIP facility fees and $2.5M in reclamation claims.

(11)  The Non-Debtor Administrative claims under the going concern scenario are comprised solely of the servicer advance facility, or Tranche B of the DIP facility.

(12)  The analysis was prepared on a consolidated basis and the intercompany claims are not assumed to be receiving recoveries. Additionally, no value was assigned to the interest holders.